Exhibit 4.2

Execution Version

CREDIT FACILITY AGREEMENT

PROVIDING FOR A

SUPER SENIOR SECURED REVOLVING CREDIT FACILITY OF UP TO
US$25,000,000

by and among

TIDEWATER INC.,

as Borrower,

THE BANKS AND FINANCIAL INSTITUTIONS

IDENTIFIED ON SCHEDULE 1,

as Lenders,

THE SWAP BANKS PARTY HERETO,

DNB BANK ASA, NEW YORK BRANCH,
as Facility Agent,

NORDIC TRUSTEE AS,

as Security Trustee

and

DNB MARKETS, INC.,

as Bookrunner and Mandated Lead Arranger,

as of November 16, 2021

7.	PAYMENTS		52
	7.1	Place of Payments, No Set Off	52
	7.2	Tax Credits	54
	7.3	Computations; Banking Day	54
	7.4	Defaulting Lenders	54
8.	EVENTS OF DEFAULT		55
	8.1	Events of Default	55
	8.2	Application of Moneys	57
9.	COVENANTS		58
	9.1	Affirmative Covenants	58
	9.2	Negative Covenants	63
	9.3	Financial Covenants and Equity Cure	65
10.	ASSIGNMENT		66
11.	ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.		67
	11.1	Illegality	67
	11.2	Increased Costs	67
	11.3	Market disruption	68
	11.4	Notification of market disruption	68
	11.5	Alternative rate of interest during market disruption	68
	11.6	Lender's Certificate Conclusive	68
	11.7	Compensation for Losses	68
	11.8	FATCA	68
12.	CURRENCY INDEMNITY		71
	12.1	Currency Conversion	71
	12.2	Change in Exchange Rate	71
	12.3	Additional Debt Due	72
	12.4	Rate of Exchange	72
13.	FEES AND EXPENSES		72
	13.1	Fees	72
	13.2	Expenses	72
14.	THE FACILITY AGENT AND SECURITY TRUSTEE		72
	14.1	Appointment of Facility Agent	73
	14.2	Appointment of Security Trustee	73
	14.3	Distribution of Payments	73
	14.4	Holder of Interest in Note	73
	14.5	No Duty to Examine, Etc.	73

	14.6	Facility Agent and Security Trustee as Lender or Swap Bank	73
	14.7	Acts of the Facility Agent and Security Trustee	74
	14.8	Certain Amendments	74
	14.9	Assumption re Event of Default	75
	14.10	Limitations of Liability	75
	14.11	Indemnification of the Facility Agent and Security Trustee	75
	14.12	Consultation with Counsel	76
	14.13	Resignation	76
	14.14	Representations of Lenders	76
	14.15	Notification of Event of Default	76
	14.16	Erroneous Payments	76
	14.17	Intercreditor Agreement	77
15.	APPLICABLE LAW, JURISDICTION AND WAIVER		77
	15.1	Applicable Law	77
	15.2	Jurisdiction	78
	15.3	WAIVER OF JURY TRIAL	78
16.	NOTICES AND DEMANDS		79
17.	MISCELLANEOUS		79
	17.1	Time of Essence	79
	17.2	Unenforceable, etc., Provisions–Effect	79
	17.3	References	80
	17.4	Further Assurances	80
	17.5	Prior Agreements, Merger	80
	17.6	Entire Agreement; Amendments	80
	17.7	Facility Agent to Maintain Register	80
	17.8	Assumption re Event of Default	80
	17.9	Indemnification	81
	17.10	USA Patriot Act Notice; OFAC and Bank Secrecy Act	81
	17.11	Headings	81
	17.12	WAIVER OF IMMUNITY	82
	17.13	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	82
	17.14	Publication	82
	17.15	Confidentiality	82

EXHIBITS

A	Form of Note
B	Form of Compliance Certificate
C	Form of Drawdown Notice
D-1	Form of U.S. Mortgage
D-2	Form of Vanuatu Mortgage
D-3	Form of Isle of Man Mortgage and Deed of Covenants
D-4	Form of Mexican Mortgage
E	Form of Charter Assignment
F	Form of Insurances Assignment
G	Form of Guaranty
H	Form of Guarantor Share Pledge
I	Form of Disposal Account Pledge
J	Form of Assignment and Assumption Agreement
K	Form of Restricted Non-US Group Share Pledge
L	Form of Intra-Group Debt Assignment

SCHEDULES
1	Lenders and Commitments
2	Guarantors
3	Initial Vessels and Vessel Owners

CREDIT FACILITY AGREEMENT

THIS CREDIT FACILITY AGREEMENT is made as of the 16th day of November, 2021, by and among (1) Tidewater Inc., a corporation incorporated and existing under the laws of the State of Delaware, with its principal offices at 6002 Rogerdale Road, Suite 600 Houston, Texas 77072, as borrower (the “Borrower”), (2) the banks and financial institutions listed on Schedule 1, as lenders (the “Original Lenders” and together with any bank or financial institution which becomes a Lender pursuant to Section 10 hereof, the “Lenders”), (3) DNB Bank ASA, New York Branch (“DNB”), as facility agent for the Lenders (in such capacity, the “Facility Agent”), (4) Nordic Trustee AS, as security trustee for the Creditors (in such capacity, the “Security Trustee”), (5) DNB Markets, Inc., as bookrunner (in such capacity, the “Bookrunner”) and as mandated lead arranger (in such capacity, the “Mandated Lead Arranger”), and (6) the Swap Banks party hereto.

WITNESSETH THAT:

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders have agreed to make available to the Borrower a super senior secured revolving credit facility in the aggregate principal amount of up to Twenty-Five Million Dollars (US$25,000,000.00) for general corporate and working capital purposes:

NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto agree as follows:

1.           DEFINITIONS.

1.1    Specific Definitions. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

“ABR”

means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) LIBOR for a one-month term in effect on such day plus 1.00%, and (d) 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or LIBOR, respectively;

“ABR Advance”	mean an Advance that bears interest based on the ABR;

“Account Bank”	means DNB or such other bank agreed to from time to time between the Facility Agent and the Borrower;

“Acquired Debt”

means with respect to any specified Person, (a) Financial Indebtedness of any other person existing at the time it is merged with or into or became a Subsidiary of such specified person; or (b) Financial Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that, in each case, such Financial Indebtedness was not incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Subsidiary of such Person, or such encumbered asset being acquired by such Person;

“Additional Security”	shall have the meaning ascribed thereto in Section 9.1(v);

“Additional Vessel(s)”

means any Vessels acquired by a Restricted US Group Company, or belonging to a U.S. entity acquired by a Restricted US Group Company, in either case by using proceeds from a Permitted Disposal, including (as the case may be) in combination with cash from the balance sheet;

“Advance”	means any amount advanced to the Borrower with respect to the Facility as a LIBOR Advance or an ABR Advance or (as the context may require) the amount for the time being outstanding;

“Affected Financial Institution”	means (a) any EEA Financial Institution or (b) any UK Financial Institution;

“Affiliate(s)”

means, with respect to a specified Person, another Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

“Agreement”	means this Credit Facility Agreement, as modified, supplemented, amended or restated from time to time;

“Annex VI”	means Annex VI to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) entitled Regulations for the Prevention of Air Pollution from Ships;

“Applicable Rate”	means any rate of interest applicable to the Facility from time to time pursuant to Section 6.1;

“Approved Broker”	means Clarksons, Fearnleys, Dufour, Laskay & Strouse, Inc. – DLS Marine Survey And Appraisal, VesselsValue and any other broker approved by the Facility Agent;

“Approved Jurisdiction”	means any state in the United States of America, Cayman Islands, Marshall Islands, Norway, United Kingdom or any other jurisdiction reasonably acceptable to the Facility Agent;

“Assignment and Assumption Agreement(s)”	means the Assignment and Assumption Agreement(s) executed pursuant to Section 10 substantially in the form set out in Exhibit J;

“Assignments”	means the Insurances Assignments and the Charter Assignments;

“Availability Period”	means the period beginning on the Closing Date through and including the Final Availability Date;

“Bail-In Action”	means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution;

“Bail-In Legislation”	means:

(a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule;

(b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings); and

(c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Banking Day(s)”	means day(s) on which banks are open for the transaction of business in Oslo, Norway, Houston, Texas and New York, New York;

“Benchmark”	shall have the meaning ascribed thereto in Section 6.4(g);

“Bond Terms”	means the bond terms dated November 15, 2021 for 8.5% senior secured USD 200,000,000 bonds with maturity date of November 15, 2026 by, among others, the Borrower, as issuer, and the Bond Trustee;

“Bond Trustee”	means Nordic Trustee AS in its capacity as bond trustee for and on behalf of the holders of the Bonds;

“Bonds”	means the 8.5% senior secured USD 200,000,000 bonds of the Borrower issued pursuant to the Bond Terms;

“Bookrunner”	shall have the meaning ascribed thereto in the preamble;

“Borrower”	shall have the meaning ascribed thereto in the preamble;

“Carbon Intensity and Climate Alignment Certificate”	means a certificate from a Recognized Organization relating to a Security Vessel and a calendar year setting out:

(a) the average efficiency ratio of that Security Vessel for all voyages performed by it over that calendar year using ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI in respect of that calendar year; and

(b) the climate alignment of that Security Vessel for such calendar year,

in each case as calculated in accordance with the Poseidon Principles;

“Cash Equivalents”	means, as of any date of determination, with respect to the Borrower and its Subsidiaries taken together, all "cash equivalents" as defined under GAAP;

“Change of Control”	means if:

(a) any Person or group of Persons acting in concert gains Decisive Influence over the Borrower; or

(b) the ordinary shares of the Borrower are delisted from the New York Stock Exchange without simultaneously being listed on another internationally recognised stock exchange.

“Charter”	means any charter contract or other contract of employment in respect of a Security Vessel;

“Charter Assignment”

means, in relation to each Security Vessel, an assignment of the rights of each Vessel Owner under any Charter having a firm duration of minimum 12 months (provided that an assignment is permitted pursuant to the terms of the Charter and applicable law including, for the avoidance of doubt, local cabotage requirements (it being understood that each Vessel Owner shall use reasonable efforts to agree a Charter that allows assignment), to be executed by the applicable Vessel Owner in favor of the Security Trustee substantially the form of Exhibit E, or any other form approved by the Facility Agent;

“Classification Society”

means a member of the International Association of Classification Societies with whom a Security Vessel is entered and who conducts periodic physical surveys and/or inspections of such Security Vessel;

“Closing Date”	means the day and year first written above;

“Code”	means the Internal Revenue Code of 1986, as amended;

“Collateral”

means all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the Creditors have been or were intended to have been granted a security interest pursuant to a Security Document;

“Commitment”	means in relation to a Lender, the portion of the Facility set out opposite its name in Schedule 1 or, as the case may be, in any relevant Assignment and Assumption Agreement;

“Compliance Certificate”

means a certificate certifying the compliance by the Borrower with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the Borrower to the Facility Agent from time to time pursuant to Section 9.1(d) in the form set out in Exhibit B or in such other form as the Facility Agent may agree;

“Consent and Agreement”	means a consent and agreement executed by each Guarantor in substantially the form attached hereto;

“Consolidated Cash”	means, for the Borrower and its Subsidiaries, for any Relevant Period, the sum of all cash on hand and Cash Equivalents as of the last day of such Relevant Period;

“Consolidated Net Income”	means, for any period, for the Group on a consolidated basis, net income (excluding extraordinary items), all as determined in accordance with GAAP, provided that:

(i) net income shall be calculated without giving effect to the cumulative effect of a change in accounting principle;

(ii) net income of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of Distributions paid in cash during the calculation period to the Borrower or any Subsidiary thereof; and

(iii) net losses of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the value of any contributions to capital (in cash or in the form of other assets) made to such Person by the Borrower or a Subsidiary thereof;

“Creditor(s)”	means each of the Bookrunner, the Mandated Lead Arranger, the Facility Agent, the Security Trustee, the Swap Banks and the Lenders or any one of them;

"Decisive Influence"	means a Person having, as a result of an agreement or through the ownership of shares or interests in another Person (directly or indirectly):

	a)	a majority of the voting rights in that other Person; or

	b)	a right to elect or remove a majority of the members of the board of directors of that other Person;

“Default”	means any event that would, with the giving of notice or passage of time, or both, constitute an Event of Default;

“Default Rate”	shall have the meaning ascribed thereto in Section 6.2;

“Defaulting Lender”

means any Lender that (a) has failed to (i) fund all or any portion of its Advances within two (2) Banking Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Facility Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Facility Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Banking Days of the date when due, (b) has notified the Borrower or the Facility Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund an Advance hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Banking Days after written request by the Facility Agent or the Borrower to confirm in writing to the Facility Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Facility Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything herein to the contrary, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Facility Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender;

“Disposal”	means a disposal by way of a sale or any other disposition;

“Disposal Account”	means a blocked account in the name of the Borrower with an Account Bank designated as the “Disposal Account”;

“Disposal Account Pledge”	means a pledge of the Disposal Account executed by the Borrower in favor of the Security Trustee substantially the form of Exhibit I, or any other form approved by the Facility Agent;

“Distribution”

means, in respect of the relevant entity, (a) any declaration, making or payment of any dividend or other distribution on or in respect of any of its Equity Interests, (b) any redemption, repurchase, defeasance, retirement or repayment of its share capital and (c) any prepayment or repayment of any Subordinated Loan or any payment of any interest, fee, charge or premium accrued in respect thereof (other than through adding such amounts to the principal amount);

“DOC”	means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and the sign “$”

means the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Facility Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

“Drawdown Date”

means the date, being a Banking Day, upon which the Borrower has requested that an Advance be made available to the Borrower, and such Advance is made available, as provided in Section 3; provided, however, that no Drawdown Date shall occur after the expiry of the Availability Period;

“Drawdown Notice”	shall have the meaning ascribed thereto in Section 3.3;

“EBITDA”	means, for any Relevant Period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income:

	(i)	plus, without duplication the following to the extent deducted in calculating such Consolidated Net Income:

		(a)	any interest expense as determined in accordance with GAAP;

		(b)	any non-cash charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Financial Indebtedness prior to its stated maturity;

		(c)	the provision for direct and indirect Federal, state, local and foreign income tax expense of the Borrower or any Subsidiary thereof (including, for the avoidance of doubt, withholding tax expense on any bareboat charter to an unconsolidated joint venture), net of any Federal, state, local and foreign income tax credits;

		(d)	depreciation and amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and non-cash equity based compensation expense (or any revaluation of compensation paid in equity), including expensing of stock options and other equity compensation grants;

		(e)	net non-cash losses realized on the disposition of property of any Group Company;

		(f)	unrealized losses resulting from mark to market accounting for hedging activities and related derivatives (if any), including, without limitation those resulting from the application of FASB ASC 815;

		(g)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP;

		(h)	impairment and other non-cash items other than write downs of current assets of the Borrower or any Group Company for such period;

	(i)	other extraordinary, unusual or non-recurring expenses of the Borrower or any Subsidiary thereof reducing such Consolidated Net Income, but limited to 10% of EBITDA in such Relevant Period;

	(j)	any fees, costs and expenses incurred in connection with the negotiation and execution of the Loan Documents and the documents related to the Bonds;

	(k)	fees, expenses, or restructuring charges (including, without limitation, professional fees, severance costs, retention bonuses and management and operational transition fees and expenses), related to a (i) reduction in force or (ii) business acquisition or a business disposition, whether effected by merger, consolidation, asset sale, share acquisition or otherwise (including, for the avoidance of doubt, any disposition, or acquisition from a Person that is not a manufacturer thereof, of one or more Vessels in a single transaction or series of related transactions);

(ii)	minus, without duplication the following to the extent included in calculating such Consolidated Net Income:

	(a)	any interest income as determined in accordance with GAAP;

	(b)	any reversal of any depreciation and amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and any appreciation of any asset;

	(c)	Federal, state, local and foreign income tax credits;

	(d)	net non-cash gains realized on the disposition of property of any Group Company;

	(e)	unrealized non-cash gains resulting from foreign currency balance sheet adjustments required by GAAP;

	(f)	unrealized gains resulting from mark to market accounting for hedging activities, including, without limitation, those resulting from the application of FASB ASC 815;

	(g)	reversal of any impairment for such period; and

	(h)	other extraordinary, unusual or non-recurring income of the Borrower or any Subsidiary thereof increasing such Consolidated Net Income, but limited to 10% of EBITDA in such Relevant Period;

“EEA Financial Institution”

means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”	means any of the member states of the European Union, Iceland, Liechtenstein, and Norway;

“EEA Resolution Authority”

means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

“Environmental Affiliate(s)”	means any Person, the liability of which for Environmental Claims any of the Obligors or a Subsidiary of any of the Obligors may have assumed by contract or operation of law;

“Environmental Approval(s)”	shall have the meaning ascribed thereto in Section 2.1(q);

“Environmental Claim(s)”	shall have the meaning ascribed thereto in Section 2.1(q);

“Environmental Law(s)”	shall have the meaning ascribed thereto in Section 2.1(q);

“Equity”	means Total Assets less Total Liabilities;

“Equity Interest”

means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest;

“Equity Ratio”	means Equity over Total Assets;

“ERISA”	means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute and any regulation promulgated thereunder;

“ERISA Affiliate”

means a trade or business (whether or not incorporated) that, together with any Obligor or any of their Subsidiaries, would be deemed a single employer under Section 414 of the Code or a member of a “controlled group” under Section 4001 of ERISA, and shall in all events for purposes of this Agreement include the Guarantors;

“ERISA Funding Event”

means (i) any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iii)  the failure by the Borrower or any of its Subsidiaries or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code); (v) the incurrence by the Borrower or any of its Subsidiaries or any ERISA Affiliate of, or the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Plan or Multiemployer Plan from the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of, any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vi) a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or in endangered status within the meaning of Section 432 of the Code or Section 305 of ERISA;

“ERISA Termination Event”

means (i) a “reportable event”, as such term is defined in Section 4043 of ERISA (other than a “reportable event” for which the 30-day notice requirement to the PBGC has been waived) with respect to any Plan or Multiemployer Plan, (ii) the imposition of any lien under Section 430(k) of the Code or any other lien in favor of the PBGC or any Plan or Multiemployer Plan on any asset of the Borrower or any of its Subsidiaries or any ERISA Affiliate; (iii) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (iv) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice that a Multiemployer Plan is in critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (v) the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA or the termination or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (vi) the incurrence by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; or (vii) the occurrence of any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

“EU Bail-In Legislation Schedule”	means the document described as such and published by the Loan Market Association (or any successor Person) from time to time;

“Event(s) of Default”	means any of the events set out in Section 8.1;

“Excluded Taxes”

means any of the following Taxes imposed on or with respect to a Creditor or required to be withheld or deducted from a payment to a Creditor, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes in each case, (i) imposed as a result of such Creditor being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a loan, Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such loan, Advance or Commitment or (ii) such Lender changes its lending office, (c) Taxes attributable to such Creditor’s failure to comply with Section 7.1(c) and (d) any U.S. federal withholding Taxes imposed under FATCA, including any FATCA Withholding;

“Existing Senior Notes”	means the senior secured notes with ISIN US88642RAA77, outstanding principal amount of approximately USD 135 million and maturity date on August 1, 2022;

“Facility”

means the super senior revolving credit facility in an amount of Twenty-Five Million Dollars ($25,000,000), to be made available by the Lenders to the Borrower in multiple Advances pursuant to Section 3 hereof;

“Facility Agent”	shall have the meaning ascribed thereto in the preamble;

“Fair Market Value”

means the fair market value of the Security Vessel(s) determined as the arithmetic mean of independent valuations of the Security Vessel(s) obtained from two Approved Brokers selected by the Borrower; provided, however, that if valuations obtained from a single Approved Broker indicate an aggregate fair market value of the Security Vessel(s) in excess of $150,000,000, then only the valuations obtained from such Approved Broker will be required for purposes of determining the fair market value at such time. Such valuations shall be made on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and willing buyer, on an "as is where is" basis, free of any existing charters or other contracts for employment. The cost of such determination shall be for the account of the Borrower except as otherwise set forth in Section 9.1(e). No valuation shall be dated more than sixty (60) days prior to the date on which such appraisal is required pursuant to Section 9.1(e);

“FASB ASC 815”	means Financial Accounting Standards Board Accounting Standards Codification Topic 815, Derivatives and Hedging.

“FASB ASC 842”	means Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

“FATCA”

means (a) Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof , (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code and (c) any applicable treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an applicable intergovernmental agreement between the U.S. and any other jurisdiction which (in either case) facilitates the implementation of the preceding clauses (a) through (b);

“FATCA Exempt Party”	means a party to this Agreement or any Security Document that is not subject to FATCA and therefore is entitled to receive payments free from any FATCA Withholding;

“FATCA Non-Exempt Lender”	means any Lender who is not a FATCA Exempt Party;

“FATCA Withholding”	means a deduction or withholding from any payment made pursuant to this Agreement or any Security Document required by or under FATCA;

“FCPA”	means the Foreign Corrupt Practices Act of 1977, as amended;

“Federal Funds Rate”

means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Banking Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Fee Letter”

means any letter or letters between any of the Creditors (or any of its Affiliates) and any Obligor setting out any of the fees payable by such Obligor in connection with the loan facility contemplated by this Agreement;

“Finance Lease Obligations”

means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be recorded on the balance sheet as a liability in accordance with GAAP, provided that amounts required to be recorded as liabilities, with respect to operating leases on the balance sheet in accordance with FASB ASC 842 shall not constitute “Finance Lease Obligations”;

“Financial Covenants”	mean the financial covenants set forth in Section 9.3(a);

“Financial Indebtedness”	means any indebtedness in respect of:

	(a)	moneys borrowed and debit balances at banks or other financial institutions;

	(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

	(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, including the Bonds;

	(d)	the amount of any liability in respect of any Finance Lease Obligations;

	(e)	receivables sold or discounted (other than any receivables to the extent they are disposed of in a true sale provided that the requirements for true sale treatment under GAAP are met);

	(f)	any derivative transaction entered into and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount shall be taken into account);

	(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of a Person which is not a Group Company which liability would fall within one of the other paragraphs of this definition;

	(h)	any amount raised by the issue of redeemable Equity Interests which are redeemable (other than at the option of the Borrower) before the maturity date of the Bonds or are otherwise classified as borrowings under GAAP;

	(i)	any amount of any liability under an advance or deferred purchase agreement, if (a) the primary reason behind entering into the agreement is to raise finance and such agreement does not pertain to ordinary course of business trade payables due within less than 180 days after the date of supply, or (b) the agreement is in respect of the supply of assets or services and payment is due more than 180 calendar days after the date of supply;

	(j)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of indebtedness for borrowed money (but excluding (for the avoidance of doubt) any accruals with respect to operating leases to the extent required to be recorded as liabilities in accordance with ASC 842) or otherwise being classified as a indebtedness for borrowed money under GAAP; and

	(k)	without double counting, the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j);

“Financial Support”	means any loans of money, guarantees, Liens securing obligations of another person or other financial assistance (whether actual or contingent).

“Final Availability Date”	means the date that is one (1) month prior to the Final Payment Date;

“Final Payment Date”

means the earlier of (a) the date that is five (5) years from the Closing Date and (b) the final maturity date of the Bonds (provided that if any such date is not a Banking Day, the Final Payment Date shall be the Banking Day immediately preceding such date);

“Foreign Plan”

means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is excluded from coverage under ERISA by Section 4(b)(4) thereof and is maintained or contributed to by the Borrower, each Guarantor or any of their Subsidiaries or for which the Borrower, each Guarantor or any of their Subsidiaries has any liability;

“Foreign Termination Event”	means the occurrence of an event with respect to the funding or maintenance of a Foreign Plan, that could reasonably be expected to result in an impairment of the Collateral;

“Foreign Underfunding”

means the excess, if any, of the accrued benefit obligations of a Foreign Plan (based on those assumptions used to fund that Foreign Plan or, if that Foreign Plan is unfunded, based on those assumptions used for financial accounting statement purposes or, if accrued benefit obligations are not calculated for financial accounting purposes, based on such reasonable assumptions as may be approved by the Borrower’s independent auditors for these purposes) over the assets of such Foreign Plan;

“Free Liquidity”

means the balance of the freely available and unrestricted Consolidated Cash of the relevant Group Companies as defined in accordance with GAAP including undrawn and available amounts under the Facility (provided the remaining duration of the Facility is no less than six (6) calendar months), in each case for as long as there is no Lien over that Consolidated Cash except for any Permitted Liens constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements

“GAAP”	shall have the meaning ascribed thereto in Section 1.3;

“GOLP”	means GulfMark Oceans, L.P., an exempted limited partnership registered under the laws of the Cayman Islands;

“Governmental Authority”

means any nation or government, any state or other political subdivision thereof and any agency, authority, commission, board, bureau or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Group” or “Group Company(ies)”	means the Borrower and its Subsidiaries from time to time;

“Guarantor(s)”	means each of the Restricted US Group Companies listed on Schedule 2 and each other Restricted US Group Company from time to time;

“Guarantor Share Pledge”	means a pledge of all of the Equity Interests of each Guarantor in favor of the Security Trustee, in substantially the form of Exhibit H, or any other form approved by the Facility Agent;

“Guaranty(ies)”

means the unconditional and irrevocable on-demand guarantee to be executed by the Guarantors in favor of the Security Trustee pursuant to Section 4.1(d), substantially in the form set out in Exhibit G, or any other form approved by the Facility Agent;

“IAPPC”	means a valid international air pollution prevention certificate for a Vessel issued under Annex VI;

“Incurrence Test”	for purposes of any Distribution, the Incurrence Test is met if:

(a) the Free Liquidity of the Group is minimum USD 75,000,000;

(b) the Net Leverage Ratio of the Group is less than 3.00 to 1.00; and

(c) no Event of Default is continuing or would result from the Distribution;

“Indemnified Taxes”

means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement, the Note and the Security Documents and (b) to the extent not otherwise described in (a), Other Taxes;

“Indemnitee”	shall have the meaning ascribed thereto in Section 17.9;

“Information”

means all information received from the Obligors relating to any of them or any of their and their Affiliates’ respective businesses that was not otherwise available to the Facility Agent or any Lender on a non-confidential basis prior to such disclosure by the Obligors; provided, that, in the case of information received from the Obligors after the Closing Date, such information is clearly identified at the time of delivery as confidential;

“Initial Vessels”	means those certain Vessels listed on Schedule 3;

“Insolvent”	means, with respect to any Person, that such Person:

(a) is unable or admits inability to pay its debts as they fall due;

(b) suspends making payments on any of its debts generally; or

(c) is otherwise considered insolvent or bankrupt within the meaning of the relevant bankruptcy legislation of the jurisdiction which can be regarded as its centre of main interest as such term is understood pursuant to Regulation (EU) 2015/848 on insolvency proceedings (as amended from time to time);

“Insurances Assignment”

mean the assignments by each Vessel Owner, each Vessel Manager incorporated in the U.S. and each Vessel Charterer incorporated in the U.S. of the Mandatory Insurances in respect of a Security Vessel in favor of the Security Trustee, substantially in the form set out in Exhibit F, or any other form approved by the Facility Agent;

“Intercreditor Agreement"

means the intercreditor agreement dated on or around the date of this Agreement and entered into between, among others, the Borrower, the Guarantors, the Facility Agent, the Security Trustee, the Bond Trustee, the Original Lenders and the Mandated Lead Arranger;

“Interest Payment Date”	means, in relation to an Advance, each date on which interest is required to be paid on such Advance pursuant to Section 6.3;

“Interest Period”

means (a) each one (1), three (3) or six (6) month period commencing on the relevant Drawdown Date and ending on the same day in the first, third or sixth calendar month thereafter, as applicable, or (b) in the Lenders’ discretion, such other period(s) as may be agreed; provided, however, (i) in each case, that each such Interest Period (if such Interest Period is a whole number of months) which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month and (ii) that if no Benchmark is quoted or available for any Interest Period, the Borrower shall not request, and the Lenders need not fund, such Interest Period;

“Interest Rate Agreement(s)”

means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, or other similar agreement or arrangement entered into with the Swap Banks;

“Intra-Group Debt”	means any loans made between any of the Restricted Group Companies;

“Intra-Group Debt Assignment”

means an assignment over all claims from Obligor against any Restricted Group Company executed by such Obligor in favor of the Security Trustee substantially the form of Exhibit L, or any other form approved by the Facility Agent;

“Inventory of Hazardous Materials”	shall have the meaning ascribed thereto in Resolution MEPC.269(68) of the International Maritime Organization;

“Investment”

means (i) any capital contribution to any Person, (ii) any purchase of any stock, bonds, notes, debentures, other securities or assets constituting a business unit of any Person, (iii) the advancing of any loan, or (iv) any other investment in any Person;

“ISM Code”

means the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code”

means the International Ship and Port Facility Code adopted by the International Maritime Organization at a conference in December 2002, and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC”	means the International Ship Security Certificate issued pursuant to the ISPS Code;

“Lenders”	shall have the meaning ascribed thereto in the preamble;

“LIBOR”

means the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for the relevant Interest Period at or about 11:00 A.M. (London time) on the second London Banking Day before the first day of such period as displayed on the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London Interbank rates of major banks for Dollars (the Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the ICE Benchmark Administration (or any other Person which takes over the administration of that rate) for the purpose of displaying London Interbank offered rates for Dollar deposits), provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the arithmetic mean (rounded upward to four (4) decimal places) of the rates respectively quoted by the Lenders to the Facility Agent at the request of the Facility Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 A.M. (London time) on the second Banking Day before the first day of such period (it being understood and agreed by the Borrower that in the event LIBOR is less than zero, it shall be deemed zero); provided, further, that if the Facility Agent (after consultation with the Lenders) determines that the Lenders are not able to borrow Dollars from leading banks in the London Interbank Market in the ordinary course of business at published rates, LIBOR shall be a rate from time to time determined by the Facility Agent by reference to the cost of funds to the Lenders from such other sources as the Facility Agent (after consultation with the Lenders) may from time to time determine;

“LIBOR Advance”	mean an Advance that bears interest based on LIBOR;

“Lien”

means any mortgage, charge, deed of trust, pledge, lien, security assignment or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect;

“Loan Document(s)”

means this Agreement, the Note, the Security Documents, the Intercreditor Agreement, any Interest Rate Agreements, any Fee Letter and any other document designated as such by the Facility Agent and the Borrower;

“Majority Lenders”

means the Lenders, at the time of determination, holding an aggregate of more than Fifty-One Percent (51.0%) of the Commitments and the Facility then outstanding; provided that, if any Lender (or Affiliate of a Lender) is a Defaulting Lender, its Commitments shall not be included in the calculation of “Majority Lenders”;

“Mandated Lead Arranger”	shall have the meaning ascribed thereto in the preamble;

“Mandatory Costs”

means in relation to the Advance or an unpaid sum the rate per annum notified by any Lender to the Facility Agent to be the cost to that Lender of compliance with the requirements of the Financial Conduct Authority (UK) and/or the Prudential Regulation Authority (UK) or, in any case, any similar institution which replaces all or any of their functions whose requirements such Lender complies with;

“Mandatory Insurances”	means the insurances to be taken out in respect of each Vessel owned by a Restricted Group Company, including:

	(a)	Hull and Machinery, and Hull Interest and Freight Interest with:

(i) in respect of Hull and Machinery only, the agreed value of each Vessel equal to or higher than 80 percent of the market value of that Vessel; and

(ii) in aggregate for all Vessels owned by a Restricted Group Company, the aggregate, agreed value under the Hull and Machinery, Hull Interest and Freight Interest, equal to or higher than 100 percent of the sum of the Outstanding Bond Amount (as defined in the Bond Terms) and the amount of the Facility at any time,

	(b)	Protection & Indemnity (including a maximum club cover for oil pollution liability, presently USD 1,000,000,000),

	(c)	Risk (including terrorism, piracy, hijacking and confiscation) as per industry standards; and

	(d)	any additional insurances required under law or any charter contract.

“Margin”	means a rate per annum equal to four percent (4%);

“Margin Stock”	means "margin stock" or "margin securities" as defined in Regulation T, Regulation U and Regulation X;

“Material Adverse Effect”

means a material adverse effect on (a) the ability of the Borrower to repay the Facility, or any part thereof, (b) the Obligors' ability (taken as a whole) to perform and comply with their obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents;

“Materials of Environmental Concern”	shall have the meaning ascribed thereto in Section 2.1(q);

“Mortgage”

means the first preferred or first priority ship mortgage (including a deed of covenants collateral thereto, if applicable) on a Security Vessel, executed by Borrower in favor of the Security Trustee, substantially in the form set out in Exhibit D-1, D-2, D-3 or D-4, as the case may be, or such other first preferred or first priority ship mortgage (including a deed of covenants collateral thereto, if applicable) given in compliance with such other jurisdiction as all Lenders may approve;

“MTSA”	means the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;

“Multiemployer Plan”

means, at any time, a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liability or obligation to contribute or has within any of the six preceding plan years had any liability or obligation to contribute;

“Net Interest Bearing Debt”	means at the relevant time, the aggregate amount of all obligations of the Group Companies, determined on a consolidated basis, for or in respect of interest bearing Financial Indebtedness but:

	(i)	excluding any such obligations to any other Group Company;

	(ii)	excluding any such obligations in respect of any Subordinated Loan;

	(iii)	excluding any Bonds held by the Borrower;

	(iv)	excluding any indebtedness in respect of any derivative transaction;

	(v)	excluding any redeemable Equity Interests which falls due (other than at the option of the Borrower) after the maturity date of the Bonds;

	(vi)	including, in the case of any Finance Lease Obligations, their capitalized value; and

	(vii)	deducting the aggregate amount of Consolidated Cash (which, except which is subject to a Lien in favor of the Creditors or any Permitted Liens constituted by a netting or set-off arrangement entered into by a Group Company in the ordinary course of its banking arrangements, is unencumbered and freely and immediately available to be converted to such cash and applied in redemption or repayment of Financial Indebtedness), and so that no amount shall be included or excluded more than once;

“Net Leverage Ratio”	means, as of any date of determination, Net Interest Bearing Debt for as of the last day of the Relevant Period, divided by EBITDA for the four fiscal quarters then most recently ended;

“Obligor(s)”	means each of the Borrower and the Guarantors;

“OFAC”	shall have the meaning ascribed thereto in Section 17.10;

“Operator”	means, in respect of a Security Vessel, the Person who is concerned with the operation thereof and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Original Lenders”	shall have the meaning ascribed thereto in the preamble;

“Other Connection Taxes”

means with respect to any Creditor, Taxes imposed as a result of a present or former connection between such Creditor and the jurisdiction imposing such Tax (other than connections arising from such Creditor having executed, delivered, become a party to, performed its obligations under received payments under received or perfected a security interest under engaged in any other transaction pursuant to or enforced this Agreement and the other Loan Documents, or sold or assigned an interest in any loan or this Agreement and the other Loan Documents);

“Other Taxes”

means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement and the other Loan Documents except any such Taxes that are Other Connection Taxes;

“PBGC”	means the Pension Benefit Guaranty Corporation or any successor entity thereto;

“Permitted Disposal”	means a Disposal:

	(a)	(i) of a Security Vessel or an entity (directly or indirectly) owning a Security Vessel to another Restricted US Group Company or (ii) of a Vessel other than a Security Vessel or an entity (directly or indirectly) owning a Vessel other than a Security Vessel, if such sale or disposal is made to another Restricted Group Company;

	(b)	to a joint venture in which a Restricted Group Company holds Equity Interests, provided that (i) any Security Vessel transferred to a joint venture shall remain subject to the related Security Vessel’s Mortgage, and (ii) any subsequent disposition of such Security Vessel or the Equity Interests in the joint venture shall be treated as a Disposal;

	(c)	of a Vessel other than a Security Vessel or an entity (directly or indirectly) owning a Vessel other than a Security Vessel, for net cash proceeds not exceeding USD 10,000,000 per year, from the Issue Date and on each anniversary thereafter (with any unused amounts carried forward); or

	(d)	where the net cash proceeds from such Disposal is paid directly into the Disposal Account,

in each case, provided that no Event of Default arises as a result of such disposal and the Borrower receiving satisfactory evidence that there will be no claims against any Restricted Group Company following completion of the disposal other than claims for breaches of representations and warranties that, in all material respects, are customarily provided by the seller in an agreement for the sale of (i) a Vessel similar in function and class to the relevant vessel or (ii) a Vessel owner in the business of operating Vessels for oil and gas exploration and production platforms;

“Permitted Distribution”	means:

	(a)	any Distribution made by the Borrower at any time after the date occurring 24 months after the Issue Date, provided that:

(i) the Incurrence Test is satisfied if tested pro forma for the making of such Distribution; and

(ii) the amount of such Distribution (when aggregated with the amount of any other Distribution made by it during the same financial year) does not exceed an amount equal to 50% of the Group's Consolidated Net Income for the then most recently ended four quarter period for which financial reports are available;

	(b)	any Distribution by a Group Company (other than the Borrower) to the holders of its common Equity Interests on a pro rata basis;

	(c)	repurchases or redemptions of Equity Interests or warrants (a) upon the cashless exercise of stock options settled through the issuance of new Equity Interests, (b) in satisfaction of customary indemnification and purchase price adjustment obligations owed by the Borrower or any Subsidiary thereof under business acquisition arrangements in which Equity Interests of Borrower were issued as consideration for such acquisition, or (c) out of the net cash proceeds received by the Group from a substantially concurrent (but prior) sale of Equity Interests in the Borrower made (in whole or in part) for such purpose; and

	(d)	any Distributions (i) in respect of any management equity plan, stock option plan or any other management or employee benefit plan, agreement, or trust, or (ii) for any other purpose (whether or not related to any of the foregoing), provided that the aggregate amount for Distributions pursuant to clauses (i) and (ii) shall not exceed $5,000,000 per financial year;

“Permitted Financial Indebtedness”	means any Financial Indebtedness:

	(a)	incurred under the Loan Documents;

	(b)	incurred under (i) the Bond Terms subject to the Intercreditor Agreement or (ii) pursuant to daylight overdraft and similar facilities the balance of which is extinguished within two business days following the incurrence of Financial Indebtedness thereunder;

	(c)	incurred by a Group Company other than a Restricted Group Company as Purchase Money Indebtedness for the purpose of financing fixed assets (including property, plant and equipment), including vessels, or a business, division or person, from a third party, provided (i) that such Financial Indebtedness shall be limited to 70 percent of the sum of (A) the purchase price of the asset or business acquired plus (B) the Acquired Debt in respect of such asset or business, and (ii) that after giving pro forma effect to such Purchase Money Indebtedness, the Borrower would be in compliance with all Financial Covenants, or any refinancing thereof provided that there is no increase of principal amount in connection with such refinancing other than accrued and unpaid interest, costs and expenses incurred in connection therewith;

	(d)	incurred by a Group Company other than a Restricted Group Company for the purpose of financing the acquisition of Vessels under construction or newly constructed Vessels or equipment, which financing is provided by any institutional lender, financial institution, government agency or instrumentality, shipyard or leasing company, or any refinancing thereof provided that there is no increase of principal amount in connection with such refinancing other than accrued and unpaid interest, costs and expenses incurred in connection therewith;

	(e)	incurred by Troms Offshore Supply AS or any of its Subsidiaries up to a maximum amount of USD 50,000,000;

(f)	up until the Issue Date (as defined under the Bond Terms), incurred under the Existing Senior Notes and the Troms Offshore Debt;

(g)	incurred under any Subordinated Loan, or (ii) guarantees constituting Permitted Financial Support;

(h)	incurred under (i) any Intra-Group Debt (ii) any Financial Indebtedness owed by a Group Company other than a Restricted Group Company to another Group Company which is not a Restricted Group Company, (iii) any Financial Indebtedness owed to Borrower by any Group Company, and (iv) any Financial Indebtedness owed by Borrower to any Group Company;

(i)	incurred under any existing and future importation-, bid-, payment-, surety- (other than in respect of indebtedness for borrowed money) and performance bonds, newbuilding or other guarantees and letters of credit related to the operation or employment of the Vessels owned by a Group Company in the ordinary course of business;

(j)	incurred by the Borrower under any unsecured bonds, public offering or private placement of notes, bank credit facility (for term or revolving loans), letter of credit facility, bankers' acceptance facility, commercial paper, or any other financing regardless of form, including any combination of any of the foregoing, provided by any institutional lender, financial institution, shipyard, vessel owner or leasing company with maturity after the Maturity Date (as defined in the Bond Terms);

(k)	arising under any derivative transaction or other hedging in the ordinary course of business of the Group and for non-speculative purposes;

(l)	incurred in respect of any liabilities for pensions, deferred employee compensation or Tax, or in connection with the financing of insurance premiums, in each case incurred in the ordinary course of business;

	(m)	arising as a result of a contemplated refinancing of the Bonds in full provided that (i) a call notice has been served on the Bonds (in full) and (ii) the proceeds of such debt issuance are held in escrow until full repayment of the Bonds; and

	(n)	incurred by a Group Company other than a Restricted Group Company pursuant to sale and leaseback arrangements or financing from the U.S. Department of Agriculture, provided that the Financial Indebtedness arising therefrom does not exceed USD 75,000,000 in aggregate; and

	(o)	not permitted by the preceding paragraphs and with an aggregate outstanding amount which does not exceed USD 10,000,000 (or its equivalent in other currencies) at the time of which such Financial Indebtedness is incurred.

The maximum amount of Financial Indebtedness that any Group Company may incur or maintain pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Financial Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

“Permitted Financial Support”	means any Financial Support:

	(a)	granted under the Loan Documents;

	(b)	granted pursuant to the Bond Terms, subject to the Intercreditor Agreement;

	(c)	granted by Troms Offshore Supply AS, any of its Subsidiaries or by the Borrower in respect of Financial Indebtedness incurred in accordance with paragraph (e) of the definition of "Permitted Financial Indebtedness";

	(d)	granted by a Group Company not being a Restricted Group Company in respect of Financial Indebtedness incurred in accordance with paragraph (c) and (d), of the definition of "Permitted Financial Indebtedness";

	(e)	granted by the Borrower in respect of Financial Indebtedness incurred in accordance with paragraph (c) of the definition of "Permitted Financial Indebtedness" provided in each case that such Financial Support shall be limited to 50 percent of the sum of (i) the purchase price of the asset or business acquired plus (ii) the Acquired Debt in respect of such asset or business;

	(f)	granted by the Borrower in respect of Financial Indebtedness incurred in accordance with paragraph (d) of the definition of "Permitted Financial Indebtedness";

	(g)	incurred under (i) any Intra-Group Debt and (ii) any Financial Indebtedness owed by a Group Company other than a Restricted Group Company to another Group Company which is not a Restricted Group Company;

	(h)	up until the Issue Date (as defined under the Bond Terms), granted in respect of the Existing Senior Notes and the Troms Offshore Debt;

	(i)	loans by (i) the Borrower to a Group Company and (ii) any Group Company to the Borrower;

	(j)	for the benefit of third parties in the ordinary course of trading or guarantees by the Borrower for liabilities of any Group Company which liabilities are not Financial Indebtedness;

	(k)	granted by the Borrower in respect of any Financial Indebtedness incurred by a Group Company in accordance with paragraph (n) of the definition of "Permitted Financial Indebtedness";

	(l)	guarantees by Borrower of customary indemnification and purchase price adjustment obligations owed by any Group Company under business acquisition arrangements;

	(m)	granted in accordance with the requirements under the Vessel Management Agreements; and

	(n)	constituting loans up to USD 20,000,000 in aggregate outstanding at any time.

“Permitted Liens”	means any Lien:

	(a)	created under the Loan Documents;

	(b)	granted in respect of the Bonds, subject to the Intercreditor Agreement;

	(c)	granted by Troms Offshore Supply AS or any of its Subsidiaries in respect of Financial Indebtedness incurred in accordance with paragraph (e) of the definition of "Permitted Financial Indebtedness";

	(d)	granted by a Group Company not being a Restricted Group Company in respect of Financial Indebtedness incurred in accordance with paragraph (c) and (d), of the definition of "Permitted Financial Indebtedness";

(e)	arising by operation of law or in the ordinary course of trading;

(f)	granted over Equity Interests in Subsidiaries that are not Restricted Group Companies;

(g)	as cash or Cash Equivalents in respect of Financial Indebtedness incurred under paragraph (i) or (k) of the definition of "Permitted Financial Indebtedness";

(h)	up until the first Drawdown Date, granted in respect of the Existing Senior Notes and the Troms Offshore Debt;

(i)	for Taxes, assessments, government charges or claims not yet due and payable or which are being contested in good faith by appropriate proceedings and if a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP, shall have been made therefor;

(j)	easements, rights-of-way, licenses, covenants, reservations, precautionary financing statement filings in connection with operating leases, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower or any other Restricted Group Company incurred in the ordinary course of business;

(k)	any netting or set-off arrangement arising in the ordinary course of banking arrangements (including, for the avoidance of doubt, consolidated cash management arrangements) for the purposes of netting debit and credit balances between Group Companies;

(l)	any rental deposits or other Liens in respect of any lease agreement including in relation to real property entered into by a Group Company in the ordinary course of business and on normal commercial terms;

(m)	any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of business;

(n)	arising from a true sale of accounts and Liens resulting from U.S. Uniform Commercial Code precautionary filings with respect to leases that are not Finance Lease Obligations;

(o)	Liens over its Equity Interests in any joint venture, partnership or similar venture (whether or not incorporated) to secure such indebtedness of that joint venture, partnership or similar venture in favour of a participant or participants therein (including any financier or supplier to that joint venture, partnership or similar venture) (excluding Equity Interests which are required to be pledged as Collateral hereunder);

(p)	Liens over Vessels (not being owned by a Restricted Group Company) encumbered as contemplated in paragraph (n) of the definition of "Permitted Financial Indebtedness", or in any refinancing thereof; and

(q)	Liens not otherwise permitted by the preceding paragraphs securing indebtedness the outstanding amount of which does not exceed USD 10,000,000 (on an aggregate level for the Group) at the time of which such Lien is created;

“Permitted Successor”

means, in respect of any of GOLP and TMII: (a) the surviving entity following a merger between the two, and (b) any reincorporation or re-formation of any of them in another jurisdiction approved by the Facility Agent, in each case provided that the Restricted Non-US Group Share Pledge shall remain over the surviving entity, or reincorporation or re-formation, as the case may be;

“Person”

means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

“Piracy Event”

means in the event of an expropriation or an act of piracy constituting loss of possession or control of a Vessel owned by a Restricted Group Company (to the extent not a Total Loss Event) and in the case of an act of piracy, provided always that such act of piracy event shall have continued as loss of possession or control for a period of more than 210 calendar days;

“Plan”

means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which the Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

“Prime Rate”

means the greater of: (a) rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Facility Agent) or any similar release by the Federal Reserve Board (as determined by the Facility Agent) and (b) 0%. Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective;

“Poseidon Principles”

means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time;

“Purchase Money Indebtedness”

of a Person means any Financial Indebtedness represented by Finance Lease Obligations, mortgage or construction financings, purchase money obligations or Acquired Debt, in each case incurred for the purpose of financing all or any part of the purchase price, acquisition cost or cost of construction or improvement or property, plant or equipment used in the business of such Person and acquired, constructed or improved after the Issue Date (as defined under the Bond Terms), including, for the avoidance of doubt, Financial Indebtedness incurred to finance the purchase of a business unit, division or person, whether effected by asset purchase agreement or purchase of Equity Interests;

“Quarter Date”	means each March 31, June 30, September 30 and December 31 and any calendar year;

“Recognized Organization”

means an organisation representing the state of that Security Vessel’s flag jurisdiction and, for the purposes of Section 9.1(u), duly authorised to determine whether a Vessel Owner has complied with regulation 22A of Annex VI;

“Register”	shall have the meaning ascribed thereto in Section 17.7;

“Regulation T”	means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Regulation U”	means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Regulation X”	means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Reinvestment”

means financing (in whole or in part) of (a) the acquisition by a Restricted Group Company of Vessels or entities owning Vessel(s) from a third party which is not a Group Company, or (b) capital expenditures for upgrade or improvement of the Vessels owned by the Restricted Group Companies;

“Related Party”	means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates;

“Relevant Period”	means each period of four financial quarters ending on the preceding Quarter Date;

“Relevant Person”	means the (a) the Obligors and each of their Subsidiaries, and (b) each of their directors, officers and employees;

“Resolution Authority”	means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority;

“Restricted Group Company”	means any Obligor and each Restricted Non-US Group Company;

“Restricted Non-US Group Company”	means each of :

(a) GOLP;

(b) TMII; and

(c) each of their Subsidiaries from time to time;

but excluding any Unrestricted Non-US Group Company;

“Restricted Non-US Group Share Pledge”	a pledge over 66% of the Equity Interests in each of GOLP and TMII (or their Permitted Successors), in substantially the form of Exhibit K, or any other form approved by the Facility Agent;

“Restricted Party”	means a Person that is:

(a) listed on any Sanctions List or targeted by Sanctions (whether designated by name or by reason of being included in a class of Person); or

(b) located in or incorporated under the laws of any country or territory that is the target of comprehensive, country- or territory-wide Sanctions; or

(c) directly or indirectly owned or controlled by, or acting on behalf, at the direction or for the benefit of, a Person referred to in (a) and/or (to the extent relevant under Sanctions) (b) above;

“Restricted US Group Company”	means each Subsidiary of the Borrower incorporated in the U.S. from time to time, but excluding:

(a) any direct or indirect Subsidiary of a Group Company not incorporated in the US, including (without limitation) Tidewater Mexico Holding, L.L.C., Tidewater Marine International Dutch Holdings, L.L.C., Pan Marine International Dutch Holdings, L.L.C., GulfMark Resources, L.L.C., GulfMark Shipping L.L.C.; and

(b) any Unrestricted US Group Company;

“Sanctions”	means any applicable (to any Relevant Person and/or Creditor as the context provides) laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes;

“Sanctions Authority”

means the Norwegian State, the United Nations, the European Union, the Member States of the European Union, the United Kingdom, United States of America, and any of their respective legislative, executive, enforcement and/or regulatory authorities or bodies acting in connection with Sanctions;

“Sanctions List”

means (a) the lists of Sanctions designations and/or targets maintained by any Sanctions Authority and/or (b) any other Sanctions designation or target listed and/or adopted by a Sanctions Authority, in all cases, as amended, supplemented or replaced from time to time;

“Secured Obligations”

means all present and future liabilities and obligations, both actual and contingent, at any time due, owing or incurred by any Group Company to any of the Creditors under the Loan Documents and to the Bond Trustee in connection with the Bonds;

“Security Document(s)”

means the Guaranties, the Mortgages, the Assignments, Guarantor Share Pledges, the Restricted Non-US Group Share Pledges, the Disposal Account Pledge, the Intra-Group Debt Assignment and any other documents that may be executed as security for the Facility and the Borrower’s obligations in connection therewith;

“Security Trustee”	shall have the meaning ascribed thereto in the preamble;

“Security Vessel(s)”	means the Initial Vessels and any Additional Vessels;

“Similar Law”	means any law, regulation, rule, policy or order substantially similar to ERISA and/or Section 4975 of the Code;

“SMC”	means the safety management certificate issued in respect of the Security Vessels in accordance with rule 13 of the ISM code;

“Statement of Compliance”	means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI;

“Subordinated Loan(s)”

means any existing or future loan provided to the Borrower and provided such loans are fully subordinated to the Secured Obligations, and provided that no cash interest payment or repayment of principal shall occur prior to the maturity date of the Bonds other than by way of a Permitted Distribution or conversion to equity;

“Subsidiary(ies)”	means an entity over which another entity has Decisive Influence;

“Swap Bank”	means DNB, any of its Affiliates or any other financial institution acceptable to the Borrower and the Bookrunner;

“Tax Dividend Payments”

means dividends paid out in order to enable the direct and indirect owners of the Borrower to meet their respective tax liabilities in connection with the direct and indirect ownership of the Borrower;

“Taxes”

means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever;

“TMII”	means Tidewater Marine International, Inc., an exempted company incorporated in the Cayman Islands;

“Total Assets”	means the book value on a consolidated basis of all assets of the Group according to GAAP;

“Total Liabilities”	means the aggregate amount of the consolidated total liabilities of the Group, calculated in accordance with GAAP;

“Total Loss Event”	means an event of an actual or constructive total loss of a Vessel owned by a Restricted Group Company;

“Troms Offshore Debt”

means the Financial Indebtedness under the term loan facility agreement originally dated May 25, 2012, as most recently amended and restated on December 11, 2020, and made between, among others, Troms Offshore Supply AS, as borrower, the Borrower and its wholly owned Subsidiaries incorporated in the U.S. as guarantors and DNB, as agent;

“Unrestricted Non-US Group Company”	means each of:

(a) Troms Offshore Supply AS and its Subsidiaries; and

(b) any newly formed or newly acquired Subsidiaries of:

(i) the Borrower, which are not incorporated in the U.S.; and

(ii) a Group Company not incorporated in the U.S. (including, for the avoidance of doubt, any of GOLP and TMII),

in the case of (i) and (ii), which the Borrower has designated by written notice to the Facility Agent as an "Unrestricted Non-US Group Company" and which the Borrower has not subsequently redesignated by written notice to the Facility Agent as a "Restricted Non-US Group Company" (it being understood that such redesignation may only occur if it does not result in a breach of any provision of any Loan Document);

“Unrestricted US Group Company”

means any newly formed or newly acquired Subsidiary of the Borrower, incorporated in the U.S., which the Borrower has designated by written notice to the Facility Agent as an "Unrestricted US Group Company" and which the Borrower has not subsequently redesignated by written notice to the Facility Agent as a "Restricted US Group Company" (it being understood that such redesignation may only occur if it does not result in a breach of any provision of any Loan Document);

“United States” and “U.S.”	means the United States of America;

“US Person”	means any Person that is a “United States person” as defined in Code Section 7701(a)(30);

“Vessel”	means any offshore support vessel;

“Vessel Charterer”	means each bareboat charterer of a Security Vessel from time to time, being as of the Closing Date the entities set out in Schedule 3;

“Vessel Charterer’s Undertaking”

means an undertaking from each Vessel Charterer within the Group, subordinating its claims against any Vessel Owner or Security Vessel which its charters to the Facility and the Secured Obligations, in form and substance satisfactory to the Facility Agent;

“Vessel Management Agreements”

means any commercial, crewing and/or technical management agreements for the Security Vessels (as amended from time to time) entered into between each of the Vessel Owners and the respective Vessel Manager;

“Vessel Manager”	means each technical manager and each commercial manager of a Security Vessel from time to time;

“Vessel Manager’s Undertaking”

means an undertaking from each Vessel Manager within the Group, subordinating its claims for fees under any Vessel Management Agreement to the Facility and the Secured Obligations, in form and substance satisfactory to the Facility Agent;

“Vessel Owner(s)”	means a Guarantor that is an owner of one or more Security Vessels from time to time, being at the date of this Agreement the entities set out in Schedule 3;

“Write-down and Conversion Powers”	means:

	(a)	with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule;

	(b)	with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

	(c)	in relation to any other applicable Bail-In Legislation not addressed in clauses (a) and (b) above, (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.

1.2    Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Note or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement and the other Loan Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Note or any Security Document); references to any matter that is “approved” or requires “approval” of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3    Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Facility Agent under this Agreement shall be prepared, in accordance with generally accepted accounting principles, practices and standards for the United States of America (“GAAP”) as from time to time in effect.

1.4    Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of any of the Obligors in this Agreement is qualified by reference to those which are not reasonably expected to result in a “Material Adverse Effect” or language of similar import, no inference shall be drawn therefrom that the Creditors have knowledge or approve of any noncompliance by the Obligors with any governmental rule.

1.5    Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates “substantially in the form” of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 17.6 of this Agreement, as the case may be, or the correlative provisions of the Security Documents.

2.           REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties. In order to induce the Creditors to enter into this Agreement and to induce the Lenders to make the Facility available to the Borrower, each of the Obligors represents and warrants, as to itself, to the Creditors on the Closing Date, on each date that the Borrower submits a Drawdown Notice and on the first day of each Interest Period (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Facility hereunder until the termination date of the Facility) that:

(a)    Due Organization and Power. each Obligor is duly established or formed and is validly existing in good standing under the laws of its jurisdiction of formation to the extent such concept is recognized under the laws of its jurisdiction of formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement and the other Loan Documents;

(b)    Authorization and Consents. all necessary corporate, limited liability company or similar action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each of the Obligors to enter into and perform its respective obligations under this Agreement and the other Loan Documents and to borrow, service and repay the Facility and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Facility or any part thereof;

(c)    Binding Obligations. this Agreement, the Note and the other Loan Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each of the Obligors and are enforceable thereagainst in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

(d)    No Violation. the execution and delivery of, and the performance of the provisions of, this Agreement and the other Loan Documents by each of the Obligors do not violate any applicable law or regulation existing at the date hereof material to the conduct of the Obligors’ business or any material contractual restriction binding on the Obligors or the certificate of formation or limited liability company operating agreement (or equivalent instruments) thereof, and that the proceeds of the Facility shall be used by the Borrower exclusively for its own account;

(e)    Filings; Stamp Taxes. other than the recording of the Mortgages with the United States Coast Guard, the Isle of Man Ship Registry, the United Mexican States, and the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Vanuatu, as applicable, and the filing of the Uniform Commercial Code financing statements in the States of Delaware, Louisiana and Nevada in respect of the Assignments, and the payment and filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or the other Loan Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement or any of the other Loan Documents;

(f)    Approvals; Consents. all consents, licenses, approvals and authorizations required, whether by statute or otherwise, in connection with the entry into and performance by each of the Obligors, and the validity and enforceability against each of the Obligors, of this Agreement and the other Loan Documents have been obtained and are in full force and effect;

(g)    Litigation. no action, suit or proceeding is pending or threatened against any Obligor or any Subsidiary thereof before any court, board of arbitration or administrative agency which is reasonably likely to result in a Material Adverse Effect;

(h)    No Subordination. there is no agreement, indenture, contract or instrument to which any of the Borrower or a Guarantor is a party, or by which any of the Borrower or a Guarantor may be bound, that requires the subordination in right of payment of any of the Borrower’s or a Guarantor’s obligations under this Agreement to any other obligation thereof;

(i)    No Default. No Obligor nor any Subsidiary thereof is in default under any material agreement by which it is bound, or is in default in respect of any financial commitments or obligations which in the aggregate exceed $1,000,000;

(j)    The Security Vessels. each Security Vessel:

(i)

is in the sole and absolute ownership of the Guarantor set out opposite its name on Schedule 3 and duly registered in such Guarantor’s name under the laws of the jurisdiction set out opposite its name on Schedule 3, unencumbered, save and except for the Mortgage recorded against it and Permitted Liens;

(ii)	is classed in the highest classification and rating for Vessels of the same age and type with its Classification Society without any material outstanding recommendations;

(iii)	is operationally seaworthy and in every way fit for its intended service;

(iv)	is insured in accordance with the provisions of its respective Mortgage and the requirements thereof in respect of such insurances shall have been complied with;

(v)

is in compliance with all relevant laws, regulations and requirements (including Environmental Laws, regulations, and requirements), statutory or otherwise, as are applicable to (A) Vessels documented under the laws of the relevant flag jurisdiction and (B) Vessels engaged in a trade similar to that performed by such Security Vessel, except where the failure to so comply would not have a Material Adverse Effect; and

(vi)	is employed in waters acceptable to the Lenders;

(k)    Insurance. each of the Obligors and each Subsidiary thereof has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

(l)    Financial Information. on or prior to the date hereof, all financial statements, information and other data furnished by each of the Obligors to the Facility Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby, all of the foregoing as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and, since the date of the Obligors’ financial statements most recently delivered to the Facility Agent, there has been no Material Adverse Effect and no Obligor has material contingent obligations, liabilities for Taxes or other outstanding financial obligations, except as disclosed in such statements, information and data;

(m)    Tax Returns. each Obligor and each Subsidiary thereof have filed all material tax returns required to be filed by them and have paid all material Taxes payable by them which have become due, other than those not yet delinquent and except for those Taxes being contested in good faith and by appropriate proceedings or other acts and for which reserves shall have been set aside on its books;

(n)    ERISA. (i) the execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any non-exempt “prohibited transaction” for purposes of ERISA, Section 4975 of the Code or any Similar Law or otherwise violate ERISA or any Similar Law, (ii) no ERISA Termination Event or Foreign Termination Event has occurred and (iii) no ERISA Funding Event or Foreign Underfunding exists or has occurred;

(o)    Chief Executive Offices. each Obligor’s chief executive office and chief place of business and the office in which the records relating to the earnings and other receivables of the Borrower are kept is located at 6002 Rogerdale Road, Suite 600 Houston, Texas 77072;

(p)    Sanctions. No Relevant Person is:

(i)	a Restricted Party;

(ii)	in breach of Sanctions; or

(iii)

to its knowledge subject to or involved in any complaint, claim, proceeding, formal notice, investigation or other action asserted or threatened in writing by any regulatory or enforcement authority or third party concerning any Sanctions.

(q)    Environmental Matters and Claims. (a) except as heretofore disclosed in writing to the Creditors (i) each of the Obligors and each of their Environmental Affiliates will, when required under applicable law to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements to which any is a party relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (“Environmental Laws”) in each case as to all of the foregoing such that there will not be a Material Adverse Effect; (ii)  each of the Obligors and each of their Environmental Affiliates will, when required under applicable law, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and will, when required under applicable law, be in compliance with all Environmental Approvals required to operate their business as then being conducted, in each case as to all of the foregoing such that there will not be a Material Adverse Effect; (iii) no Obligor nor any Environmental Affiliate thereof has received any written notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or Governmental Authority, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys’ fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than, as to each of the immediately preceding clauses (1) and (2), Environmental Claims that could not reasonably be expected to result in a Material Adverse Effect or that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Borrower or any Environmental Affiliate in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Creditors there is no Environmental Claim pending or threatened against any Obligor or any Environmental Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such Persons the adverse disposition of which would reasonably result in a Material Adverse Effect;

(r)    Compliance with ISM Code, ISPS Code, MTSA and Annex VI. at all times, the Security Vessels will comply and the Operators will comply with the requirements of the ISM Code, the ISPS Code, the MTSA (if applicable) and Annex VI including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

(s)    No Threatened Withdrawal of DOC, ISSC, SMC or IAPPC. at all times, there shall be no actual or, to the best of the Borrower’s knowledge, threatened withdrawal of each Operator’s DOC or each Security Vessel’s ISSC, SMC or IAPPC or other certification or documentation related to the ISM Code, the ISPS Code, the MTSA (if applicable) and Annex VI or otherwise required for the operation of each Security Vessel;

(t)    Liens. other than Permitted Liens, there are no Liens of any kind on any property owned by the Borrower;

(u)    Financial Indebtedness. other than Permitted Financial Indebtedness, the Borrower has no Financial Indebtedness;

(v)    Use of Proceeds. the Borrower requires the Facility for use in connection with its lawful organizational purpose and for no other purposes and the Borrower’s use of the Facility does not violate, any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering”, including without limitation (i) any program, legislation, measures, resolutions or Directives issued by the United Nations or the European Union, including without limitation, the Global Programme against Money-Laundering, Proceeds of Crime and the Financing of Terrorism, Council Directive 2005/60/EC, and Directive 91/308/EEC; or (ii) United States Federal and state laws, statutes, regulations, or orders, including but not limited to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act, the Bank Secrecy Act and the USA PATRIOT Act; and the operations of the Borrower are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements thereunder. The Borrower will promptly inform the Lenders (by written notice to the Facility Agent) if the Borrower is not or ceases to be the beneficiary and will provide in writing the name and address of the beneficiary;

(w)    Foreign Corrupt Practices Act. The Obligors have not taken any action directly or, to their knowledge, indirectly, that would result in a violation of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any non-U.S. political party or official thereof or any candidate for non-U.S. political office, in violation of the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(x)    Business Purpose. each credit subject hereto is for a business, commercial, investment, or other similar purpose, and not primarily for a personal, family or household use;

(y)    No Proceedings to Dissolve. there are no proceedings or actions pending or contemplated by any of the Obligors, or contemplated by any third party, to dissolve or terminate any of the Obligors;

(z)    Solvency. with respect to each of the Obligors (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature;

(aa)    Compliance with Laws. each of the Obligors is in compliance with all applicable laws, including without limitation, all Sanctions, except where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect;

(bb)    Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock.

(cc)    Survival. all representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Facility, and each Advance thereof, and the issuance of the Note.

3.            THE FACILITY

3.1    Purpose. The Lenders shall make the Facility available to the Borrower for general corporate and working capital purposes.

3.2    Making of the Advances. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will on each Drawdown Date make its portion of the relevant Advance available through the Facility Agent to the Borrower or at the Borrower’s address set forth in Section 16 or at such other place as the Borrower may direct in writing, not later than 11:00 a.m. (New York City time) on each Drawdown Date in an amount not to exceed its Commitment ratably with the other Lenders according to their respective Commitments. The Facility will be made available in multiple Advances. Any amount of the Facility that is not drawn at the end of the Availability Period shall be terminated.

3.3    Drawdown Notice. The Borrower shall deliver notice (a “Drawdown Notice”), substantially in the form of Exhibit C, on the Facility Agent by 2:00 p.m. (New York City time) at least three (3) Banking Days prior to the making of any LIBOR Advance and by 11:00 a.m. (New York City time) on the date of any ABR Advance. Such Drawdown Notice shall (a) be in writing addressed to the Facility Agent, (b) be effective on receipt by the Facility Agent, (c) specify the Banking Day on which the Advance is to be drawn (which may be the same day in the case of an ABR Advance), (d) specify the principal amount of the Advance and the type of Advance to be made available by the Lenders on that date, (e) if a LIBOR Advance is requested, specify the Interest Period requested by the Borrower, which period may end no later than the Final Payment Date, (f) specify the disbursement instructions, and (g) be irrevocable.

3.4    Effect of Drawdown Notice. The Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of the Drawdown Notice and will be true and correct on and as of the Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

3.5    Notation of Advance. Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Facility Agent on the grid attached to the applicable Note, which notation, absent manifest error, shall be prima facie evidence of the amount of such Advance.

3.6    Net Clean Down. The Borrower shall ensure that for three (3) consecutive Banking Days in each twelve-month period that no Advances are outstanding. The Borrower shall not request any Advance and the Lenders shall not be obligated to fund any Advance if such Advance would, given the expected date of repayment of such Advance pursuant to Section 5.1, violate the foregoing obligation of the Borrower.

3.7    Funding by Lenders. Each Lender shall make the amount of each Advance to made by it hereunder available to the Facility Agent in immediately available funds not later than 11:00 a.m. (New York City time) on the proposed date thereof for LIBOR Advances and 2:00 p.m. (New York City time) on the proposed date thereof for ABR Advances. The Facility Agent will make all such funds so received available to the Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Drawdown Notice.

4.            CONDITIONS.

4.1    Conditions Precedent to the Obligations of the Lenders under this Agreement. The obligations of each Lender under this Agreement to the Borrower are expressly subject to the satisfaction of the following conditions precedent:

(a)    Corporate Authority. the Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent:

(i)

copies, certified as true and complete by a director, manager or officer (or equivalent) of each of the Obligors, of the resolutions of the board of directors thereof (or equivalent governing body), evidencing approval of this Agreement and the other Loan Documents to which it is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(ii)

copies, certified as true and complete by a director, manager or officer (or equivalent) of each of the Obligors, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Obligors as may be required by the Facility Agent), approvals or consents with respect to this Agreement and the other Loan Documents;

(iii)	copies, certified as true and complete by a director, manager or officer (or equivalent) of each of the Obligors, of the certificate of incorporation and bylaws, or equivalent instruments thereof;

(iv)	the names, titles and signatures of each of the directors, officers and managers (or equivalent) of each of the Obligors;

(v)	certificate of an authorized director, manager or officer (or equivalent) of each of the Obligors certifying as to the record ownership of all of its Equity Interests;

(vi)	a current good standing certificate of each Obligor; and

(vii)	a copy of the up-to-date organizational structure of the Borrower and Guarantors, certified as true and complete by an officer of the Borrower;

(b)    The Agreement. the Borrower shall have duly executed and delivered to the Security Trustee this Agreement and each of the Guarantors shall have duly executed and delivered to the Security Trustee the Consent and Agreement to this Agreement;

(c)    The Note. the Borrower shall have duly executed and delivered to the Facility Agent the Note;

(d)    Guaranties. the Guarantors shall have duly executed and delivered to the Security Trustee the Guaranties;

(e)    The Security Documents. the Borrower shall have duly executed and delivered to the Security Trustee each of the following Security Documents, together with all notices, acknowledgments, and other ancillary documents required to be delivered thereunder:

(i)	the Guarantor Share Pledges over each Restricted US Group Company;

(ii)	the Restricted Non-US Group Share Pledges;

(iii)	the Insurances Assignments;

(iv)	the Charter Assignments;

(v)	the Intra-Group Debt Assignments; and

(vi)	the Disposal Account Pledge and any related blocked account control agreement;

(f)    Mortgages. each Guarantor shall have duly executed, and delivered to the Facility Agent, the Mortgage over each of its respective Security Vessels, and the Facility Agent shall have received satisfactory evidence that the Mortgage has been duly recorded under the laws of the flag of such Security Vessel and constitutes a first preferred or first priority mortgage lien under the laws thereof;

(g)    UCC Search Results. the Facility Agent shall have received the results of UCC searches with respect to the Borrower, the Guarantors and the Collateral indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Facility Agent;

(h)    UCC Filings. the Facility Agent shall have received evidence that Uniform Commercial Code Financing Statements have been filed in such other jurisdictions as the Facility Agent may reasonably require;

(i)    Validity of Liens. each of the Assignments shall be effective to create in favor of the Security Trustee a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Facility Agent to protect and preserve such security interests shall have been duly effected. The Facility Agent shall have received evidence thereof in form and substance satisfactory to the Facility Agent;

(j)    Security Vessel Liens. deliver to the Facility Agent evidence satisfactory to it and to its legal advisor that, except for Permitted Liens, there are no Liens, charges or encumbrances of any kind whatsoever on any of the Security Vessels, or any component thereof, the insurances covering her, or on her earnings;

(k)    Environmental Claims. the Facility Agent shall be satisfied that none of the Obligors nor any of their Environmental Affiliates is subject to any Environmental Claim which would have a Material Adverse Effect on the business, assets or results of operations of any thereof;

(l)    Fees. the Facility Agent shall have received payment in full of all fees and expenses due under Section 13 (which, for the avoidance of doubt, shall include the payment of all fees and expenses of Lenders’ legal counsel) and any and all other fees agreed to by the Facility Agent and the Borrower under any Fee Letter;

(m)    Know Your Customer Requirements. the Facility Agent shall have received, with respect to each of the Obligors and each equity holder thereof, documentation, and other evidence as is reasonably requested by the Facility Agent in order for each of the Creditors to carry out and be satisfied with the results of all necessary “know your client” or other checks which is required to carry out in relation to the transactions contemplated by this Agreement and the other Loan Documents;

(n)    The Security Vessels. the Facility Agent shall have received evidence satisfactory to it that the Security Vessels are or shall on the Drawdown Date be:

(i)	registered under the flag set forth opposite its name on Schedule 3 in the name of the relevant Guarantor;

(ii)	unencumbered, save and except for the Mortgage relating thereto in favor of the Security Trustee and other Permitted Liens;

(iii)	classed in the highest classification and rating for Vessels of the same age and type with a Classification Society without any overdue recommendations, suspensions, exceptions or requirements;

(iv)	operationally seaworthy and fit for its intended service; and

(v)	insured in accordance with the provisions of this Agreement and the relevant Mortgage and the requirements thereof in respect of such insurances have been complied with;

(o)    ISM Code and ISPS Code. the Facility Agent shall have received a copy of the Borrower’s current and valid DOC and the current and valid SMC, ISSC and IAPPC, for the Security Vessels;

(p)    Legal Opinions. the Facility Agent shall have received legal opinions addressed to it from Seward & Kissel LLP, counsel to the Creditors, as well as such other legal opinions addressed to the Facility Agent or the Security Trustee, as applicable, as the Facility Agent shall have required as to all or any matters under the laws of the United States of America (including the maritime laws thereof), and any other jurisdiction in which an Obligor is organized or a Security Vessel is flagged, or which serves as the governing law of a Security Document, in each case in such form as the Facility Agent may require;

(q)    Inventory of Hazardous Materials. The Facility Agent shall have received a copy of the Inventory of Hazardous Materials with respect to the Security Vessels (or certification that no such list exists);

(r)    Joint Venture Agreements, Etc. The Facility Agent shall have received copies of any silent partnership, joint venture or shareholders agreements, or confirmation that there is none;

(s)    Charters; Management Agreements. The Facility Agent shall have received (i) a copy of any Charter which is the subject of a Charter Assignment and (ii) a copy of each Vessel Management Agreement for each Security Vessel, in each case duly certified by an authorized officer of the Borrower or applicable Vessel Owner;

(t)    Undertakings. The relevant Vessel Managers and Vessel Charterers, if any, shall have duly executed and delivered to the Facility Agent the Vessel Manager’s Undertakings and Vessel Charterer’s Undertakings, if applicable;

(u)    [Reserved];

(v)    Security Vessel Appraisals. The Facility Agent shall have received written appraisals indicating that the Fair Market Value of some or all of the Security Vessels exceeds $150,000,000, in form and substance satisfactory to the Facility Agent;

(w)    Security Vessels Insurances; Insurance Report. The Facility Agent shall have received from the Borrower (i) copies of each of the insurance policies for the Security Vessels and (ii) any additional evidence the Facility Agent shall reasonably require that each of the Security Vessels is insured in accordance with this Agreement and the Mortgage thereon and that all requirements in respect of such insurances have been complied with. If requested by the Facility Agent, the Facility Agent shall have also received a detailed report from a firm of independent marine insurance consultants appointed by the Facility Agent or the Security Trustee in respect of the insurances on each Security Vessel, in form and substance satisfactory to the Facility Agent, with the cost of such report to be reimbursed by the Borrower;

(x)    Repayment of Existing Financial Indebtedness. The Facility Agent shall have received, to the extent such Financial Indebtedness is outstanding, satisfactory documentation evidencing that Existing Senior Notes and the Troms Offshore Debt will be repaid in full upon the making of the relevant Advance, and any Liens granted for any amount outstanding thereunder will be released and discharged;

(y)    No Material Adverse Effect. In the reasonable opinion of the Lenders and the Facility Agent, there having been no material adverse change in (i) the business, operations, property, condition (financial or otherwise) of the Obligors or (ii) the facts, circumstances or conditions utilized by or deemed material to the Facility Agent, or upon which the Lenders relied, in making the decision to make the Facility available to the Borrower.

4.2    Further Conditions Precedent. The obligation of the Lenders to make the Facility available to or for the account of the Borrower under this Agreement shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date:

(a)    Drawdown Notice. the Facility Agent having received a Drawdown Notice in accordance with the terms of Section 3.3;

(b)    Representations and Warranties. the representations stated in Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

(c)    No Event of Default. no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

(d)    No Change in Laws. the Facility Agent being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for the Borrower to make any payment as required under the terms of this Agreement, the Note, the Security Documents or any of them; and

(e)    No Material Adverse Effect. there having been no Material Adverse Effect since the later of (i) the date hereof and (ii) the date of delivery of the most recent financial statements delivered pursuant to Section 9.1(a)(i).

4.3    Breakfunding Costs. In the event that, on the date specified for the making of an Advance in the Drawdown Notice, the Lenders shall not be obliged under this Agreement to make such Advance or any portion thereof available, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice and the certificate of the Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.4    Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, make an Advance available prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 or 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

5.           REPAYMENT AND PREPAYMENT.

5.1    Repayment. The Borrower shall repay the principal amount of any outstanding Advance, together with accrued but unpaid interest thereon and any fees and other amounts owing to any Creditor on the Interest Payment Date for such Advance. Notwithstanding the foregoing, the Borrower may, subject to the limitations on outstanding Advances in any twelve-month period set forth in Section 3.6, upon three (3) Banking Days’ prior written notice to the Facility Agent elect to continue an Advance and, in the case of a LIBOR Advance select a new Interest Period for such LIBOR Advance, provided however that all accrued and unpaid interest on such Advance shall be paid on the Interest Payment Date. If the Borrower elects to continue a LIBOR Advance but does not expressly select a new Interest Period, the Interest Period relating to such Advance shall be one (1) month. The Borrower shall repay the principal amount of any outstanding Advances under the Facility, together with accrued but unpaid interest thereon and any fees and other amounts owing to any Creditor on the Final Payment Date.

5.2    Voluntary Prepayment. Subject to delivery of the notices required by this Section 5.2, the Borrower may, at its option, on any Banking Day after the date hereof, prepay all or any portion of an Advance under the Facility. The Borrower shall compensate the Lenders for any loss, cost or expense incurred by them as a result of a prepayment made on any day other than the last day of the applicable Interest Period in accordance with the provisions of Sections 5.5 or 11.5, as the case may be. Prepayments made on the last day of the applicable Interest Period shall be without penalty or premium. Any prepayment (other than a prepayment in full) shall be in an integral multiple of One Million Dollars ($1,000,000) with a minimum amount of One Million Dollars ($1,000,000) or such other amount as the Lenders, in their sole discretion, may agree. In addition, on the date of any prepayment hereunder, all accrued interest to the date of such prepayment must be paid in full with respect to the Facility or portion thereof being prepaid. The Borrower shall deliver to the Facility Agent notice of such prepayment not less than (a) in the case of a LIBOR Advance, three (3) Banking Days prior to the date on which the Borrower intends to make such prepayment, or (b) in the case of an ABR Advance, one (1) Banking Day before the date of prepayment, and such notice shall specify the date and amount of such prepayment and must be received by the Facility Agent by 11:00 a.m. (New York time).

5.3    Borrower’s Obligations Absolute. The Borrower’s obligations to pay the Lenders hereunder and under the Note shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lenders.

5.4    Mandatory Prepayment.

(a)    Change of Control. If a Change of Control, occurs, the Borrower shall immediately repay in full the outstanding principal amount of the Facility, together with accrued but unpaid interest thereon and any fees or other amounts owing to any Creditor and the Commitments shall be terminated.

(b)    Minimum Collateral Requirement. If at any time the aggregate Fair Market Value of the Security Vessels is less than $75,000,000, the Borrower shall, immediately following receipt of written notice from the Facility Agent (which shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), repay in full the outstanding principal amount of the Facility, together with accrued but unpaid interest thereon and any fees or other amounts owing to any Creditor, and the Commitments shall be terminated.

(c)    Minimum Bonds Outstanding. If the Borrower of any of its Affiliates purchases, repays, prepays, redeems or otherwise discharges Bonds in one or more series of transactions (collectively, a “Bond Redemption”) such that after giving effect to such Bond Redemption, the aggregate nominal amount of the outstanding Bonds is less than $75,000,000, the Borrower shall immediately repay in full the outstanding principal amount of the Facility, together with accrued but unpaid interest thereon and any fees or other amounts owing to any Creditor and the Commitments shall be terminated.

(d)    Net Clean Down Compliance. The Borrower shall prepay any outstanding Advances to the extent necessary to the comply with the limitations on outstanding Advances in any twelve-month period set forth in Section 3.6.

5.5    Interest and Costs with Prepayments/Application of Prepayments. Any prepayment of the Facility (including, without limitation, those made pursuant to this Sections 5) shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Facility or the portion thereof being prepaid, together with any and all costs or expenses incurred by the applicable Lenders in connection with any breaking of funding for prepayments other than on the last day of the applicable Interest Period (as certified by the Facility Agent, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

6.           INTEREST AND RATE.

6.1    Applicable Rate. The Facility shall bear interest at the rate per annum (the “Applicable Rate”) which is equal to (i) for a LIBOR Advance, the aggregate of (a) the Benchmark for the relevant Interest Period, (b) the Margin plus (c) Mandatory Costs, if any, and (ii) for an ABR Advance, the aggregate of (a) the ABR, (b) the Margin plus (c) Mandatory Costs, if any. The Applicable Rate shall be determined by the Facility Agent two (2) Banking Days prior to the first (1st) day of the relevant Interest Period for a LIBOR Advance, and same-day for an ABR Advance, and the Facility Agent shall promptly notify the Borrower in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower.

6.2    Default Rate. Any amounts due under this Agreement, not paid when due, whether by acceleration or otherwise, shall bear interest thereafter from the due date thereof until the date of payment at a rate per annum equal to the Applicable Rate plus two percent (2%) (the “Default Rate”). In addition, following the occurrence of any Event of Default and until such Event of Default is cured to the satisfaction of the Lenders, the Facility shall bear interest at the Default Rate.

6.3    Interest Payments. Accrued interest on any LIBOR Advance shall be payable in arrears on the last day of the Interest Period applicable to such Advance, except that if the Borrower shall select an Interest Period in excess of three (3) months for any Advance, accrued interest on such Advance shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period. Accrued interest on any ABR Advance shall be payable in arrears on the last Banking Day of each March, June, September and December and the Final Payment Date.

6.4    Replacement of Benchmark.

(a)    Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of, among other tenors, 1-month, 3-month and 6-month LIBOR tenor settings. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Interest Rate Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 6.4), on the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)    Replacing Future Benchmarks. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Interest Rate Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 6.4), on the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Facility Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of or continuation of the Loan to be made or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Facility Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to an ABR Advance. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Facility Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)    Notices; Standards for Decisions and Determinations. The Facility Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Facility Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 6.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 6.4.

(e)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including LIBOR), then the Facility Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Facility Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)    Benchmark Replacement under Interest Rate Agreements. In connection with the replacement of a Benchmark pursuant to this Section 6.4, the Borrower and any Swap Bank that is party to an Interest Rate Agreement shall, to the extent possible, transition the Benchmark under such Interest Rate Agreement to the applicable Benchmark Replacement, or terminate the transactions under such Interest Rate Agreement.

(g)    Definitions.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 6.4, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(i)    For purposes of clause (b) of this Section 6.4, the first alternative set forth below that can be determined by the Facility Agent:

(A)

the sum of: (I) Term SOFR and (II) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(B)

the sum of: (I) Daily Simple SOFR and (II) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (b) of this Section 2.11; and

(ii)    For purposes of clause (c) of this Section 6.4, the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Facility Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (i) or (ii) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, “Banking Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Facility Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Facility Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Facility Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (i) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (ii) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Facility Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Facility Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

“Early Opt-in Election” means the occurrence of:

(i)    a notification by the Facility Agent to (or the request by the Borrower to the Facility Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(ii)    the joint election by the Facility Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Facility Agent of written notice of such election to the Lenders.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Banking Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

7.           PAYMENTS.

7.1    Place of Payments, No Set Off.

(a)    All payments to be made hereunder by the Borrower shall be made to the Facility Agent, not later than 11:00 a.m. New York time (any payment received after 11:00 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 30 Hudson Yards, 81st Floor, New York, New York 10001, USA or to such other office of the Facility Agent as the Facility Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes except as required by applicable law. If the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable hereunder, then (i) if the withholding or deduction is attributable to an Indemnified Tax, the Borrower shall pay to the Person entitled to receive such payment such additional amount as is necessary so that after making all required deductions (including deductions applicable to the additional amount payable under this Section 7.1(a)) such Person receives an amount equal to the sum it would have received had no such deduction been made, (ii) the Borrower (or other Person making such payment, as the case may be) shall make such deductions, (iii) the Borrower (or other Person making such payment, as the case may be) shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iv) in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction required by law.

(b)    The Borrower (subject to each Creditor satisfying its certification obligations set forth in Section 7.1(c) below) shall pay, and shall indemnify each Creditor for and hold each of them harmless from and against, within fifteen (15) days after written demand therefor, any and all Indemnified Taxes paid or incurred by, or asserted against, such Creditor whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such Indemnified Taxes or liabilities delivered to the Borrower by a Creditor (on its own behalf or on behalf of another Creditor) shall be conclusive absent manifest error. For purposes of clarification no such payment shall be required with respect to any Tax that is not an Indemnified Tax or to the extent the applicable payment was increased to take into account a Tax deduction or withholding as set forth in Section 7.1(a) above.

(c)    Any Creditor that is entitled under the Internal Revenue Code or a treaty to which the United States is a party to an exemption from or reduction of United States federal withholding Tax with respect to payments under this Agreement shall deliver to the Facility Agent (and the Borrower, on or before the date on which such Creditor becomes a Creditor hereunder, makes its initial Advance (or, in the case of a Lender that acquires its interest in a loan or Advance by assignment from another Lender, on or before the effective date of such assignment), or otherwise becomes a party to any Loan Document, and thereafter upon the request of the Borrower, such properly completed and executed documentation as will permit such payments to be made without any Tax withholding or deduction (or at a reduced rate of withholding or deduction). Without limiting the generality of the foregoing: (A) any Creditor that is a US Person shall deliver to the Borrower and the Facility Agent on or prior to the date on which such Creditor becomes a party to any Loan Document (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Creditor is exempt from U.S. federal backup withholding Tax, and (B) any Creditor that is not a US Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes a Creditor under any Loan Document (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), whichever of the following is applicable: IRS Forms W-8BEN or W-8BEN-E (which if the Lender claims exemption under Section 881(c) of the Code or applicable successor provision, shall be accompanied by a declaration that (i) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iii) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code), W-8ECI, or W-8IMY, (accompanied by IRS Forms W-9, W-8ECI, W‑8BEN or W‑8BEN-E (or any successor form), and/or other certification documents requested by the Borrower from the beneficial owners of the debt) as applicable (or applicable successor form). The Facility Agent shall deliver to the Borrower, on or prior to the execution date of this Agreement (and such other times as reasonably requested by the Borrower), a complete and executed Internal Revenue Service Form W-9 or W-8IMY evidencing its agreement with the Borrower to be treated as a US Person (with respect to amounts received on account of any Lender) (accompanied by a properly completed IRS Forms W-8 or W-9, as applicable, and other applicable withholding statements from the beneficial owners of the debt, unless such Facility Agent written receives confirmation from the Borrower that a withholding statement is not required), accompanied by the documentation provided by the Lenders as discussed above. Each Creditor and the Facility Agent agree that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification and deliver it to the Borrower (and, if a Lender, also to the Facility Agent).

(d)    [Reserved]

(e)    If any Person determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 7.1 (including by the payment of additional amounts pursuant to this Section 7.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

7.2    Tax Credits. If the Lenders obtain the benefit of a credit against the liability thereof for Taxes imposed by any taxing authority for all or part of the Indemnified Taxes as to which the Borrower has paid additional amounts as aforesaid, then the Lenders shall pay an amount to the Borrower which the Lenders determine will leave it (after such payment) in the same position as it would have been had the Indemnified Tax payment not been made by the Borrower. Each of the Lenders agree that in the event that Indemnified Taxes are imposed on account of the situs of its loans hereunder, each of the Lenders, upon acquiring knowledge of such event, shall, if commercially reasonable and if, in the opinion of the Lenders, is not prejudicial to it, shift such loans on its books to another office so as to avoid the imposition of such Indemnified Taxes. Nothing contained in this clause shall in any way prejudice the right of the Lenders to arrange its tax affairs in such a way as they, in their sole discretion, deem appropriate. In particular, the Lenders shall not be required to obtain such tax credit, if this interferes with the way the Lenders normally deal with their tax affairs.

7.3    Computations; Banking Day.

(a)    All computations of interest and fees shall be made by the Lenders on the basis of a 360-day year (or in the case of interest computed by reference to the ABR at time when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. All interest hereunder on any Advance shall be computed on a daily basis based upon the outstanding principal amount of such Advance as of the applicable date of determination. Each determination by the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error;

(b)    Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

7.4    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)    Such Defaulting Lender (i) shall not have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and (ii) any Commitments held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Commitments of all other Lenders in the aggregate (other than such Defaulting Lender).

(b)    The Facility Agent shall not be obligated to transfer to such Defaulting Lender any payments made by the Borrower to the Facility Agent for such Defaulting Lender's benefit, and, in the absence of such transfer to such Defaulting Lender, the Facility Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their respective Commitments (without giving effect to the Commitments of such Defaulting Lender) (but only to the extent that the Advances to be funded by such Defaulting Lender were funded by the other Lenders) or, if so directed by the Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent the Advances to be funded by such Defaulting Lender were not funded by the other Lenders), retain the same to be re-advanced to the Borrower as if such Defaulting Lender had made such Advances to the Borrower. Subject to the foregoing, the Facility Agent may hold and, in its discretion, re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Facility Agent for the account of such Defaulting Lender.

(c)    Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower to replace the Defaulting Lender with one or more substitute Lenders or prepay such Defaulting Lender (without any premium), and the Defaulting Lender shall have no right to refuse to be replaced hereunder or apply such prepayment. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Banking Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Assumption Agreement, subject only to the Defaulting Lender being repaid its share of the outstanding Advances without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Assumption Agreement prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption Agreement. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 10.

(d)    The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Facility Agent or to the Lenders other than such Defaulting Lender.

(e)    This Section shall remain effective with respect to such Lender until either (i) the obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Facility Agent, and the Borrower shall have waived such Defaulting Lender's default in writing, and the Defaulting Lender makes its respective Commitment of the applicable defaulted Advances and pays to the Facility Agent all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender, and no replacement of a Defaulting Lender pursuant to clause (c) above, will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.

8.           EVENTS OF DEFAULT.

8.1    Events of Default. The occurrence of any of the following events shall be an Event of Default:

(a)    Non-payment. any Obligor fails to pay any amount payable by it under the Loan Documents when such amount is due for payment, unless:

(i)	its failure to pay is caused by administrative or technical error in payment systems and payment is made within five (5) Banking Days following the original due date; or

(ii)	in the discretion of the Facility Agent, the Borrower has substantiated that it is likely that such payment will be made in full within five (5) Banking Days following the original due date;

(b)    Breach of other obligations. any Obligor does not comply with any provision of the Loan Documents other than set out under paragraph (a) (Non-payment) above, unless such failure is capable of being remedied and is remedied within twenty (20) Banking Days after the earlier of the Borrower's actual knowledge thereof, or written notice thereof is given to the Borrower by the Facility Agent;

(c)    Misrepresentation. any representation, warranty or statement (including statements in Compliance Certificates) made by any Obligor under or in connection with any Loan Document is or proves to have been incorrect, inaccurate or misleading in any material respect when made;

(d)    Cross acceleration. Except as set forth in paragraph (e) (Bonds Cross-Default) below, if for any Group Company:

(i)	any Financial Indebtedness is not paid when due nor within any applicable grace period; or

(ii)	any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

provided however that the aggregate amount of such Financial Indebtedness falling within paragraphs (i) and (ii) above exceeds a total of $20,000,000 (or the equivalent thereof in any other currency);

(e)    Bonds Cross-Default. any Event of Default (as such term is defined in the Bond Terms) shall have occurred and be continuing or the repayment of the Bonds has otherwise been accelerated;

(f)    Insolvency and insolvency proceedings. any Obligor or any Restricted Group Company which is the direct or indirect owner of a Security Vessel:

(i)	is Insolvent; or

(ii)	is the object of any corporate action or any legal proceedings is taken in relation to:

(A)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganization; or

(B)	a composition, compromise, assignment or arrangement with any creditor which may materially impair an Obligor’s ability to perform its payment obligations under any Loan Document; or

(C)	the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer of any of its assets; or

(D)	enforcement of any Lien over any of its or their assets having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross acceleration) above; or

(E)	for (A) - (D) above, any analogous procedure or step is taken in any jurisdiction in respect of any such company,

provided, however this shall not apply to any petition which is frivolous or vexatious and is discharged, stayed or dismissed within twenty (20) Banking Days of commencement.

(g)    Creditor's process. any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or any Restricted Group Company which is the direct or indirect owner of a Security Vessel having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross acceleration) above and is not discharged within twenty (20) Banking Days.

(h)    Unlawfulness. it is or becomes unlawful for any Obligor to perform or comply with any of its obligations under the Loan Documents to the extent this may materially impair:

(i)	the ability of such Obligor to perform its obligations under any Loan Document; or

(ii)	the ability of the Facility Agent or the Security Trustee to exercise any material right or power vested to it under the Loan Documents.

Upon and during the continuance of any Event of Default, the Lenders’ obligation to make the Facility available shall cease and the Facility Agent may, by notice to the Borrower, declare the entire unpaid balance of the then outstanding amount of the Facility, accrued interest and any other sums payable by the Borrower hereunder or under the Note due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsection (f) of this Section 8.1 with respect to the Borrower, the Note shall be immediately due and payable without declaration or other notice to the Borrower. In such event, the Facility Agent (for itself and the other Creditors other than the Swap Banks), the Security Trustee (for itself and the other Creditors) and the Swap Banks (as to the Interest Rate Agreements) may proceed to protect and enforce their respective rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Note or in any Security Document, or in aid of the exercise of any power granted herein or therein, or the Facility Agent may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of any of the Creditors, or proceed to take any action authorized or permitted under the terms of any Security Document or by applicable law for the collection of all sums due, or so declared due, on the Note. Without limiting the foregoing, the Borrower agrees that during the continuance of any Event of Default any of the Creditors shall have the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to such Creditor hereunder and/or under the Note (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of such Creditor, the balance of any deposit account (demand or time, mature or unmatured) of the Borrower then or thereafter with such Creditor and every other claim of the Borrower then or thereafter against such Creditor.

8.2    Application of Moneys. Subject to the Intercreditor Agreement, all moneys received by any Creditor under or pursuant to this Agreement, the Note or any of the Loan Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Facility Agent in the following manner:

(a)    firstly, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Facility Agent, Security Trustee, the Swap Banks or the Lenders in connection with the ascertainment, protection or enforcement of their respective rights and remedies hereunder, under the Note and under any of the Security Documents,

(b)    secondly, in or towards payment of any interest owing in respect of the Facility,

(c)    thirdly, in or towards repayment of principal of the Facility,

(d)    fourthly, in or towards payment of all other sums which may be owing to the Facility Agent, the Security Trustee or the Lenders under this Agreement, under the Note or under any of the other Loan Documents (excluding any Interest Rate Agreements),

(e)    fifthly, in or towards repayment of all sums owing to the Swap Banks under any Interest Rate Agreement entered into between the Borrower and the Swap Banks, and

(f)    sixthly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

9.           COVENANTS.

9.1    Affirmative Covenants. Each of the Obligors hereby covenants and undertakes, as to itself, with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, it will:

(a)    Financial Information. deliver to the Facility Agent:

(i)

as soon as available but not later than one hundred and fifty (150) days after the end of each fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower (together with a Compliance Certificate signed by the Chief Financial Officer of the Borrower), all in reasonable detail, which shall include at least the consolidated balance sheet of the Borrower as of the end of such year and the related consolidated income statement and statement of cash flows for such year, which shall be audited reports;

(ii)

as soon as available but not later than sixty (60) days after the end of each of the first three Quarter Dates of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower and the related consolidated income statement and statement of cash flows (together with a Compliance Certificate signed by the Chief Financial Officer of the Borrower), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

(iii)

as soon as available but not later than thirty (30) days after the beginning of each fiscal year of the Borrower, the consolidated budget and cash flow projections for such fiscal year of the Borrower;

(iv)

within ten (10) days of the Borrower’s receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Borrower;

(v)	promptly upon any such dispatch, copies of all documents dispatched by the Borrower to its creditors generally; and

(vi)

such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Creditors may from time to time request, certified (other than with regards to forecasts and projections) to be true and correct copies thereof by the chief financial officers of the Borrower;

(b)    Performance of Agreements. duly perform and observe, the terms of this Agreement and the other Loan Documents to the extent it is a party thereto and bound thereunder;

(c)    Notice of Default, etc. promptly upon, and in any event no later than five (5) Banking Days after obtaining knowledge thereof, inform the Facility Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened in writing against any Obligor or against any of their respective Subsidiaries, including but not limited to, in respect of any Environmental Claim, which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of a Security Vessel’s rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect;

(d)    Obtain Consents. without prejudice to Section 2.1 and this Section 9.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Agreement, under the Note and under the Security Documents;

(e)    Security Vessel Valuations. in addition to the valuations to be delivered in accordance with Section 4.1(v) hereof, the Borrower shall obtain (at its cost) and deliver to the Facility Agent together with the Compliance Certificates that are required to be delivered pursuant to Section 9.1(a)(ii) for the second Quarter Date of each calendar year and Section 9.1(a)(i) for the final Quarter Date of each calendar year, written appraisals indicating the Fair Market Value of the Security Vessels, provided that the valuations delivered pursuant to Section 4.1(v) shall satisfy the requirement to deliver appraisals for the final Quarter Date of 2021. The Borrower shall also obtain additional appraisals (from Approved Brokers other than VesselsValue if so requested) indicating the Fair Market Value of the Security Vessels at any time upon the request of the Facility Agent. Any such additional appraisals requested by the Facility Agent shall be obtained at the Lenders’ ratable expense, provided, that following and during the continuance of any Event of Default, all such additional appraisals are to be at the Borrower's expense;

(f)    Corporate Existence. ensure that (a) each Obligor continues to exist as a limited liability company, corporation or limited partnership (as applicable), except to the extent otherwise expressly permitted hereunder, (b) no Obligor shall change its jurisdiction of incorporation or formation without (i) fifteen (15) days prior written notice to the Facility Agent and (ii) taking all actions necessary to ensure the Security Trustee’s Lien in the Collateral remains in place after such change in jurisdiction, and (c) each Obligor remains incorporated and formed in an Approved Jurisdiction;

(g)    Vessel Covenants.

(i)    provide for reasonable and satisfactory maintenance and insurance of the Vessels owned by a Restricted Group Company and all relevant equipment related thereto at all times, hereunder to retain each such Vessel in class except while stacked;

(ii)    during operation of the Vessels owned by a Restricted Group Company, ensure that the relevant Vessel Manager or Vessel Charterer (as applicable) runs proper maintenance of such Vessel;

(iii)    ensure that the Vessels owned by a Restricted Group Company shall be adequately insured under the Mandatory Insurances. The Security Trustee or the Facility Agent shall take out Mortgagee Interest Insurance and Mortgagee Additional Perils Insurance in respect of the Security Vessels at the expense of the Borrower. The insurances and all loss payee clauses shall be in accordance with the Nordic Marine Insurance Plan, American Institute Hull Clauses or other insurances with at least similar terms or otherwise acceptable to the Facility Agent;

(iv)    ensure that the Vessels owned by a Restricted Group Company are operated in all material respects in accordance with applicable laws and regulations (including but not limited to applicable Sanctions) and good industry practice;

(v)    no amendments, supplements, variations or waiver of any material terms of the Vessel Management Agreement of any Security Vessel to be made if any such amendment, supplement, variation or waiver would have a Material Adverse Effect;

(vi)    upon request of the Facility Agent and with reasonable advance notice, arrange for the Facility Agent, and/or any person appointed by the Facility Agent, to undertake, while in port, a technical inspection of the Vessels owned by a Restricted Group Company without interference of the daily operation of such Vessel and at the expense of the Borrower (however limited to maximum one yearly inspection per Vessel unless an Event of Default has occurred and is continuing);

(vii)    procure that the Vessel Managers operate the Security Vessels in accordance with good industry standards and in accordance with the relevant Vessel Management Agreements and in compliance with the terms hereof and the Security Documents; and

(viii)    ensure that each Charter in respect of a Security Vessel shall be entered into by the relevant Vessel Owner, and each Vessel Owner shall use reasonable efforts to agree that each Charter having a firm duration of minimum 12 months will allow a Charter Assignment to be created over such Charter, and the Vessel Owner shall give notice and use its reasonable endeavours to obtain consent and acknowledgement of any such Charter Assignment from the relevant charterer;

(h)    Disposal Account.

(i)    The Borrower shall ensure that the funds paid into the Disposal Account shall remain Collateral and blocked until they are employed towards:

(A)    a Reinvestment;

(B)    making a Tender Offer (as defined in the Bond Terms) or

(C)    repayment of Bonds using the Call Option (as defined in the Bond Terms);

(ii)    In the event of a Total Loss Event or a Piracy Event the Borrower shall as soon as the insurance proceeds are available and in any event no later than 120 days following that Total Loss Event or Piracy Event (as the case may be), transfer such amount to the Disposal Account;

(iii)    If a Reinvestment is made by a Restricted US Group Company, Additional Security shall be established over any Vessels, entities or group of entities acquired by such Restricted US Group Company;

(iv)    The Security Trustee shall promptly disburse or cause to be disbursed to the Borrower the funds on the Disposal Account upon receipt of a certificate by Borrower specifying the Reinvestments for which such funds will be used;

(v)    The Facility Agent agrees that if after a Tender Offer (as defined in the Bond Terms), any remaining funds on the Disposal Account is less than USD 1,000,000, the funds shall upon request from the Borrower to the Security Trustee be released to the Borrower for general corporate purposes;

(vi)    For the avoidance of doubt, no consent of the Facility Agent or the Lenders shall be required for the Security Trustee to permit the release of funds from the Disposal Account provided the requirements of this Section 9.2(h) have been satisfied;

(i)    Books and Records. at all times keep, and cause each Subsidiary of the Borrower to keep, proper books of record and account into which full and correct entries shall be made in accordance with GAAP in all material respects;

(j)    Taxes and Assessments. pay and discharge, and cause each Subsidiary of the Borrower to pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such Tax, assessment, charge or levy so long as it is being contested in good faith and by appropriate proceedings and set aside on its books reserves with respect thereto;

(k)    Inspection. allow, and cause each Subsidiary thereof to allow, upon fourteen (14) calendar days’ notice from the Facility Agent, any representative or representatives designated by the Facility Agent, subject to applicable laws, health and safety protocols, and regulations, to visit and inspect any of the properties of the Borrower or any Subsidiary thereof and, on request, to examine its books of account, records, reports, agreements and other papers and to discuss its affairs, finances and accounts with its officers, all at such times and as often as the Facility Agent requests; provided that the foregoing rights of the Facility Agent shall not unreasonably interfere with the conduct of the business of the applicable Obligor or any such Subsidiary;

(l)    Inspection and Survey Reports. if the Facility Agent shall so request in writing, the Borrower shall provide the Facility Agent with copies of all internally generated inspection or survey reports on each Security Vessel;

(m)    Compliance with Statutes, Agreements, etc. except where failure to comply would not alone or in the aggregate result in a Material Adverse Effect, do or cause to be done, and cause each Subsidiary thereof to do and cause to be done, (i) all things necessary to preserve and maintain all material licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and (ii) all things necessary to comply with (A) all contracts or agreements to which it, or any Subsidiary is a party; and (B) all laws, rules and regulations applicable to any Obligor or such Subsidiary, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

(n)    Environmental Matters. promptly upon the occurrence of any of the following conditions, provide to the Facility Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliates: (a) its receipt or the receipt by any Environmental Affiliates of the Borrower of any written communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it, or by any Environmental Affiliates of the Borrower that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or against any Environmental Affiliates of the Borrower, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, it will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

(o)    ERISA. forthwith upon (i) becoming aware that the execution and/or delivery of this Agreement and/or the consummation of the transactions hereunder involves a non-exempt “prohibited transaction” for purposes of ERISA, Section 4975 of the Code or any Similar Law or otherwise violates ERISA or any Similar Law, (ii) the occurrence of any ERISA Termination Event or Foreign Termination Event or (iii) the occurrence or existence of any ERISA Funding Event or Foreign Underfunding, furnish or cause to be furnished to the Lenders written notice thereof;

(p)    Brokerage Commissions, etc. indemnify and hold the Creditors harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party hired by the Borrower resulting from the transactions contemplated hereby;

(q)    Insurance. maintain with financially sound and reputable insurance companies, insurance on all its properties and against all such risks and in at least such amounts as are usually insured against by companies of established reputation engaged in the same or similar business from time to time;

(r)    Facilities. keep all properties useful or necessary to the Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto, so that such properties shall be fully and efficiently preserved and maintained;

(s)    Inventory of Hazardous Materials. maintain an Inventory of Hazardous Materials on board each Security Vessel and provide a copy to the Facility Agent, unless no such list is required to be maintained under applicable law;

(t)    Green Scrapping. in the event that the Borrower undertakes to dismantle a Security Vessel (or to sell such Security Vessel with the intention of it being dismantled) with the prior written consent of the Facility Agent (or any other Vessel owned by it), it shall comply with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or EU Ship Recycling Regulation, 2013, and to the extent a Security Vessel is to be dismantled in the US, United States laws;

(u)    Poseidon Principles. Upon the request of any Lender (which request shall set forth the data requested), and at the cost of the Borrower, on or before July 31st in each calendar year, the Borrower shall supply or procure the supply to the Facility Agent, with respect to Vessels subject to the Poseidon Principles, of all information necessary in order for that Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, together with a Carbon Intensity and Climate Alignment Certificate, in each case relating to the Security Vessels for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of a Security Vessel without the prior written consent of the Borrower. For the avoidance of doubt, such information shall be confidential under this Agreement, but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment;

(v)    Additional Guarantors and Additional Vessels. Subject to any applicable limitations, exceptions or exclusions set forth in this Agreement or any other Loan Document:

(i)    cause each Restricted US Group Company formed or acquired after the Closing Date to execute and deliver (or cause the applicable Loan Party owning such Restricted US Group Company to delivery) to the Security Trustee on its date of formation or acquisition (or, in each case, such longer period as the Majority Lenders may agree), (A) a Consent and Agreement, (B) all Security Documents required to be delivered by such Subsidiary if in existence on the Closing Date (including all ancillary documents required to be delivered thereunder), including but not limited to a guaranty from the relevant Restricted US Group Company, a Mortgage over each Additional Vessel, a Guarantor Share Pledge over the Equity Interests in such Restricted US Group Company, an Insurances Assignment in respect of each Additional Vessel by the relevant Vessel Owner, Vessel Manager incorporated in the U.S. and Vessel Charterer incorporated in the U.S., a Charter Assignment in respect of each Additional Vessel, a Vessel Manager’s Undertaking and a Vessel Charterer’s Undertaking (if applicable) with respect to any Additional Vessel, and an Intra-Group Debt Assignment (collectively “Additional Security”), (C) such opinions of counsel (limited to one (1) per applicable jurisdiction and one (1) maritime counsel) as the Facility Agent may reasonably request, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Facility Agent in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Security Document or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents that are applicable to the Guarantors and that all property and assets of such Restricted US Group Company (subject to any exclusions from Collateral as provided in the Security Documents) shall become Collateral; and

(ii)    if any Additional Vessel is acquired after the Closing Date, on the date of acquisition, cause the relevant Restricted US Group Company to satisfy the requirements set forth in clauses (B), (C) and (D) of Section 9.1(v)(i) above with respect to such Additional Vessel;

(w)    Ownership. The Borrower shall remain the 100 percent direct or indirect owner of each Restricted US Group Company, GOLP and TMII (or their Permitted Successors). GOLP and TMII (or their Permitted Successors) shall continue to be the holding entities for the Restricted Non-US Group Companies;

(x)    Pari Passu Obligations. ensure that the Financial Indebtedness of the Borrower and the other Obligors under this Agreement and the other Loan Documents shall at least rank pari passu with any other present or future unsecured Financial Indebtedness thereof;

9.2    Negative Covenants. Each of the Obligors hereby covenants and undertakes, as to itself, with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, without the prior written consent of the Facility Agent (or the Majority Lenders or all of the Lenders if required by Section 14.8):

(a)    Liens. the Borrower shall not, and shall ensure that no other Group Company shall, create or permit to subsist any Lien over any of its assets or enter into arrangements having a similar effect other than Permitted Liens;

(b)    Financial Support. The Borrower shall not, and shall ensure that no other Group Company shall, grant any Financial Support to or for the benefit of any person, other than Permitted Financial Support;

(c)    Distributions. The Borrower shall not and shall ensure that no other Group Company shall, make any Distributions other than a Permitted Distribution;

(d)    Financial Indebtedness. The Borrower shall not and shall ensure that no other Group Company shall, incur any Financial Indebtedness other than Permitted Financial Indebtedness;

(e)    Disposals. The Borrower shall not, and shall ensure that no Restricted Group Company shall, make a Disposal of any Vessel and no Restricted Group Company shall (directly or indirectly) make a Disposal of any Equity Interests in any Vessel Owner or any other entity that owns Vessels, except for any Disposal that is a Permitted Disposal;

(f)    Change in Corporate Structure or Business. the Borrower shall not, and shall ensure that no other Group Company will, cease to carry on its business (excluding cessation with respect to a Group Company (other than the Borrower) which would not have a Material Adverse Effect), or change the general nature of its businesses in any material respect from that carried on or contemplated to be carried on by the Group at the date hereof, other than businesses reasonably related thereto (including, for the avoidance of doubt, related to the generation of energy offshore) or similar, complementary thereto, or which constitute a reasonable extension thereof;

(g)    Transactions with Affiliates. the Borrower shall ensure that no Group Company shall engage, directly or indirectly, in any transaction with any party, except (a) with respect to transactions (1) between Group Companies constituting wholly owned subsidiaries of the Borrower (without regard to directors qualifying shares), or (2) between the Borrower and any Group Companies constituting wholly owned subsidiaries of the Borrower (without regard to directors qualifying shares), or (b) on an arm's length basis (or better from the perspective of a Group Company);

(h)    [Reserved];

(i)    Changes in Offices or Names. Neither the Borrower nor the Guarantors will change the location of its chief executive office, the office of its chief place of business, the office in which the records relating to the earnings or insurances of a Security Vessel are kept or its name unless the Lenders shall have received fifteen (15) days prior written notice of any such change;

(j)    [Reserved];

(k)    Consolidation and Merger. The Borrower will not and will ensure that no other Group Company shall:

(i)    carry out any merger or other business combination or corporate reorganization involving a consolidation of the assets and obligations of such Group Company with any person unless (a) the Collateral existing immediately prior to such merger or other business consolidation or corporate reorganization remains in place at all times or an equivalent Lien is granted on the date of such merger without any hardening periods in respect of any new Collateral provided and (ii) such transaction does not have a Material Adverse Effect or (b) such merger or other business combination or corporate reorganization constitutes a Permitted Disposal;

(ii)    carry out any de-merger or other corporate reorganization with any person unless (a) (i) the Collateral remains in place at all times or an equivalent Lien is granted on the date of such de-merger and (ii) such transaction does not have a Material Adverse Effect or (b) the de-merger or other corporate reorganization constitutes a Permitted Disposal or a Permitted Distribution;

(l)    [Reserved];

(m)    [Reserved];

(n)    No Money Laundering; Sanctions. The Borrower shall ensure that each Group Company will: (a) ensure that no proceeds from the Facility are used directly or indirectly for any purpose which would breach any applicable acts, regulations or laws on bribery, corruption or similar; and (b) conduct its businesses and maintain policies and procedures in compliance with applicable anti-corruption laws;. The Borrower shall adopt and maintain policies intended to ensure that no Group Company will, engage in any conduct prohibited by any applicable Sanctions;

(o)    Use of Proceeds. the Borrower will not use the proceeds of the Facility in violation of Regulation T, Regulation U or Regulation X;

(p)    Compliance with Sanctions.

(i)	No Obligor shall (and each Obligor shall ensure that no other Relevant Person will) take any action, make any omission or use (directly or indirectly) any proceeds of the Loan, in a manner that:

(A)	is a breach of Sanctions; and/or

(B)	causes (or will cause) a breach of Sanctions by any Creditor.

(ii)

No Obligor shall (and each Obligor shall ensure that no other Relevant Person will) take any action or make any omission that results, or is reasonably likely to result, in it or any Creditor becoming a Restricted Party;

9.3    Financial Covenants and Equity Cure.

(a)    Financial Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Notes or any of the Security Documents:

(i)	Free Liquidity. the Obligors shall maintain at all times minimum Free Liquidity of not less than the higher of (i) $ 20,000,000 and (ii) an amount equal to 10% of Net Interest Bearing Debt; and

(ii)	Equity Ratio. the Equity Ratio, as at the end of each Quarter Date, on a consolidated basis for the Group shall be not less than 30%.

(b)    Equity Cure. If the Borrower fails (or would otherwise fail) to comply with any Financial Covenant as at the end of any Quarter Date, and the Borrower receives cash proceeds in the form of new equity or a Subordinated Loan (the "Cure Amount") within 20 Banking Days of the date on which the Compliance Certificates are due hereunder, then such Financial Covenant shall be recalculated after giving effect to the following pro forma adjustments:

(i)	Free Liquidity. the Free Liquidity shall be increased by an amount equal to the Cure Amount; and

(ii)	Equity Ratio. each of Equity and Total Assets shall be increased by an amount equal to the Cure Amount;

and if, after giving effect to the foregoing recalculations, the Borrower would be in compliance with the requirements of all Financial Covenants, the Borrower shall be deemed to have satisfied the requirements of such Financial Covenants as at the end of such Quarter Date as though there had been no failure to comply with such requirement, and the applicable breach or default of such Financial Covenants which had occurred shall be deemed to have been prevented or cured; provided, however, that the Borrower may not cure a breach of Financial Covenant pursuant to this Section 9.3(b) (x) more than 3 times during the term of the Facility and (y) with respect to more than 2 consecutive Quarter Dates.

10.          ASSIGNMENT.

(a)    This Agreement shall be binding upon, and inure to the benefit of, each of the Obligors and each of the Creditors and their respective successors and permitted assigns, except that the Obligors may not assign any of their respective rights or obligations hereunder without the written consent of the Lenders.

(b)    Subject to the terms of this Article 10, each Lender shall be entitled to assign its rights and obligations under this Agreement with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and deemed to have been given if no express refusal is received within five (5) Banking Days after the Borrower receives written notice of the proposed assignment) and the Facility Agent; provided, no such consent of the Borrower shall be necessary in the case of the assignment to (i) another Lender, (ii) an Affiliate, another office or branch of any Lender, (iii) to the Mandated Lead Arranger, or an Affiliate of the Mandated Lead Arranger and made in connection with the facilitation of primary syndication, (iv) any Person during the continuance of any Event of Default, and (v) to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; and, in any case, such Lender shall forthwith give notice of any such assignment to the Borrower and the Facility Agent and, provided no Event of Default has occurred and is continuing, pay the Facility Agent an assignment fee of $7,500 for each such assignment; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. Each of the Obligors will take all reasonable actions requested by the Facility Agent or any Lender to effect such assignment. Notwithstanding the foregoing, no Lender shall assign its rights and obligations under this Agreement to any natural Person, the Borrower or any of the Borrower’s Affiliates, or to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

11.          ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1    Illegality. In the event that by reason of any change after the date of this Agreement in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a basis to conclude that it has become unlawful for such Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Facility advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Facility to such Lender on the last day of any then current Interest Period. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay the Facility, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making the Facility available from another jurisdiction or otherwise restructuring the Facility on a basis which is not unlawful.

11.2    Increased Costs. If any change after the date of this Agreement in applicable law, regulation or regulatory requirement (including any applicable law, regulation or regulatory requirement which relates to capital adequacy or liquidity controls or which affects the manner in which the Lenders allocate capital resources under this Agreement), or in the interpretation or application thereof by any governmental or other authority, shall:

(i)

subject any Lender to any Taxes (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Other Connection Taxes) with respect to its income from the Facility, or any part thereof, or

(ii)

change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower) or such other jurisdiction where the Facility may be payable), or

(iii)

impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender, or

(iv)	impose on any Lender any other condition affecting the Facility or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining the Facility or any part thereof or to reduce the amount of any payment received by such Lender, then and, in any such case, if such increase or reduction, in the opinion of such Lender, materially affects the interests of such Lender under or in connection with this Agreement:

(A)	the Lender shall notify the Facility Agent and the Borrower of the happening of such event, and

(B)	the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction.

11.3    Market disruption. The following provisions of Sections 11.4 and 11.5 apply if:

(a)    the then current Benchmark is not available for an Interest Period on the date of determination of such Benchmark;

(b)    at least one (1) Banking Day before the start of an Interest Period, the Lenders having Commitments amounting to 50% or more of the Facility notify the Facility Agent that such Lenders are unable to borrow Dollars from leading banks in the London Interbank Market in the ordinary course of business at published rates during the Interest Period; or

(c)    before close of business in London two (2) Banking Days before the start of an Interest Period, the Lenders having Commitments amounting to 50% or more of the Facility notify the Facility Agent that such Benchmark for such Interest Period does not adequately and fairly reflect the cost to the Lenders of making or maintaining the Advance for such Interest Period.

11.4    Notification of market disruption. The Facility Agent shall promptly notify the Borrower and each of the Lenders, stating the circumstances falling within Section 11.3 which have caused its notice to be given (the “Market-Disruption Notification”); provided, however, that the Market-Disruption Notification itself shall, absent manifest error, be final, conclusive and binding on all parties hereto.

11.5    Alternative rate of interest during market disruption. For so long as the circumstances falling within Section 11.3 are continuing, the rate of interest on each Lender’s share of the applicable Advance for the Interest Period shall be the percentage rate per annum which is the aggregate of (i) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Facility from whatever source it may reasonably select, (ii) the Margin, and (iii) Mandatory Costs, if any.

11.6    Lender's Certificate Conclusive. A certificate or determination notice of any Lender as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrower.

11.7    Compensation for Losses. Where the Facility or any portion thereof is to be repaid by the Borrower pursuant to this Section 11, the Borrower agrees simultaneously with such repayment to pay to the Lenders all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the Lenders pursuant to this Agreement, together with such amounts as may be certified by the Lenders to be necessary to compensate the Lenders for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain the Facility or such portion thereof for the remainder (if any) of the then current Interest Period or Interest Periods, if any, but otherwise without penalty or premium.

11.8    FATCA.

(a)    FATCA Information.

(i)

Subject to paragraph (iii) below, each party to this Agreement or any Security Document shall, within ten (10) Banking Days of a reasonable request by another party to this Agreement or any Security Document:

(A)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(B)

supply to the requesting party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru percentage” or other information required under the Treasury regulations or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purposes of such requesting party’s compliance with FATCA.

(ii)

If a party to this Agreement or any Security Document confirms to another party pursuant to Section 11.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(iii)

Subclause (i) above shall not oblige any Creditor to do anything which would or might in its reasonable opinion constitute a breach of any law or regulation or any duty of confidentiality provided nothing in this subclause (iii) shall excuse any party from providing a true, complete and correct Internal Revenue Service Form W-8 or W-9 (or any successor or substitute form where applicable), and any information provided on such forms shall not be treated as confidential information for purposes of this subclause (iii).

(iv)

If a party to this Agreement or any Security Document fails to confirm its status or to supply forms, documentation or other information requested in accordance with subclause (i) above (including, for the avoidance of doubt, where subclause (iii) above applies), then

(A)

if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Agreement and the Security Documents as if it is not a FATCA Exempt Party; and

(B)

if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Agreement and the Security Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.

(b)    FATCA Gross-Up and Indemnity.

(i)

If either the Borrower or any Guarantor making a payment under this Agreement or any Security Document makes a payment that requires FATCA Withholding, the Borrower or the Guarantor, as the case may be, shall make that FATCA Withholding from such payment and shall make a payment to the United States government within the time allowed and in the amount required by FATCA.

(ii)

The Borrower and each Guarantor may make any FATCA Withholding required under FATCA and any payment required in connection with that FATCA Withholding and neither the Borrower nor any Guarantor shall be required to increase any payment in respect of which it makes a FATCA Withholding.

(iii)

The Borrower and each Guarantor, as relevant, shall promptly upon becoming aware that a FATCA Withholding is required (or that there is any change in the rate or basis of a FATCA Withholding) notify the Facility Agent accordingly. A Creditor shall notify the Facility Agent on becoming aware that a FATCA Withholding (or that a change in the rate or basis of a FATCA Withholding) may be required on a payment to such Creditor.

(iv)

Within ninety (90) days of making either a FATCA Withholding or any payment required in connection with that FATCA Withholding, the Borrower or any Guarantor making the FATCA Withholding shall deliver to the Facility Agent for the Creditor entitled to the payment evidence reasonably satisfactory to that Creditor that the FATCA Withholding has been made or (as applicable) any appropriate payment paid to the United States Internal Revenue Service.

(c)    FATCA Withholding by a Creditor.

(i)

Each Creditor may make any FATCA Withholding it is required to make under FATCA, and any payment required in connection with that FATCA Withholding, and no Creditor shall be required to increase any payment in respect of which it makes such a FATCA Withholding. A Creditor which becomes aware that it must make a FATCA Withholding in respect of a payment to another party (or that there is any change in the rate or basis of such FATCA Withholding) shall promptly notify that party and the Facility Agent.

(ii)

If the Facility Agent is required to make a FATCA Withholding in respect of a payment to a Creditor which relates to a payment by the Borrower or the Guarantor, the Facility Agent may make the FATCA Withholding, and any payment required in connection with that FATCA Withholding and the Facility Agent (along with the Borrower and Guarantor, shall not be required to increase any payment in respect of which it makes such a FATCA Withholding.

(iii)

The Facility Agent shall promptly upon becoming aware that it must make a FATCA Withholding in respect of a payment to a Creditor which relates to a payment by the Borrower or the Guarantor, as the case may be (or that there is any change in the rate or the basis of such a FATCA Withholding) notify the Borrower or Guarantor and the relevant Creditor.

(d)    FATCA Mitigation.

(i)

If a FATCA Withholding is or will be required to be made by the Borrower or any Guarantor under Section 11.8(b) in respect of a payment to any FATCA Non-Exempt Lender, the Borrower or any Guarantor required to make such FATCA Withholding may, in addition to making any FATCA Withholdings already required not later than the second payment date (under Section 5.1) following a notice given under Sections 11.8(b)(iii) or (c)(i), either:

(A)

prepay in full the Commitment of the FATCA Non-Exempt Lender in accordance with and subject to the conditions of Section 5.2 (it being agreed, however, that (i) no minimum prepayment amount or integral multiple thereof shall apply in this circumstance and (ii) prepayments made pursuant to this Section shall not be distributed to the Lenders on a pro rata basis) upon 180 days’ written notice to the Facility Agent and such FATCA Non-Exempt Lender, specifying the amount to be prepaid, the date on which the prepayment is to be made and the basis for the FATCA Withholding, or

(B)

if no Event of Default or Default has occurred and is continuing, nominate one or more transferee Lenders who would meet the requirements of Section 10 of this Agreement and who upon becoming a Lender would be an FATCA Exempt Party, by notice in writing to the Facility Agent and the FATCA Non-Exempt Lender specifying the terms of the proposed transfer, and cause such transferee Lender(s) to purchase, in accordance with Section 10, all of the FATCA Non-Exempt Lender’s Commitment.

12.         CURRENCY INDEMNITY.

12.1    Currency Conversion. If, for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under this Agreement, the Note or any of the Security Documents, then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “conversion date”), provided that the Creditors shall not be entitled to recover under this Section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note, and/or any of the Security Documents.

12.2    Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but, in any event, not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount then due under this Agreement, the Note and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

12.3    Additional Debt Due. Any amount due from the Borrower under this Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the Security Documents.

12.4    Rate of Exchange. The term “rate of exchange” in this Section 12 means the rate at which the Lenders in accordance with their normal practices are able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13.          FEES AND EXPENSES.

13.1    Fees.

(a)    Commitment Fee. The Borrower shall pay to the Facility Agent for the ratable account of the Lenders, a commitment fee (the “Commitment Fee”) equal to (i) 1.50% multiplied by (ii) the aggregate average daily unused Commitment of all Lenders, payable quarterly in arrears on the last Banking Day of each March, June, September and December from the Closing Date until the final date of the Availability Period (or if earlier, the date of cancellation of the Commitments in full); provided that any accrued and unpaid Commitment Fees shall be payable on the Final Payment Date.

(b)    Other Fees. The Borrower shall pay all such other fees under any Fee Letter on the due date specified therein.

13.2    Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse each of the Creditors for its payment of, the reasonable expenses of the Creditors incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Creditors’ rights or remedies with respect thereto or in the preservation of the Creditors’ priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Creditors’ counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Creditors in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of any Loan Document and stamp and other similar Taxes, if any, incident to the execution and delivery of the documents herein contemplated and to hold the Creditors free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar Taxes. Such Taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Creditors, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Facility Agent, the Security Trustee or the Lenders, at their sole discretion, chooses to make such payment).

14.         THE FACILITY AGENT AND SECURITY TRUSTEE.

14.1    Appointment of Facility Agent. Each of the Creditors irrevocably appoints and authorizes the Facility Agent, which for the purposes of this Section 14 shall be deemed to include the Facility Agent acting in its capacity as Security Trustee pursuant to Section 14.2 to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as is delegated to the Facility Agent by the terms of this Agreement and the other Loan Documents. Neither the Facility Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

14.2    Appointment of Security Trustee. Each of the Creditors irrevocably appoints the Security Trustee as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Creditors or any of them or for the benefit thereof under or pursuant to this Agreement and the other Loan Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Creditor in this Agreement, the Note or the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Creditor or any agent of any Creditor or received or recovered by any Creditor or any agent of any Creditor pursuant to, or in connection with, this Agreement, the Note or the Security Documents whether from the Borrower or any other Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Creditor or any agent of any Creditor in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment and declares that it holds all such property on trust for the Creditors on the terms contained in this Agreement and the other Loan Documents (but shall have no obligations under this Agreement or the other Loan Documents except those expressly set forth herein and therein). Neither the Security Trustee nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the other Loan Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

14.3    Distribution of Payments. Whenever any payment is received by the Facility Agent from the Borrower for the account of the Creditors, or any of them, whether of principal or interest on the Note, commissions, fees under Section 13 or otherwise, it shall thereafter cause to be distributed on the same Banking Day if received before 9:30 a.m. New York time, or on the next Banking Day if received thereafter, like funds relating to such payment ratably to the Creditors according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

14.4    Holder of Interest in Note. The Facility Agent may treat each Creditor as the holder of all of the interest of such Creditor in the Note.

14.5    No Duty to Examine, Etc. Neither the Facility Agent nor the Security Trustee shall be under any duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the Note or the Security Documents or any instrument, document or communication furnished pursuant to this Agreement, the Note or the Security Documents, and each of the Facility Agent and the Security Trustee shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

14.6    Facility Agent and Security Trustee as Lender or Swap Bank. To the extent any portion of the Facility is made available by the Facility Agent, it shall have the same rights and powers hereunder as any other Lender or Swap Bank and may exercise the same as though it were not the Facility Agent, and the term “Lender” or “Lenders” or “Swap Bank” or “Swap Banks” shall include the Facility Agent, in its capacity as a Lender or a Swap Bank. Both the Facility Agent and its respective affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower as if it were not the Facility Agent.

14.7    Acts of the Facility Agent and Security Trustee. The Facility Agent and the Security Trustee shall have duties and discretion, and shall act as follows:

(a)    Obligations of the Facility Agent and Security Trustee. the obligations of the Facility Agent or the Security Trustee, as the case may be, under each of this Agreement and the other Loan Documents are only those expressly set forth in each of this Agreement and the other Loan Documents;

(b)    No Duty to Investigate. neither Facility Agent nor the Security Trustee, as the case may be, shall at any time, unless requested to do so by a Lender or Lenders, be under any duty to investigate whether an Event of Default or a Default has occurred or to investigate the performance of the Borrower under or pursuant to this Agreement and the other Loan Documents;

(c)    Discretion of the Facility Agent and Security Trustee. the Facility Agent and the Security Trustee, as the case may be, shall each be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents, unless the Facility Agent or the Security Trustee, as the case may be, shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that neither the Facility Agent nor the Security Trustee, as the case may be, shall be required to take any action which exposes the Facility Agent or the Security Trustee, as the case may be, to personal liability or which is contrary to this Agreement, the Note or the Security Documents or applicable law;

(d)    Instructions of Majority Lenders. the Facility Agent or the Security Trustee, as the case may be, shall in all cases be fully protected in acting or refraining from acting under this Agreement and the other Loan Documents in accordance with the instructions of the Majority Lenders (or when applicable, all the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders; and

(e)    Permitted Release of Collateral. the Security Agent is irrevocably authorized to release any Guaranty and Collateral over assets which are subject to a Disposal thereof (directly or indirectly) (i) in any merger, de-merger or Disposal permitted in accordance with the terms hereof and (ii) following an enforcement permitted under the Intercreditor Agreement.

14.8    Certain Amendments. This Agreement and the other Loan Documents, and the terms of this Agreement and the other Loan Documents, may not be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected thereby, (i)  reduce the interest rate or extend the time of payment of scheduled principal payments or interest or fees on the Facility, or reduce the principal amount of the Facility or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of Facility shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 14.8, (iv) amend the definition of Majority Lenders, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release the Borrower from any of its obligations under this Agreement and the other Loan Documents except as expressly provided in this Agreement or the other Loan Documents, (vii) release a Guarantor from any of its obligations under this Agreement or the Guaranty to which it is a party except as expressly provided in this Agreement or the relevant Guaranty, (viii) amend, modify or waive any of the Events of Default or any mandatory prepayment pursuant to Section 5.4, (ix) extend the Final Availability Date or (x) amend or waive any provision if the Facility Agent or any Lender reasonably believes that it may constitute a “material modification” within the meaning of FATCA that may result (directly or indirectly) in any party to this Agreement or any Security Document being required to make a FATCA Withholding. All amendments approved by the Majority Lenders under this Section 14.8 must be in writing and signed by the Borrower and each of the Majority Lenders. No provision of this Section 14 or any other provisions relating to the Facility Agent may be modified without the consent of the Facility Agent.

14.9    Assumption re Event of Default. Except as otherwise provided in Section 14.15, the Facility Agent and the Security Trustee, as the case may be, shall each be entitled to assume that no Event of Default or Default has occurred and is continuing, unless the Facility Agent or the Security Trustee, as the case may be, has been notified by the Borrower of such fact, or has been notified by a Creditor that such Creditor considers that an Event of Default or Default (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Facility Agent or the Security Trustee, as the case may be, shall have been notified by the Borrower or any other Creditor in the manner set forth in the preceding sentence of any Event of Default or Default, the Facility Agent or the Security Trustee, as the case may be, shall notify the other Creditors and shall take action and assert such rights under this Agreement and the other Loan Documents as the Majority Lenders shall request in writing.

14.10    Limitations of Liability. No Creditor shall be under any liability or responsibility whatsoever:

(a)    to the Borrower or any other Person as a consequence of any failure or delay in performance by, or any breach by, any other Creditor or any other Person of any of its or their obligations under this Agreement, the Note or the Security Documents;

(b)    to any other Creditor as a consequence of any failure or delay in performance by, or any breach by, the Borrower of any of its obligations under this Agreement, the Note or the Security Documents; or

(c)    to any other Creditor for any statements, representations or warranties contained in this Agreement, the Note or the Security Documents or in any document or instrument delivered in connection with the transactions contemplated by this Agreement, the Note or the Security Documents; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Note or the Security Documents or any document or instrument delivered in connection with the transactions contemplated by this Agreement, the Note or the Security Documents.

14.11    Indemnification of the Facility Agent and Security Trustee. The Lenders agree to indemnify each of the Facility Agent and the Security Trustee (to the extent not reimbursed by the Borrower), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, the Facility Agent or the Security Trustee or both, as the case may be, in any way relating to or arising out of this Agreement, the Note or the Security Documents, any action taken or omitted by the Facility Agent or the Security Trustee, as the case may be, thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Note or the Security Documents, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Facility Agent's or the Security Trustee’s, as the case may be, gross negligence or willful misconduct.

14.12    Consultation with Counsel. The Facility Agent and the Security Trustee may each consult with legal counsel selected by the Facility Agent or the Security Trustee, as the case may be, and shall not be liable to one another for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

14.13    Resignation. The Facility Agent or the Security Trustee, as the case may be, may resign at any time by giving sixty (60) days' written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Facility Agent or the Security Trustee, as the case may be. If no successor Facility Agent or the Security Trustee, as the case may be, shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Facility Agent's or the Security Trustee’s, as the case may be, giving notice of resignation, then the retiring Facility Agent or the Security Trustee, as the case may be, may, on behalf of the Lenders, appoint a successor Facility Agent or the Security Trustee, as the case may be, which shall be a bank or trust company of recognized standing. The appointment of any successor Facility Agent or the Security Trustee, as the case may be, shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Facility Agent's or the Security Trustee’s, as the case may be, resignation as Facility Agent or the Security Trustee, as the case may be, hereunder, the provisions of this Section 14 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Facility Agent or the Security Trustee, as the case may be.

14.14    Representations of Lenders. Each Lender represents and warrants to each other Creditor that:

(a)    in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Creditor; and

(b)    so long as any portion of its Commitment remains outstanding, it shall continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

14.15    Notification of Event of Default. Each Creditor hereby undertakes to promptly notify the other Creditors of the existence of any Event of Default which shall have occurred and be continuing of which such Creditor has actual knowledge.

14.16    Erroneous Payments.

(a)    With respect to any payment that the Facility Agent makes to any Lender or other Creditor as to which the Facility Agent determines that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made the corresponding payment to the Facility Agent; (2) the Facility Agent has made a payment in excess of the amount(s) received by it from the Borrower either individually or in the aggregate (whether or not then owed); or (3) the Facility Agent has for any reason otherwise erroneously made such payment; then each of the Creditors severally agrees to repay to the Facility Agent forthwith on demand the Rescindable Amount so distributed to such Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Facility Agent, at the Federal Funds Rate. A notice of the Facility Agent to any Person under this clause (a) shall be conclusive, absent manifest error.

(b)    Notwithstanding anything to the contrary in this Agreement, if at any time the Facility Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Creditor, whether or not in respect of a Secured Obligation due and owing by a Creditor at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Facility Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount was received by it to but excluding the date of payment to the Facility Agent, at the Federal Funds Rate. A notice of the Facility Agent to any Person under this clause (b) shall be conclusive, absent manifest error. To the extent permitted by law, each Lender and each other Creditor irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Facility Agent shall inform each Lender or other Creditor that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 14.16 shall survive the resignation or replacement of the Facility Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

(c)    Each Lender or Creditor hereby authorizes the Facility Agent to set off, net and apply any and all amounts at any time owing to such Lender or Creditor under any Loan Document against any amount due to the Facility Agent under immediately preceding clauses (a) or (b) under the indemnification provisions of this Agreement.

(d)    The parties hereto agree that payment of a Rescindable Amount shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Obligor, except, in each case, to the extent such Rescindable Amount is, and solely with respect to the amount of such Rescindable Amount that is, comprised of funds received by the Facility Agent from the Borrower or any other Obligor for the purpose of making such Rescindable Amount. For the avoidance of doubt, no provision in this Section 14.16 shall be interpreted to increase (or accelerate the due date for) or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower or other Obligor relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had the erroneous Rescindable Amount not been paid by the Facility Agent. .

14.17    Intercreditor Agreement. Notwithstanding anything to the contrary in this Section 14, in the event of any conflict between the terms of the Intercreditor Agreement and this Section 14, the terms of the Intercreditor Agreement shall prevail.

15.          APPLICABLE LAW, JURISDICTION AND WAIVER.

15.1    Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

15.2    Jurisdiction. IN THE EVENT THE BORROWER COMMENCES ANY ACTION, SUIT, PROCEEDING OR CLAIM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, SUCH ACTION, SUIT, PROCEEDING OR CLAIM SHALL BE BROUGHT ONLY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, LOCATED IN THE BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS GENERALLY AND UNCONDITIONALLY TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (II) WAIVES JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT AND FUTURE DOMICILE OR OTHERWISE AND ANY DEFENSE OF FORUM NON CONVENIENS, (III) AGREES THAT SERVICE DELIVERED TO THE ADDRESSES PROVIDED IN SECTION 16 HEREOF AND IN ACCORDANCE WITH SECTION 16 HEREOF IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND (IV) AGREES THAT SUCH SERVICE IS AND WOULD BE EFFECTIVE AND BINDING IN EVERY RESPECT UNDER THE FEDERAL RULES OF CIVIL PROCEDURE AND THE NEW YORK PRACTICE LAW AND RULES, AND THE BORROWER WAIVES ANY DEFENSE OR OBJECTION OF INSUFFICIENT SERVICE OR SERVICE OF PROCESS OR OF LACK OF PERSONAL JURISDICTION. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE CREDITORS MAY BRING ANY LEGAL ACTION OR PROCEEDING IN ANY OTHER APPROPRIATE JURISDICTION.

15.3    WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND BETWEEN THE BORROWER AND THE CREDITORS THAT ALL OF THEM HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR THE SECURITY DOCUMENTS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15.3 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

16.    NOTICES AND DEMANDS. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, email or similar writing) and shall be given to the Borrower and/or the Creditors at its respective address or email address set forth below or at such other address as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by email, when such email is transmitted to the email address specified in this Section 16 on a Banking Day (if transmitted after 5:00 p.m. on a Banking Day or on a day that is not Banking Day, such notice shall be deemed to have been transmitted on the following Banking Day) and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

If to the Borrower:

TIDEWATER INC.

6002 Rogerdale Road, Suite 600
Houston, Texas  77072
Telephone No. : (713) 470-5235
Attention: Darren Vorst

Email: DVorst@TDW.com

If to the Facility Agent:

DNB BANK ASA, NEW YORK BRANCH
30 Hudson Yards, 81st Floor
New York, New York 10001
Telephone No.: (212) 681-3800
Attention: Credit Middle Office / Loan Services Department / Samantha Stone / Andreas Hundven
Email: nyloanscsd@dnb.no and AgencyNY@dnb.no;

Andreas.Kastad.Hundven@dnb.no; Samantha.Stone@dnb.no

If to the Security Trustee:

NORDIC TRUSTEE AS

Kronprinsesse Märthas plass 1

N-0160 Oslo

Norway

Attn: Corporate Bond & Loan Transactions, Lars Erik Lærum

Email: mail@nordictrustee.com and laerum@nordictrustee.com

17.         MISCELLANEOUS.

17.1    Time of Essence. Time is of the essence with respect to this Agreement but no failure or delay on the part of the Creditors to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Creditors of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2    Unenforceable, etc., Provisions–Effect. In case any one or more of the provisions contained in this Agreement, the Note or in any Security Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrower, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3    References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Agreement, unless the context otherwise requires.

17.4    Further Assurances. The Borrower agrees that if this Agreement or any Security Document shall, in the reasonable opinion of the Creditors, at any time be deemed by the Creditors for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Creditors may be required in order to more effectively accomplish the purposes of this Agreement, the Note or any Security Document.

17.5    Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Borrower on the one part, and the Creditors, on the other part, with respect to the transactions contemplated herein whether written or oral are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Borrower and the Creditors are parties, which alone fully and completely express the agreements between the Borrower and the Creditors.

17.6    Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto. Subject to Section 14.8, any provision of this Agreement, the Note or any Security Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Facility Agent and the Majority Lenders. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

17.7    Facility Agent to Maintain Register. The Facility Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the principal amount of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to above and any written consent to such assignment required, the Facility Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Facility Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

17.8    Assumption re Event of Default. The Creditors shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Creditors have been notified by the Borrower of such fact. In the event that the Creditors shall have been notified, in the manner set forth in the preceding sentence, by the Borrower of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Creditors may take action and assert such rights under this Agreement, under the Note and under Security Documents as it determines are appropriate.

17.9    Indemnification. The Borrower agrees to indemnify each of the Creditors, its respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of, (a) any violation by the Borrower (or any charterer or other operator of a Security Vessel prior to foreclosure or other control of a Security Vessel being transferred to the Security Trustee or its designee) of any applicable Environmental Law, (b) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower (or, after foreclosure to the extent the Environmental Claim arose before the foreclosure, by the Security Trustee or any of its successors or assigns), (c) the breach of any representation, warranty or covenant set forth in Sections 2.1(q) or 9.1(n), (d) the execution, delivery, performance or non-performance by the Borrower or any Affiliate of this Agreement, the Note, any Security Document, or any of the documents referred to herein or contemplated hereby (whether or not the Indemnitee is a party thereto) or (e) any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory authority or enforcement authority or third party concerning any actual or alleged breach of Sanctions by any Creditor in connection with (directly or indirectly) the Facility; provided however, that Borrower shall not be liable for any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever resulting from Facility Agent’s, Security Trustee’s or any other Lender’s gross negligence, willful misconduct or intentional breach of this Agreement. If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Borrower under this Section 17.9 shall survive the termination of this Agreement and the repayment to the Creditors of all amounts owing thereto under or in connection herewith.

17.10    USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Facility Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”), and the policies and practices of the Facility Agent, each of the Creditors is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Creditors to identify the Borrower in accordance with the Patriot Act. In addition, the Borrower shall: (a) ensure that no Person who owns a controlling interest in or otherwise controls the Borrower or any subsidiary of any thereof is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders; (b) not use or permit the use of the proceeds of the Facility to violate any of the foreign asset control regulations of (i) any Sanctions Authority or (ii) OFAC or any enabling statute or Executive Order relating thereto; and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

17.11    Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

17.12    WAIVER OF IMMUNITY. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTE AND THE SECURITY DOCUMENTS.

17.13    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; and

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of the applicable Resolution Authority.

17.14    Publication. Subject to Section 17.15, the Facility Agent or any Mandated Lead Arranger may, at its option and sole expense, publish information about its participation (including its arranger and agent role) in the Facility and for such purpose only, use the logo and trademark of the Borrower, each Guarantor or any other Obligor.

17.15    Confidentiality. Each of the Facility Agent, Security Trustee and the other Creditors agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority or government agency purporting to have jurisdiction and/or supervision over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) to the extent pertinent, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 17.15, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement (whether directly or indirectly), (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (iii) to any credit insurance provider of a Lender; (g) to any Classification Society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 17.15 (it being understood that Information provided to creditors or potential creditors of the Creditors and their Affiliates, or to another Person subject to a confidentiality or non-disclosure agreement, is not public disclosure), or (y) becomes available to the Facility Agent, Security Trustee, any Creditor or any of their respective Affiliates on a non-confidential basis from a source other than a Obligor.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

BORROWER:

TIDEWATER INC.

By:
Name:
Title:

[Signature Page to $25M Super Senior Secured Credit Agreement]

DNB BANK ASA, NEW YORK BRANCH as Facility Agent and Swap Bank

By:
Name:
Title:

By:
Name:
Title:

DNB CAPITAL LLC, as Lender

By:
Name:
Title:

By:
Name:
Title:

DNB MARKETS, INC. as Bookrunner and Mandated Lead Arranger

By:
Name:
Title:

By:
Name: Title:

[Signature Page to $25M Super Senior Secured Credit Agreement]

NORDIC TRUSTEE AS, as Security Trustee

By:
Name:
Title:

[Signature Page to $25M Super Senior Secured Credit Agreement]

CONSENT AND AGREEMENT

Each of the undersigned, referred to in the foregoing Agreement as a “Guarantor” hereby consents and agrees to said Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to it contained in Sections 2 and 9 of said Agreement to the same extent as if the undersigned were a party to said Agreement.

TIDEWATER MARINE HULLS, L.L.C.

GULF FLEET SUPPLY VESSELS, L.L.C.

TIDEWATER GOM, INC.

TIDEWATER MARINE VESSELS, L.L.C.

TIDEWATER MARINE FLEET, L.L.C.

GULFMARK AMERICAS, INC.

TIDEWATER MARINE SHIPS, L.L.C.

TIDE STATES VESSELS, L.L.C.

TIDEWATER MARINE, L.L.C.

TWENTY GRAND MARINE SERVISES L.L.C.

JAVA BOAT CORPORATION

QUALITY SHIPYARDS, L.L.C.

TIDEWATER MARINE SAKHALIN, L.L.C.

HILLIARD OIL & GAS, INC.

S.O.P. INC.

TIDEWATER CORPORATE SERVICES L.L.C.

TIDEWATER VENTURE, INC.

TIDEWATER SUBSEA, L.L.C.

TIDEWATER MARINE WESTERN, L.L.C.

TIDEWATER SUBSEA ROV, L.L.C.

GULFMARK MANAGEMENT INC.

GULFMARK THAILAND LLC

GOMI HOLDINGS, INC.

GORGON NEWCO LLC

GULFMARK CAPITAL LLC

GULFMARK FOREIGN INVESTMENTS

GM OFFSHORE INC.

POINT MARINE, L.L.C.

TWENTY GRAND BRAZIL, L.L.C.

ZAPATA GULF MARINE, L.L.C.

TIDE STATES, L.L.C.,

AS GUARANTORS

By:
Name:
Title:

[Signature Page to Consent and Agreement of Guarantors

to $25M Super Senior Secured Credit Agreement]

SCHEDULE 1

Lenders and Commitments

Lender	Commitment

DNB Capital LLC 30 Hudson Yards, 81st Floor New York, New York 10001 Attention: Andreas Hundven Email: Andreas.Kastad.Hundven@dnb.no Loan Administration Department: Attention: Loan Services Department Telephone: (212) 681-3837 / (212) 681-3800 Email: nyloanscsd@dnb.no	$25,000,000

SCHEDULE 2

Guarantors

Guarantors:	Jurisdiction of Organization:
Tidewater Marine Hulls, L.L.C.	Louisiana
Gulf Fleet Supply Vessels, L.L.C.	Louisiana
Tidewater GOM, Inc.	Louisiana
Tidewater Marine Vessels, L.L.C.	Louisiana
Tidewater Marine Fleet, L.L.C.	Louisiana
GulfMark Americas, Inc.	Delaware
Tidewater Marine Ships, L.L.C.	Louisiana
Tide States Vessels, L.L.C.	Louisiana
Tidewater Marine, L.L.C.	Louisiana
Twenty Grand Marine Servises L.L.C.	Louisiana
Java Boat Corporation	Louisiana
Quality Shipyards, L.L.C.	Louisiana
Tidewater Marine Sakhalin, L.L.C.	Louisiana
Hilliard Oil & Gas, Inc.	Nevada
S.O.P. Inc.	Louisiana
Tidewater Corporate Services L.L.C.	Delaware
Tidewater Venture, Inc.	Delaware
Tidewater Subsea, L.L.C.	Louisiana
Tidewater Marine Western, L.L.C.	Delaware
Tidewater Subsea ROV, L.L.C.	Louisiana
GulfMark Management Inc.	Delaware
GulfMark Thailand LLC	Delaware
GOMI Holdings, Inc.	Delaware
Gorgon Newco LLC	Delaware
GulfMark Capital LLC	Delaware
GulfMark Foreign Investments	Delaware
GM Offshore Inc.	Delaware
Point Marine, L.L.C.	Louisiana
Twenty Grand Brazil, L.L.C.	Louisiana
Zapata Gulf Marine, L.L.C.	Louisiana
Tide States, L.L.C.	Louisiana

SCHEDULE 3

Initial Vessels and Vessel Owners

#	Initial Vessel:	Vessel Owner:	Built	Flag:	IMO No.	Vessel Charterer
1	CARR TIDE	Tidewater Marine Hulls, L.L.C.	2012	Vanuatu	9533608	TMII Qatar
2	CHAUVIN TIDE	Gulf Fleet Supply Vessels, L.L.C.	2014	Vanuatu	9659359	Tidewater Al Rushaid Company
3	CINDY BROWN TIDE	Tidewater GOM, Inc.	2011	USA	9418547	Tidewater Marine LLC
4	COXON TIDE	Tidewater Marine Vessels, L.L.C.	2012	Vanuatu	9545857	Pan Marine do Brasil Ltda.
5	DEMAREST TIDE	Tidewater Marine Fleet, L.L.C.	2013	Vanuatu	9608740	Pan Marine International, Inc.- Egypt
6	FANNING TIDE	Tidewater Marine Hulls, L.L.C.	2013	Vanuatu	9608738	Java Boat Corporation BV
7	FELTON TIDE	Tidewater Marine Fleet, L.L.C.	2013	Mexico	9533622	Logistica Mexicana del Caribe
8	GAMMAGE TIDE	Tidewater Marine Hulls, L.L.C.	2011	Vanuatu	9533581	Sonatide Marine Ltd.
9	GERARD TIDE	Tidewater Marine Fleet, L.L.C.	2012	Vanuatu	9533593	TMII - Suriname
10	HANDIN TIDE	Tidewater Marine Fleet, L.L.C.	2012	Vanuatu	9533672	Tidewater Marine LLC
11	HERCULES	GulfMark Americas, Inc.	2016	USA	9677923	Great Eastern Group, Inc.
12	IBERVILLE	GulfMark Americas, Inc.	2004	USA	9285275	Tidewater Marine LLC
13	J KEITH LOUSTEAU	Tidewater Marine Ships, L.L.C.	2004	Vanuatu	9476850	Sonatide Marine Ltd.
14	LEBOUEF TIDE	Tidewater GOM, Inc.	2010	Vanuatu	9418535	Pan Marine International, Inc.

15	LUNDSTROM TIDE	Tidewater Marine Vessels, L.L.C.	2013	Vanuatu	9608271	Pan Marine International, Inc. - Egypt
16	MARTY QUIST TIDE	Tidewater Marine Ships, L.L.C.	2010	Vanuatu	9476903	Tidewater Al Rushaid Company
17	MISS MARILENE TIDE	Tidewater GOM, Inc.	2013	USA	9668166	Tidewater Marine LLC
18	MONTET TIDE	Tidewater Marine Fleet, L.L.C.	2012	Vanuatu	9533610	Sonatide Marine Ltd.
19	NETHERLAND TIDE	Tidewater Marine Ships, L.L.C.	2010	Vanuatu	9476898	Sonatide Marine Ltd.
20	POLARIS	GulfMark Americas, Inc.	2014	USA	9582312	TMII - Guyana
21	POTTER TIDE	Tidewater GOM, Inc.	2017	USA	9693525	Tidewater Marine LLC
22	REGULUS	GulfMark Americas, Inc.	2015	USA	9582324	Tidewater Marine LLC
23	ROYAL	GulfMark Americas, Inc.	2004	USA	9315525	Tidewater Marine LLC
24	SHEPHERD TIDE	Tidewater Marine Hulls, L.L.C.	2011	Vanuatu	9533555	TDW Marine Charter Services Pte. Ltd.
25	SOUTHERN TIDE	Tide States Vessels, L.L.C.	2016	USA	9779214	Tidewater Marine LLC
26	STATES TIDE	Tide States Vessels, L.L.C.	2016	USA	9802425	Tidewater Marine LLC
27	STEPHEN WALLACE DICK	Tidewater Marine Hulls, L.L.C.	2011	Vanuatu	9533658	International Maritime Services
28	TERRY TIDE	Gulf Fleet Supply Vessels L.L.C.	2015	Vanuatu	9659361	Sonatide Marine Ltd.
29	TROMS HERA	Tidewater Marine Vessels, L.L.C.	2015	Vanuatu	9732967	Tidewater Marine LLC
30	TROMS MIRA	Tidewater Marine Fleet, L.L.C.	2015	Isle of Man	9709116	Tidewater Marine UK Ltd.
31	WILLIAM R CROYLE II	Tidewater Marine Ships, L.L.C.	2009	Vanuatu	9476862	Tidewater Al Rushaid Company
32	YOUNGS TIDE	Tidewater GOM, Inc.	2018	USA	9693537	TMII - Suriname

Exhibit A

Form of Note

Exhibit B

Form of Compliance Certificate

Exhibit C

Form of Drawdown Notice

Exhibit D-1

Form of U.S. Mortgage

FIRST PREFERRED FLEET MORTGAGE

on the United States Flag Vessels

Listed on Schedule 1 hereto

granted by

TIDEWATER GOM, INC.,

as Owner

in favor of

NORDIC TRUSTEE AS,

acting in its capacity as security trustee,

as Mortgagee

November 16, 2021

D1-1

Synopsis of Mortgage

Name and Official Number of the Vessels:	See Schedule 1

Type of Instrument:	First Preferred Fleet Mortgage

Date of Instrument:	November 16, 2021

Name of Mortgagor (Percentage of Vessels owned):	TIDEWATER GOM, INC. (100%)

Address of Mortgagor:	6002 Rogerdale Road, Suite 600 Houston, Texas 77072

Name of Mortgagee:	NORDIC TRUSTEE AS, as security trustee

Address of Mortgagee:	Kronprinsesse Märthas plass 10160 Oslo, Norway

Total amount of Mortgage:

Two Hundred Eighty Million United States Dollars (USD280,000,000) (exclusive of interest, expenses, and fees), plus the amount of any interest, commission, default interest, fees, costs and expenses and performance of mortgage covenants.

D1-2

FIRST PREFERRED FLEET MORTGAGE

THIS FIRST PREFERRED FLEET MORTGAGE (this “Mortgage”) is made and given this 16th day of November, 2021 by TIDEWATER GOM, INC., a corporation organized under the laws of the State of Louisiana, whose principal address is 6002 Rogerdale Road, Suite 600, Houston, Texas  77072 (the “Owner”) in favor of NORDIC TRUSTEE AS, acting through its office at Kronprinsesse Märthas plass 1, 0160 Oslo, Norway, with registration number 963 342 624) (“NT”), in its capacity as security trustee (hereinafter the “Mortgagee”, which expression includes its successors and assigns) for the Secured Parties.

WHEREAS:

(A)    The Owner is the sole owner of the whole of the United States flagged vessels each registered in the name of the Owner under the laws and flag of the United States of America, which vessels are further described on Schedule 1 attached hereto and made a part hereof;

(B)    Pursuant to bond terms dated as of November 15, 2021 (as amended, restated, modified and/or supplemented from time to time, the “Bond Terms”), by and between Tidewater Inc., a corporation incorporated under the laws of the State of Delaware with file number 496908 and LEI-code 2549000JA5GRUPLMUH98, as issuer (the “Issuer”), and NT, as bond trustee for the Senior Secured Bondholders (in such capacity, the “Bond Trustee”), the Issuer has issued bonds (with ISIN NO0011129579 after the Compliance Period (as defined in the Bond Terms) and ISIN NO0011129587 in the Compliance Period) in an initial aggregate amount equal to USD175,000,000 and a maximum amount of up to USD200,000,000, subject to the terms and conditions of the Bond Terms. A copy of the Bond Terms is annexed to this Mortgage as Exhibit A and made a part hereof;

(C)    Pursuant to that certain credit facility agreement dated as of November 16, 2021 (as the same may be amended, restated and/or supplemented from time to time, the “RCF Agreement”), by and among (i) the Issuer, as borrower, (ii) the financial institutions listed in Schedule 1 thereto, as lenders (the “Lenders”), (iii) DNB Bank ASA, as facility agent (in such capacity, the “RCF Agent”), and NT, as security trustee, the Lenders have agreed to make available to the Issuer a super senior secured revolving credit facility in the aggregate amount of up to USD25,000,000, for the purposes set out therein. A copy of the RCF Agreement is annexed to this Mortgage as Exhibit B and made a part hereof;

(D)    The Owner has entered into an intercreditor agreement dated as of November 16, 2021 (as the same may be amended, restated and/or supplemented from time to time, the “Intercreditor Agreement”), with, among others, (i) the Bond Trustee, (ii) the RCF Agent, (iii) the Issuer, as the company, (iv) the Owner and the other companies listed on the signing pages thereof, as original Debtors, and (v) NT, in its capacity as security agent for the Secured Parties (in such capacity, the “Security Agent”), pursuant to which , among other things, the rights and obligations between the Secured Parties are regulated and NT (and its successors and assigns) has been appointed as “Security Agent”. A copy of the Intercreditor Agreement is annexed to this Mortgage as Exhibit C and made a part hereof;

D1-3

(E)    As a condition under the Bond Terms and the RCF Agreement and in connection with the Intercreditor Agreement, the Owner has entered into that certain guarantee dated as of November 16, 2021 (as the same may be amended, restated and/or supplemented from time to time, the “Guarantee”), made by the Owner and the other Original Guarantors (as defined therein, and as hereinafter known as the “Guarantors”) in favor of the Security Agent. A copy of the Guarantee is annexed to this Mortgage as Exhibit D and made a part hereof;

(F)    Pursuant to, among other things, that certain trust appointment letter dated as of November 16, 2021, it was agreed that the Mortgagee would hold, among other things, this Mortgage for the benefit of the Secured Parties;

(G)    Pursuant to the Debt Documents, the Owner has agreed to execute and deliver this Mortgage in favor of the Mortgagee as security for the Secured Obligations and for its performance and observance of and compliance with its covenants, terms and conditions contained in the Debt Documents to which the Owner is or is to be a party; and

(H)    The Owner, in order to secure the payment of the Secured Obligations and to secure the performance and observance of and compliance with all the covenants, terms and conditions contained in this Mortgage and the other Debt Documents, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this first preferred mortgage under and pursuant to the Maritime Law.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the Owner hereby agrees as follows:

SECTION 1.     Defined Terms.

1.1     Defined Terms. In this Mortgage, unless the context otherwise requires:

(a)     “Classification Society” means the member(s) of the International Association of Classification Societies with whom the Vessels are entered and who conducts periodic physical surveys and/or inspections of the Vessels;

(b)     “Earnings” includes all freight, hire and passage moneys, compensation payable in event of requisition of the Vessels for hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever payable and belonging to the Owner due or to become due in respect of the Vessels at any time during the Security Period;

(c)     “Insurances” includes all policies and contracts of insurance and all entries of the Vessels in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of the Vessels and their Earnings or otherwise howsoever in connection with the Vessels;

(d)     “Maritime Law” means the United States Ship Mortgage Act, 1920, as amended, inter alia, by Public Law 100-710 (46 USC Section 31301 et seq.);

(e)     “Person” means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof

D1-4

(f)     “Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessels or otherwise than by requisition for hire;

(g)     “Secured Obligations” means all liabilities which the Owner has, at the date of this Mortgage or at any later time or times, under or in connection with any Debt Document to which the Owner is or is to be a party or any judgment relating to any such Debt Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

(h)     “Security Period” means the period commencing on the date hereof and terminating upon the Final Discharge Date;

(i)     “Vessels” means the whole of the vessels described in Recital A hereof and includes their engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessels, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessels, do not become the property of the Owner; and

(j)     “War Risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion Clause.

1.2     Other Defined Terms. Except as otherwise defined herein, including in the preamble and the recitals hereof, terms defined in the Intercreditor Agreement shall have the same meaning when used herein.

1.3     Intercreditor Agreement Terms Prevails. This Mortgage shall be read together with the Intercreditor Agreement but in case of any inconsistency or conflict between the two, the provisions of the Intercreditor Agreement shall prevail to the extent not contrary to any relevant legal requirement relating to the creation, validity and enforceability of the security interests purported to be created pursuant to this Mortgage and provided further that this Section 1.3 shall not be construed to limit in any way any covenant or obligation of the Owner under this Mortgage or to affect the governing law provision found in Section 16 of this Mortgage.

SECTION 2.     Grant of Mortgage. In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Secured Obligations and to secure its performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the other Debt Documents to which it is a party, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessels TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Secured Obligations and to secure its performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the other Debt Documents to which it is a party;

D1-5

PROVIDED, ONLY, and the condition of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid the Secured Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage and the other Debt Documents to which it is a party and shall perform, observe and comply with all and singular of the covenants, terms and conditions contained in this Mortgage and the other Debt Documents to which it is a party, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the United States of America otherwise to be and remain in full force and effect.

SECTION 3.     Representations and Warranties. The Owner hereby represents and warrants to the Mortgagee that:

3.1     Corporate Existence. The Owner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana with its 6002 Rogerdale Road, Suite 600, Houston, Texas 77072;

3.2     No Encumbrances. The Owner lawfully owns the whole of the Vessels free from any security interest, debt, lien, mortgage, charge, encumbrance, or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5.11 hereof; and

3.3     Vessels Seaworthy. The Vessels are tight, staunch, and strong and well and sufficiently tackled, appareled, furnished, and equipped and in all respects seaworthy.

SECTION 4.     Certain Covenants.

4.1     Payment of Secured Obligations. The Owner hereby covenants and agrees to pay the Secured Obligations when due to the Mortgagee or its successors or assigns and to comply with the covenants, terms and conditions herein and in this Mortgage and the other Debt Documents to which it is a party, expressed or implied on its part to be observed, performed or complied with or applicable to it.

4.2     Covenants Regarding Security Granted Hereunder. It is declared and agreed that:

(a)     Continuing Security. The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Secured Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

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(b)     Settlement Conditional. Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the other Secured Parties, related to or which reduces the Secured Obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(c)     Rights Not Affected. The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

(i)     any time or waiver granted to, or composition with, the Owner or any other Person; or

(ii)     the taking, variation, compromise, renewal, or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or

(iii)     any legal limitation, disability, dissolution, incapacity, or other circumstances relating to the Owner or any other Person; or

(iv)     any amendment or supplement to the Intercreditor Agreement or any of the other Debt Documents; or

(v)     the unenforceability, invalidity or frustration of any Secured Obligations of the Owner or any other Person under the Bond Terms, the RCF Agreement or any of the other Debt Documents.

(d)     No Security Received by Owner. The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(e)     No Right of Contribution, Set-Off, Etc. Until the Secured Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made under this Mortgage or any of the other Debt Documents on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i)     be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security, or agreement; or

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(ii)     exercise any right of set-off or counterclaim against any such co-surety; or

(iii)     receive, claim or have the benefit of any payment, distribution, security, or indemnity from any such co-surety; or

(iv)     unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(f)     Rights of Subrogation Subordinated. The Owner hereby irrevocably subordinates all of its rights of subrogation against the Issuer or any other Obligor or their respective assets (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any such Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise under this Mortgage or any of the other Debt Documents until full and final payment of all of the Secured Obligations.

SECTION 5.     Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

5.1     Corporate Existence.

(a)     to maintain its existence as a corporation under the laws of the State of Louisiana;

(b)     to remain in good standing under the laws of the State of Louisiana; and

(c)     to maintain a registered agent as required by the laws of the State of Louisiana.

5.2     Insurances. To maintain the insurances with respect to the Vessels, as set forth in Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, and to comply with Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, which Section 9.1(g) of the Bond Terms and Section 9.1(g) of the RCF Agreement are expressly incorporated into this Mortgage with any necessary modifications;

5.3     Vessels Maintenance. (a) to keep and to cause to be kept the Vessels in a good and efficient state of repair so as to maintain its present class with its Classification Society and so as to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the United States, (b) to make available to the Mortgagee, upon its request, a class status report issued by the Classification Society in respect of the Vessels, and (c) to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessels;

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5.4     Surveys. to submit or to cause the Vessels to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof;

5.5     Permitted Access to Vessels. to permit in accordance with Section 13.19(f) of the Bond Terms and Section 9.1(g)(vi) of the RCF Agreement, the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessels at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessels;

5.6     Payment of Debts; Release from Arrest.

(a)     to pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessels except to the extent permitted by Section 5.11 hereof; and

(b)     in the event of an arrest of any Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid, unless such arrest is being contested in good faith and by appropriate proceedings or other acts, to procure the release of the Vessel from such arrest or detention within forty-five (45) Business Days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

5.7     Information Regarding Vessels Employment. to promptly furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from time to time reasonably request regarding the Vessels, their employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessels;

5.8     Notification of Significant Events. reasonably soon after learning of the same, to notify or cause to be notified the Mortgagee forthwith in writing of :

(a)     any accident to any Vessel involving repairs the cost whereof will or is likely to exceed One Million United States Dollars (USD1,000,000); and

(b)     unless promptly released or unless such arrest is being contested in good faith and by appropriate proceedings or other acts, any arrest of any Vessel.

5.9     Requisition Compensation. to provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of the Vessels;

5.10     Vessel Registration. to keep the Vessels duly registered under the laws and regulations of the United States;

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5.11     No Encumbrances. to keep and to cause the Vessels to be kept free and clear of all liens, charges, mortgages and other encumbrances except as Permitted Security (as defined in the Bond Terms), and except for crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than forty-five (45) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessels to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessels from arrest, and not, except as Permitted Security, to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee;

5.12     No Sale of Vessels. not, except in accordance with the Bond Terms and the RCF Agreement, to sell, abandon or otherwise dispose of the Vessels or any of them or any interest therein;

5.13     Payment of Enforcement Expenses. to pay promptly to the Mortgagee all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder;

5.14     Perfection of Mortgage. to comply with and satisfy all the requisites and formalities established by the Maritime Law to perfect this Mortgage as a legal, valid and enforceable first preferred lien upon the Vessels and to furnish to the Mortgagee from time to time such proof as the Mortgagee may request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5.14;

5.15     Notice of Mortgage. to place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessels with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessels which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessels a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by Tidewater GOM, Inc., and is subject to a first preferred fleet mortgage (the “First Mortgage”) in favor of Nordic Trustee AS, as security trustee and mortgagee, under the authority of the United States Ship Mortgage Act, 1920, as amended, inter alia, by Public Law 100-710 (46 USC Section 31301 et seq.). Under the terms of the said First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except for crew's wages and salvage.”

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SECTION 6.     Mortgagee's Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:

6.1     Maintenance of Insurances. in the event that the provisions of Section 5.2 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessels as it in its sole discretion may deem advisable;

6.2     Repairs and Surveys. in the event that the provisions of Section 5.3 and/or 5.4 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

6.3     Discharge of Debts; Release of Vessels. in the event that the provisions of Section 5.6 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of any Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections 6.1, 6.2 and 6.3 shall be paid by the Owner on demand.

SECTION 7.     Events of Default and Remedies.

7.1     Remedies. If any Event of Default shall occur and be continuing, the Mortgagee shall be entitled:

(a)       to demand payment by written notice of the Secured Obligations, whereupon such payment shall be immediately due and payable, anything contained in this Mortgage or any of the other Debt Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under this Mortgage and the other Debt Documents, provided, however, that if, before any sale of any Vessel, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(b)       at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default Rate from the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

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(c)     to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Maritime Law;

(d)     to take possession of any Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(e)     to require that all policies, contracts, and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(f)     to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(g)      to discharge, compound, release or compromise claims against the Owner in respect of any Vessel which have given or may give rise to any charge or lien on such Vessel or which are or may be enforceable by proceedings against such Vessel;

(h)     to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's rights hereunder or otherwise, recover judgment for any amount due in respect of this Mortgage and the other Debt Documents and collect the same out of any property of the Owner;

(i)     to sell any Vessel at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

(i)     by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;

(ii)     if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii)     by sending a similar notice by facsimile confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.

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Such sale of such Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing such Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale;

(j)     pending sale of any Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair such Vessel and to employ or lay up such Vessel upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting such Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of such Vessel and without being responsible for any loss thereby incurred;

(k)     to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7.1(j) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and

(l)     to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;

PROVIDED, ALWAYS, that any sale of any Vessel or any interest therein by the Mortgagee pursuant to Section 7.1(i) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to such Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

If at any time after an Event of Default and prior to the actual sale of such Vessel by the Mortgagee pursuant to Section 7.1(i) above or prior to any foreclosure proceedings, the Owner cures all defaults and pays all expenses, advances and damages to the Mortgagee consequent on such Event of Default, with interest for each day at the Default Rate from the date such expenses, advances or damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent default or impair any rights consequent thereon.

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In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

SECTION 8.     Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of any Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of any Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied as follows:

First:                To the payment of all costs and expenses (together with interest thereon as hereinbefore provided) incurred by the Mortgagee or the other Secured Parties, including the reasonable compensation of their respective agents and attorneys, by reason of any sale, retaking, management or operation of the Vessels and all other sums payable to the Mortgagee or the other Secured Parties hereunder by reason of any expenses or liabilities incurred or advances made thereby for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage; and

Second:                To pay the balance over to the Mortgagee for application in accordance with Section 15 of the Intercreditor Agreement.

SECTION 9.

9.1     Mortgagee as Attorney-in-Fact. The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessels, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessels, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessels, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessels, to execute and deliver charters and a bill of sale with respect to the Vessels, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing; PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and shall not be exercisable after all defaults have been cured.

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9.2     Exercise of Power Conclusive of Right. The exercise of the power granted in this Section 9 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

SECTION 10.     Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessels and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

SECTION 11.     Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against the Vessels at whatever place the Vessels shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of such action or proceedings against the Vessels any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessels (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

SECTION 12.     Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessels and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessels that are no longer useful, necessary, profitable or advantageous in the operation of the Vessels, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

SECTION 13.     Recordation of Mortgage. For the purpose of recording this First Preferred Fleet Mortgage as required by the Maritime Law, the total amount is Two Hundred Eighty Million United States Dollars (USD280,000,000) plus the amount of any interest, commission, default interest, fees, costs and expenses accrued in respect of the Secured Obligations and performance of mortgage covenants. The discharge amount is the same as the total amount and the date of maturity of this Mortgage is on demand. It is not intended that this Mortgage shall include property other than the Vessels and it shall not include property other than the Vessels as the term “vessel” is used in the Maritime Law. Notwithstanding the foregoing, for property other than the Vessels, if any should be determined to be covered by this Mortgage, the discharge amount is zero-point zero one percent (0.01%) of the total amount.

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SECTION 14.     No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the Maritime Law or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

SECTION 15.     Miscellaneous.

15.1     Further Assurances. The Owner agrees that if this Mortgage shall, in the reasonable opinion of the Mortgagee, at any time be deemed by the Mortgagee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Mortgagee may be required in order to more effectively accomplish the purposes of this Mortgage including, without limitation, an alternative assignment or such other alternative security as the Mortgagee shall require.

15.2     Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy of the Mortgagee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Mortgagee or any of the other Secured Parties in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Owner or any Obligor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Mortgagee or any of the other Secured Parties of any security or of any payment of or on account of any of the amounts due from the Owner or any Obligor to the Mortgagee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby.

15.3     Successors and Assigns. This Mortgage and all Secured Obligations of the Owner hereunder shall be binding upon the successors and assigns of the Owner and shall, together with the rights and remedies of the Mortgagee hereunder, inure to the benefit of the Mortgagee, its respective successors and assigns.

15.4     Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 9 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.

15.5     Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagee and the Owner in accordance with the requirements of Section 23.6 of the Intercreditor Agreement.

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15.6     Invalidity. If any provision of this Mortgage shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Mortgagee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

15.7     Notices. All notices, requests, demands and other communications to any party hereunder shall be given in accordance with Section 22 of the Intercreditor Agreement.

15.8     Electronic Delivery. Delivery of an executed copy of this Mortgage by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Owner delivers an executed copy of this Mortgage by facsimile or electronic transmission, the Owner shall also deliver an originally executed copy as soon as practicable, but the failure of the Owner to deliver an originally executed copy of this Mortgage shall not affect the validity or effectiveness of this Mortgage.

15.9     References. References herein to Sections and Exhibits are to be construed as references to sections of and exhibits to this Mortgage, unless the context otherwise requires.

15.10     Headings. In this Mortgage, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Mortgage.

15.11     Termination. If the Owner and/or the Issuer shall pay and discharge all of the Secured Obligations under or in connection with the Debt Documents or is released therefrom in accordance with the terms thereof, all of the right, title and interest herein assigned all revert to the Owner and this Mortgage shall terminate.

SECTION 16.     Applicable Law, Jurisdiction and Waivers.

16.1     Governing Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the United States of America and, to the extent such laws are inapplicable, by the laws of the State of New York, without regard to conflicts of law principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

16.2     WAIVER OF IMMUNITY. TO THE EXTENT THAT THE OWNER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE OWNER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS SECURED OBLIGATIONS UNDER THIS MORTGAGE.

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16.3     WAIVER OF JURY TRIAL. EACH OF THE OWNER AND THE MORTGAGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE.

[Signature page follows]

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IN WITNESS WHEREOF, the Owner has caused this Mortgage to be executed on the day and year first above written.

TIDEWATER GOM, INC.

By:____________________________

Name:

Title:

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ACKNOWLEDGMENT OF MORTGAGE

STATE OF                        )

                                  : ss:

COUNTY OF                   )

On the16th day of November, in the year 2021, before me personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________

Notary Public

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Schedule 1

List of Vessels

Vessel Name	Official Number
CINDY BROWN TIDE	1235173
MISS MARILENE TIDE	1245534
POTTER TIDE	1260645
YOUNGS TIDE	1278214

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EXHIBIT A

Bond Terms

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EXHIBIT B

RCF Agreement

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EXHIBIT C

Intercreditor Agreement

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EXHIBIT D

Guarantee

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Exhibit D-2

Form of Vanuatu Mortgage

FIRST PREFERRED MORTGAGE

on the Vanuatu Flag Vessel

LEBOUEF TIDE

granted by

TIDEWATER GOM, INC.,

as Owner

in favor of

NORDIC TRUSTEE AS,

acting in its capacity as security trustee,

as Mortgagee

November 16, 2021

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FIRST PREFERRED MORTGAGE

THIS FIRST PREFERRED MORTGAGE (this “Mortgage”) is made and given this 16th day of November, 2021 by TIDEWATER GOM, INC., a corporation organized under the laws of the State of Louisiana, whose principal address is 6002 Rogerdale Road, Suite 600, Houston, Texas  77072 (the “Owner”) in favor of NORDIC TRUSTEE AS, acting through its office at Kronprinsesse Märthas plass 1, 0160 Oslo, Norway, with registration number 963 342 624) (“NT”), in its capacity as security trustee (hereinafter the “Mortgagee”, which expression includes its successors and assigns) for the Secured Parties.

WHEREAS:

(A)    The Owner is the sole owner of the whole of the vessel “LEBOUEF TIDE” registered in the name of the Owner under the laws and flag of the Republic of Vanuatu with Official Number 2536;

(B)    Pursuant to bond terms dated as of November 15, 2021 (as amended, restated, modified and/or supplemented from time to time, the “Bond Terms”), by and between Tidewater Inc., a corporation incorporated under the laws of the State of Delaware with file number 496908 and LEI-code 2549000JA5GRUPLMUH98, as issuer (the “Issuer”), and NT, as bond trustee for the Senior Secured Bondholders (in such capacity, the “Bond Trustee”), the Issuer has issued bonds (with ISIN NO0011129579 after the Compliance Period (as defined in the Bond Terms) and ISIN NO0011129587 in the Compliance Period) in an initial aggregate amount equal to USD175,000,000 and a maximum amount of up to USD200,000,000, subject to the terms and conditions of the Bond Terms. A copy of the Bond Terms is annexed to this Mortgage as Exhibit A and made a part hereof;

(C)    Pursuant to that certain credit facility agreement dated as of November 16, 2021 (as the same may be amended, restated and/or supplemented from time to time, the “RCF Agreement”), by and among (i) the Issuer, as borrower, (ii) the financial institutions listed in Schedule 1 thereto, as lenders (the “Lenders”), (iii) DNB Bank ASA, as facility agent (in such capacity, the “RCF Agent”), and NT, as security trustee, the Lenders have agreed to make available to the Issuer a super senior secured revolving credit facility in the aggregate amount of up to USD25,000,000, for the purposes set out therein. A copy of the RCF Agreement is annexed to this Mortgage as Exhibit B and made a part hereof;

(D)    The Owner has entered into an intercreditor agreement dated as of November 16, 2021 (as the same may be amended, restated and/or supplemented from time to time, the “Intercreditor Agreement”), with, among others, (i) the Bond Trustee, (ii) the RCF Agent, (iii) the Issuer, as the company, (iv) the Owner and the other companies listed on the signing pages thereof, as original Debtors, and (v) NT, in its capacity as security agent for the Secured Parties (in such capacity, the “Security Agent”), pursuant to which , among other things, the rights and obligations between the Secured Parties are regulated and NT (and its successors and assigns) has been appointed as “Security Agent”. A copy of the Intercreditor Agreement is annexed to this Mortgage as Exhibit C and made a part hereof;

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(E)    As a condition under the Bond Terms and the RCF Agreement and in connection with the Intercreditor Agreement, the Owner has entered into that certain guarantee dated as of November 16, 2021 (as the same may be amended, restated and/or supplemented from time to time, the “Guarantee”), made by the Owner and the other Original Guarantors (as defined therein, and as hereinafter known as the “Guarantors”) in favor of the Security Agent. A copy of the Guarantee is annexed to this Mortgage as Exhibit D and made a part hereof;

(F)    Pursuant to, among other things, that certain trust appointment letter dated as of November 16, 2021, it was agreed that the Mortgagee would hold, among other things, this Mortgage for the benefit of the Secured Parties;

(G)    Pursuant to the Debt Documents, the Owner has agreed to execute and deliver this Mortgage in favor of the Mortgagee as security for the Secured Obligations and for its performance and observance of and compliance with its covenants, terms and conditions contained in the Debt Documents to which the Owner is or is to be a party; and

(H)    The Owner, in order to secure the payment of the Secured Obligations and to secure the performance and observance of and compliance with all the covenants, terms and conditions contained in this Mortgage and the other Debt Documents, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this first preferred mortgage under and pursuant to the Maritime Law.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the Owner hereby agrees as follows:

SECTION 1.     Defined Terms.

1.1     Defined Terms. In this Mortgage, unless the context otherwise requires:

(a)     “Classification Society” means the member(s) of the International Association of Classification Societies with whom the Vessel is entered and who conducts periodic physical surveys and/or inspections of the Vessel;

(b)     “Earnings” includes all freight, hire and passage moneys, compensation payable in event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever payable and belonging to the Owner due or to become due in respect of the Vessel at any time during the Security Period;

(c)     “Insurances” includes all policies and contracts of insurance and all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of the Vessel and its Earnings or otherwise howsoever in connection with the Vessel;

(d)     “Maritime Law” means The Maritime Act Cap. 131 (as amended) of the Republic of Vanuatu;

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(e)     “Person” means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof

(f)     “Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel or otherwise than by requisition for hire;

(g)     “Secured Obligations” means all liabilities which the Owner has, at the date of this Mortgage or at any later time or times, under or in connection with any Debt Document to which the Owner is or is to be a party or any judgment relating to any such Debt Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

(h)     “Security Period” means the period commencing on the date hereof and terminating upon the Final Discharge Date;

(i)     “Vessel” means the whole of the vessel described in Recital A hereof and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessel, do not become the property of the Owner; and

(j)     “War Risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion Clause.

1.2     Other Defined Terms. Except as otherwise defined herein, including in the preamble and the recitals hereof, terms defined in the Intercreditor Agreement shall have the same meaning when used herein.

1.3     Intercreditor Agreement Terms Prevails. This Mortgage shall be read together with the Intercreditor Agreement but in case of any inconsistency or conflict between the two, the provisions of the Intercreditor Agreement shall prevail to the extent not contrary to any relevant legal requirement relating to the creation, validity and enforceability of the security interests purported to be created pursuant to this Mortgage and provided further that this Section 1.3 shall not be construed to limit in any way any covenant or obligation of the Owner under this Mortgage or to affect the governing law provision found in Section 16 of this Mortgage.

SECTION 2.     Grant of Mortgage. In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Secured Obligations and to secure its performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the other Debt Documents to which it is a party, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Secured Obligations and to secure its performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the other Debt Documents to which it is a party;

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PROVIDED, ONLY, and the condition of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid the Secured Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage and the other Debt Documents to which it is a party and shall perform, observe and comply with all and singular of the covenants, terms and conditions contained in this Mortgage and the other Debt Documents to which it is a party, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the Republic of Vanuatu otherwise to be and remain in full force and effect.

SECTION 3.     Representations and Warranties. The Owner hereby represents and warrants to the Mortgagee that:

3.1     Corporate Existence. The Owner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana with its 6002 Rogerdale Road, Suite 600, Houston, Texas  77072;

3.2     No Encumbrances. The Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance, or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5.11 hereof; and

3.3     Vessel Seaworthy. The Vessel is tight, staunch, and strong and well and sufficiently tackled, appareled, furnished, and equipped and in all respects seaworthy.

SECTION 4.     Certain Covenants.

4.1     Payment of Secured Obligations. The Owner hereby covenants and agrees to pay the Secured Obligations when due to the Mortgagee or its successors or assigns and to comply with the covenants, terms and conditions herein and in this Mortgage and the other Debt Documents to which it is a party, expressed or implied on its part to be observed, performed or complied with or applicable to it.

4.2     Covenants Regarding Security Granted Hereunder. It is declared and agreed that:

(a)     Continuing Security. The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Secured Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

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(b)     Settlement Conditional. Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the other Secured Parties, related to or which reduces the Secured Obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(c)     Rights Not Affected. The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

(i)     any time or waiver granted to, or composition with, the Owner or any other Person; or

(ii)     the taking, variation, compromise, renewal, or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or

(iii)     any legal limitation, disability, dissolution, incapacity, or other circumstances relating to the Owner or any other Person; or

(iv)     any amendment or supplement to the Intercreditor Agreement or any of the other Debt Documents; or

(v)     the unenforceability, invalidity or frustration of any Secured Obligations of the Owner or any other Person under the Bond Terms, the RCF Agreement or any of the other Debt Documents.

(d)     No Security Received by Owner. The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(e)     No Right of Contribution, Set-Off, Etc. Until the Secured Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made under this Mortgage or any of the other Debt Documents on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i)     be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security, or agreement; or

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(ii)     exercise any right of set-off or counterclaim against any such co-surety; or

(iii)     receive, claim or have the benefit of any payment, distribution, security, or indemnity from any such co-surety; or

(iv)     unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(f)     Rights of Subrogation Subordinated. The Owner hereby irrevocably subordinates all of its rights of subrogation against the Issuer or any other Obligor or their respective assets (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any such Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise under this Mortgage or any of the other Debt Documents until full and final payment of all of the Secured Obligations.

SECTION 5.     Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

5.1     Corporate Existence.

(a)     to maintain its existence as a corporation under the laws of the State of Louisiana;

(b)     to remain in good standing under the laws of the State of Louisiana; and

(c)     to maintain a registered agent as required by the laws of the State of Louisiana.

5.2     Insurances. To maintain the insurances with respect to the Vessel, as set forth in Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, and to comply with Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, which Section 9.1(g) of the Bond Terms and Section 9.1(g) of the RCF Agreement are expressly incorporated into this Mortgage with any necessary modifications;

5.3     Vessel Maintenance. (a) to keep and to cause to be kept the Vessel in a good and efficient state of repair so as to maintain its present class with its Classification Society and so as to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the Republic of Vanuatu, (b) to make available to the Mortgagee, upon its request, a class status report issued by the Classification Society in respect of the Vessel, and (c) to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

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5.4     Surveys. to submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof;

5.5     Permitted Access to Vessel. to permit in accordance with Section 13.19(f) of the Bond Terms and Section 9.1(g)(vi) of the RCF Agreement, the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

5.6     Payment of Debts; Release from Arrest.

(a)     to pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5.11 hereof; and

(b)     in the event of an arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid, unless such arrest is being contested in good faith and by appropriate proceedings or other acts, to procure the release of the Vessel from such arrest or detention within forty-five (45) Business Days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

5.7     Information Regarding Vessels Employment. to promptly furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from time to time reasonably request regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;

5.8     Notification of Significant Events. reasonably soon after learning of the same, to notify or cause to be notified the Mortgagee forthwith in writing of :

(a)     any accident to the Vessel involving repairs the cost whereof will or is likely to exceed One Million United States Dollars (USD1,000,000); and

(b)     unless promptly released or unless such arrest is being contested in good faith and by appropriate proceedings or other acts, any arrest of the Vessel.

5.9     Requisition Compensation. to provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of the Vessel;

5.10     Vessel Registration. to keep the Vessel duly registered under the laws and regulations of the Republic of Vanuatu;

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5.11     No Encumbrances. to keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and other encumbrances except as Permitted Security (as defined in the Bond Terms), and except for crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than forty-five (45) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, and not, except as Permitted Security, to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee;

5.12     No Sale of Vessel. not, except in accordance with the Bond Terms and the RCF Agreement, to sell, abandon or otherwise dispose of the Vessel or any interest therein;

5.13     Payment of Enforcement Expenses. to pay promptly to the Mortgagee all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder;

5.14     Perfection of Mortgage. to comply with and satisfy all the requisites and formalities established by the Maritime Law to perfect this Mortgage as a legal, valid and enforceable first preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proof as the Mortgagee may request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5.14;

5.15     Notice of Mortgage. to place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by Tidewater GOM, Inc., and is subject to a first preferred mortgage (the “First Mortgage”) in favor of Nordic Trustee AS, as security trustee and mortgagee, under the authority of The Maritime Act Cap. 131 (as amended) of the Republic of Vanuatu. Under the terms of the said First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except for crew's wages and salvage.”

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SECTION 6.     Mortgagee's Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:

6.1     Maintenance of Insurances. in the event that the provisions of Section 5.2 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel as it in its sole discretion may deem advisable;

6.2     Repairs and Surveys. in the event that the provisions of Section 5.3 and/or 5.4 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

6.3     Discharge of Debts; Release of Vessel. in the event that the provisions of Section 5.6 hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections 6.1, 6.2 and 6.3 shall be paid by the Owner on demand.

SECTION 7.     Events of Default and Remedies.

7.1     Remedies. If any Event of Default shall occur and be continuing, the Mortgagee shall be entitled:

(a)       to demand payment by written notice of the Secured Obligations, whereupon such payment shall be immediately due and payable, anything contained in this Mortgage or any of the other Debt Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under this Mortgage and the other Debt Documents, provided, however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(b)       at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default Rate from the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

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(c)     to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Maritime Law;

(d)     to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(e)     to require that all policies, contracts, and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(f)     to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(g)      to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

(h)     to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's rights hereunder or otherwise, recover judgment for any amount due in respect of this Mortgage and the other Debt Documents and collect the same out of any property of the Owner;

(i)     to sell the Vessel at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

(i)     by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;

(ii)     if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii)     by sending a similar notice by facsimile confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.

Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale;

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(j)     pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair the Vessel and to employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

(k)     to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7.1(j) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and

(l)     to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;

PROVIDED, ALWAYS, that any sale of the Vessel or any interest therein by the Mortgagee pursuant to Section 7.1(i) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee pursuant to Section 7.1(i) above or prior to any foreclosure proceedings, the Owner cures all defaults and pays all expenses, advances and damages to the Mortgagee consequent on such Event of Default, with interest for each day at the Default Rate from the date such expenses, advances or damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent default or impair any rights consequent thereon.

In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

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SECTION 8.     Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied as follows:

First:                 To the payment of all costs and expenses (together with interest thereon as hereinbefore provided) incurred by the Mortgagee or the other Secured Parties, including the reasonable compensation of their respective agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee or the other Secured Parties hereunder by reason of any expenses or liabilities incurred or advances made thereby for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage; and

Second:                To pay the balance over to the Mortgagee for application in accordance with Section 15 of the Intercreditor Agreement.

SECTION 9.

9.1     Mortgagee as Attorney-in-Fact. The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing; PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and shall not be exercisable after all defaults have been cured.

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9.2     Exercise of Power Conclusive of Right. The exercise of the power granted in this Section 9 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

SECTION 10.     Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

SECTION 11.     Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of such action or proceedings against the Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

SECTION 12.     Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

SECTION 13.     Recordation of Mortgage. For the purpose of recording this First Preferred Mortgage as required by the Maritime Law, the total amount is Two Hundred Eighty Million United States Dollars (USD280,000,000) plus the amount of any interest, commission, default interest, fees, costs and expenses accrued in respect of the Secured Obligations and performance of mortgage covenants. The discharge amount is the same as the total amount and the date of maturity of this Mortgage is on demand. It is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as the term “vessel” is used in the Maritime Law. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero-point zero one percent (0.01%) of the total amount.

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SECTION 14.     No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the Maritime Law or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

SECTION 15.     Miscellaneous.

15.1     Further Assurances. The Owner agrees that if this Mortgage shall, in the reasonable opinion of the Mortgagee, at any time be deemed by the Mortgagee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Mortgagee may be required in order to more effectively accomplish the purposes of this Mortgage including, without limitation, an alternative assignment or such other alternative security as the Mortgagee shall require.

15.2     Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy of the Mortgagee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Mortgagee or any of the other Secured Parties in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Owner or any Obligor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Mortgagee or any of the other Secured Parties of any security or of any payment of or on account of any of the amounts due from the Owner or any Obligor to the Mortgagee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby.

15.3     Successors and Assigns. This Mortgage and all Secured Obligations of the Owner hereunder shall be binding upon the successors and assigns of the Owner and shall, together with the rights and remedies of the Mortgagee hereunder, inure to the benefit of the Mortgagee, its respective successors and assigns.

15.4     Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 9 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.

15.5     Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagee and the Owner in accordance with the requirements of Section 23.6 of the Intercreditor Agreement.

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15.6     Invalidity. If any provision of this Mortgage shall at any time, for any reason, be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole and, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Mortgagee in order to carry out the intentions of the parties hereto as nearly as may be possible. The invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

15.7     Notices. All notices, requests, demands and other communications to any party hereunder shall be given in accordance with Section 22 of the Intercreditor Agreement.

15.8     Electronic Delivery. Delivery of an executed copy of this Mortgage by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy. In the event that the Owner delivers an executed copy of this Mortgage by facsimile or electronic transmission, the Owner shall also deliver an originally executed copy as soon as practicable, but the failure of the Owner to deliver an originally executed copy of this Mortgage shall not affect the validity or effectiveness of this Mortgage.

15.9     References. References herein to Sections and Exhibits are to be construed as references to sections of and exhibits to this Mortgage, unless the context otherwise requires.

15.10     Headings. In this Mortgage, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Mortgage.

15.11     Termination. If the Owner and/or the Issuer shall pay and discharge all of the Secured Obligations under or in connection with the Debt Documents or is released therefrom in accordance with the terms thereof, all of the right, title and interest herein assigned all revert to the Owner and this Mortgage shall terminate.

SECTION 16.     Applicable Law, Jurisdiction and Waivers.

16.1     Governing Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the Republic of Vanuatu.

16.2     WAIVER OF IMMUNITY. TO THE EXTENT THAT THE OWNER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE OWNER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS SECURED OBLIGATIONS UNDER THIS MORTGAGE.

16.3     WAIVER OF JURY TRIAL. EACH OF THE OWNER AND THE MORTGAGEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MORTGAGE.

[Signature page follows]

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IN WITNESS WHEREOF, the Owner has caused this Mortgage to be executed on the day and year first above written.

TIDEWATER GOM, INC.

By:____________________________

Name:

Title:

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ACKNOWLEDGMENT OF MORTGAGE

STATE OF                        )

                                  : ss:

COUNTY OF                   )

On the16th day of November, in the year 2021, before me personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____________________________

Notary Public

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EXHIBIT A

Bond Terms

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EXHIBIT B

RCF Agreement

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EXHIBIT C

Intercreditor Agreement

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EXHIBIT D

Guarantee

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Exhibit D-3

Form of Isle of Man Mortgage and Deed of Covenants

Mortgage to secure account current, etc.

(Body Corporate)

IMO Number	Name of Ship	Port of registry
9709116	TROMS MIRA	Douglas
	M	cm	Sailing, steam or motor ship	Horse power of engines (if any)
			MOTOR	6680.00 kW
Length	73	92	Gross tonnage	Register tonnage
Main Breadth	18	00	3564.00	1302.00
Depth	7	80	(for dual tonnages state the higher)
and as described in more detail in the Register Book

WHEREAS there is an account current between (1) Tidewater Marine Fleet, L.L.C. (the Mortgagor) a limited liability company incorporated under the laws of the state of Louisiana, the United States of America whose registered office and principal place of business is at 601 Poydras Street, Suite 1500, New Orleans, Louisiana, 70103, United States of America and (2) Nordic Trustee AS acting through its office at Kronprinsesse Märthas plass 1, 0160 Oslo, Norway as Bond Trustee (as defined in the Bond Terms as defined below) and security agent for the Secured Parties (as defined in the Intercreditor Agreement as defined below) (the Mortgagee, which expression shall include its successors and permitted assigns) regulated by (a) bond terms for 8.50% senior secured USD 200,000,000 bonds 2021/2026 (with ISIN NO0011129579 after the Compliance Period (as defined therein) and ISIN NO0011129587 in the Compliance Period) to be issued by Tidewater Inc. (the Issuer) dated 15 November 2021 (the Bond Terms), (b) a credit facility agreement dated 16 November 2021 made between, among others, the Issuer as borrower, DNB Bank ASA, New York Branch, as facility agent and Nordic Trustee AS as security trustee and DNB Markets, Inc. as bookrunner and mandated lead arranger (Revolving Credit Facility) (c) an intercreditor agreement dated 16 November 2021 made between, among others, the Issuer, the subsidiaries of the Issuer named on the signing pages thereto as original Debtors, which for these purposes includes the Mortgagor, DNB Bank ASA, New York Branch as Credit Facility Agent, DNB Markets, Inc. as Credit Facility Arranger, the Financial Institutions names on the signing pages thereto as Original Credit Facility Lenders, Nordic Trustee AS as bond trustee for the Secured Bondholders and Nordic Trustee AS as security agent for the Secured Parties (as each such capitalised term is defined therein) (the Intercreditor Agreement) and (d) a deed of covenants of even date herewith made between the Mortgagor and the Mortgagee (the Deed of Covenants) AND WHEREAS pursuant to the Bond Terms, the Revolving Credit Facility and the Intercreditor Agreement the Mortgagor has agreed to execute this Mortgage for the purpose of securing payment by the Issuer and the Mortgagor to the Mortgagee of all sums from time to time due or owing under the Bond Terms, the Revolving Credit Facility, the Intercreditor Agreement and/or the Deed of Covenants, whether in respect of principal interest or costs and all other sums from time to time owing to the Mortgagee in the manner and at the times set forth in the Bond Terms, the Revolving Credit Facility, the Intercreditor Agreement and/or the Deed of Covenants AND WHEREAS the amount of principal and interest and other sums due at any given time can be ascertained by reference to the Bond Terms, the Revolving Credit Facility, the Intercreditor Agreement and/or the Deed of Covenants or to the books of account or other accounting records of the Mortgagee AND WHEREAS all references to the Bond Terms, the Revolving Credit Facility, the Intercreditor Agreement and the Deed of Covenants means those documents as they may from time to time be amended, restated, varied, extended, supplemented, replaced or novated.

NOW WE the Mortgagor in consideration of the premises for ourselves and our successors covenant with the said Mortgagee and its assigns, to pay to it the sums for the time being due on this security, whether by way of principal or interest at the times and manner aforesaid. And for the purpose of better securing to the Mortgagee the payment of such sums as last aforesaid, we do hereby mortgage to the Mortgagee, 64/64th shares of which we are the owner in the ship above particularly described and in her boats and appurtenances. Lastly we for ourselves and our successors covenant with the Mortgagee and its assigns that we have the power to mortgage in manner aforesaid the above mentioned shares and that the same are free from encumbrances.

IN WITNESS WHEREOF the Mortgagor has caused this Mortgage to be executed as a deed.

Executed as a Deed on 2021
By Tidewater Marine Fleet, L.L.C.
Acting by
Its duly authorised attorney pursuant to a power
of attorney dated 10 November 2021
Signature of witness:
Status:

Notes

1.           The prompt registration of a mortgage deed at the ship's port of registry is essential to the security of the mortgage as a mortgage takes its priority from the date of production for registry, not from the date of the instrument.

2.            Registered owners or mortgagees must inform the Registrar of British Ships of any changes of address.

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XS81A

Version10/03

Transfer of Mortgage

*I/We the within mentioned	Full name(s) of mortgagee(s)
in consideration of	£	this day paid to *me/us by

Full name(s)	Address(es)	Occupation(s) (if individual(s))

hereby transfer to *him/her/them/it the benefit of the within written security                  Date:

To be complete by individual/joint mortgagee(s)		To be completed by body corporate
Signature(s) of mortgagee(s)		Executed as a deed by
in the presence of
Date:		Date:
Executed by the above named mortgagee(s) as a deed in the presence of (if the transfer is executed in Scotland 2 signatures are required)		Signature of witness:
Status (Director/Secretary/etc):
(For use by an attorney)
Signature of witness(es)	1.	Executed as a deed on
by
	2.	acting by
		its duly authorised attorney
Full Name(s)	1.	pursuant to a power of attorney dated
	2.
Address(es)	1.	Signature of witness:
	2.
Occupation(s)	1.	Status:
	2.

Discharge of Mortgage

Received the sum of	£	in discharge of this within written security

To be complete by individual/joint mortgagee(s)		To be completed by body corporate
Signature(s) of mortgagee(s)		In witness whereof we have affixed our common seal on (insert date) in the presence of
Date:
Executed by the above named mortgagee(s) as a deed in the presence of		Signature of witness:
Status (Director/Secretary/etc):
(For use by an attorney)
Signature of witness(es)	1.	Executed as a deed on
by
	2.	acting by
		its duly authorised attorney
Full Name(s)	1.	pursuant to a power of attorney dated
	2.
Address(es)	1.	Signature of witness:
	2.
Occupation(s)	1.	Status:
	2.

Note: if the discharged deed is not presented to the Registrar, the mortgage will remain registered against the ship

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Dated

(1) TIDEWATER MARINE FLEET, L.L.C. (2) NORDIC TRUSTEE AS

DEED OF COVENANTS
In respect of the vessel m.v. Troms Mira

Isle of Man Office

Dickinson Buildings

33-37 Athol Street

Douglas

Isle of Man

IM1 1LB

Ref: 447072.0004

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THIS DEED is dated                                                             2021

PARTIES

(1)

Tidewater Marine Fleet, L.L.C. a limited liability company incorporated under the laws of the state of Louisiana, the United States of America whose registered office and principal place of business is at 601 Poydras Street, Suite 1500, New Orleans, Louisiana, 70103, United States of America (the Mortgagor); and

(2)

Nordic Trustee AS acting through its office at Kronprinsesse Märthas plass 1, 0160 Oslo, Norway as Bond Trustee (as defined in the Bond Terms) and security agent for the Secured Parties (as defined in the Intercreditor Agreement) (the Mortgagee).

BACKGROUND

(A)	The Mortgagor is the sole, absolute and unencumbered beneficial and registered owner of sixty four sixty-fourth shares in the Vessel.

(B)	The Mortgagor has executed the Mortgage relating to the Vessel in favour of the Mortgagee.

(C)	This Deed is collateral to the Mortgage and is the Deed of Covenants referred to in the Mortgage but shall nevertheless continue in full force and effect notwithstanding any discharge of the Mortgage.

(D)	The Mortgagor and the Mortgagee intend this Deed to take effect as a deed.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed (including for the avoidance of doubt the Background), unless the context requires otherwise, the following definitions apply:

Bond Terms: bond terms for 8.50% senior secured USD 200,000,000 bonds 2021/2026 (with ISIN NO0011129579 after the Compliance Period (as defined in the Bond Terms) and ISIN NO0011129587 in the Compliance Period) to be issued by the Issuer dated 15 November 2021;

Business Day: a day (other than a Saturday or Sunday) on which banks are open for general business in Oslo and New York;

Classification Society: has the meaning given in clause 7.1 (the Mortgagor’s Undertakings);

Debt Document: has the meaning given to it in the Intercreditor Agreement;

Deed: this deed as amended, restated, novated, varied or supplemented from time to time;

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Earnings: all freight, hire and other amounts payable to the Mortgagor for the use or operation of the Vessel under any contract including all amounts payable for any variation, breach or termination of such contract, all amounts payable for general average and salvage services and all compensation for requisition for hire;

Event of Default: has the meaning given to it in the Intercreditor Agreement;

Insurances: the insurances placed by the Mortgagor pursuant to clause 5 (Insurances);

Intercreditor Agreement: an intercreditor agreement dated on or about the date of this Deed made between, among others, the Issuer, the subsidiaries of the Issuer named on the signing pages thereto as original Debtors, which for these purposes includes the Mortgagor, DNB Bank ASA, New York Branch as Credit Facility Agent, DNB Markets, Inc. as Credit Facility Arranger, the Financial Institutions names on the signing pages thereto as Original Credit Facility Lenders, Nordic Trustee AS as bond trustee for the Secured Bondholders and Nordic Trustee AS as security agent for the Secured Parties (as each such capitalised term is defined in the Intercreditor Agreement);

Insurers: the underwriters, insurance companies and mutual insurance associations with whom the Insurances are placed;

Issuer: Tidewater Inc. a company incorporated in the state of Delaware with under file number 496908;

Mortgage: the first priority Isle of Man statutory ship mortgage relating to the Vessel dated the same date as this Deed;

Receiver: a receiver and manager or a receiver (whether appointed pursuant to this Deed, pursuant to any statute, by a court or otherwise) of the Vessel or any part of it;

Revolving Credit Facility: the credit facility agreement made between, among others, the Issuer as borrower, DNB Bank ASA, New York Branch, as facility agent and Nordic Trustee AS as security trustee and DNB Markets, Inc. as bookrunner and mandated lead arranger.

Secured Obligations: all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by the Company, any member of the Restricted US Group and by each Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity (as each such capitalised term is defined in the Intercreditor Agreement);

Security Period: the period beginning on the date of this Deed and ending on the date on which the Mortgagee is satisfied that all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full;

Total Loss Event: an event of an actual or constructive total loss of the Vessel;

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Vessel: the vessel m.v. Troms Mira registered in the name of the Mortgagor under the laws and flag of the Isle of Man under Official Number 745661 and with IMO Number 9709116 and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

1.2	Interpretation

(a)	In this Deed, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, replacement, restatement, amendment, novation or re-enactment and amended is to be construed accordingly;

(ii)	assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, exemption, filing, notarisation, registration and licence;

(iv)	a clause is a reference to a clause of this Deed;

(v)	continuing in relation to an Event of Default: an Event of Default that has not been remedied or waived;

(vi)	determines or determined: unless the contrary is indicated, a determination made at the absolute discretion of the person making it;

(vii)	any Debt Document or a document is a reference to that Debt Document or document as it may be amended, varied, restated, novated, replaced or supplemented from time to time;

(viii)	includes, including and in particular shall be construed as illustrative and shall not limit general words and expressions in connection with which they are used;

(ix)

administration shall have the same meaning as in the Insolvency Act 1986 (an Act of Parliament) and includes any equivalent or analogous proceedings under the laws of any other applicable jurisdiction and any reference to an administrator or an administrative receiver shall have the same meaning as in the Insolvency Act 1986 (an Act of Parliament) and includes the equivalent official in any other applicable jurisdiction;

(x)

a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

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(A)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(B)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(C)

notwithstanding clause (A) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate;

(xi)

an obligation of the Mortgagor to do something shall include an obligation to procure that it is done and an obligation not to do something shall include an obligation not to permit, suffer or allow it;

(xii)	a reference to any party shall include that party’s personal representatives, successors, permitted transferees and permitted assigns;

(xiii)

a person includes any individual, firm, company, corporation, partnership, association, organisation, government, state, agency, trust or other entity (in each case whether or not having separate legal personality) and that person’s personal representatives, successors, permitted transferees and permitted assigns;

(xiv)

a regulation (whether or not of the Isle of Man) includes any regulation, order, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory or self-regulatory authority or organisation;

(xv)

any statute or statutory provision or any provision of law (whether or not embodied in Isle of Man law) includes a reference to that statute or statutory provision or provision of law as from time to time amended, extended, replaced, re-enacted or consolidated and all subordinate legislation made pursuant to it;

(xvi)	a time of day is a reference to London time;

(xvii)

winding-up, liquidation, dissolution or bankruptcy includes any equivalent or analogous proceedings under the laws of any jurisdiction other than the Isle of Man and any reference to a liquidator, receiver, trustee or manager includes the equivalent official in such jurisdiction;

(xviii)	words denoting the singular include the plural and vice versa and a reference to one gender includes the other gender; and

(b)	writing or written include fax but not email.

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1.3

In this Deed all obligations, covenants, agreements, undertakings, representations and warranties on the part of two or more persons are entered into, given or made by such persons jointly and severally and shall be construed accordingly.

1.4	The index to and the headings in this Deed are for convenience only and shall not affect the construction or interpretation of this Deed.

1.5

If the Mortgagee considers that an amount paid to it is capable of being avoided or otherwise set aside on the liquidation, winding up, administration, dissolution or bankruptcy of the person that paid that amount or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

1.6

This Deed shall be read together with the Bond Terms, Revolving Credit Facility and the Intercreditor Agreement but in the event of any conflict between the Bond Terms or the Intercreditor Agreement and this Deed, the provisions of the Bond Terms or the Intercreditor Agreement, as applicable, shall prevail.

1.7	Where a form is prescribed by this Deed, deviations from it, not materially affecting its substance, shall not invalidate the form used.

2.	PAYMENT BY MORTGAGOR

2.1	Covenant to pay Secured Obligations

The Mortgagor undertakes to duly and punctually pay to the Mortgagee on demand the Secured Obligations and to observe and perform all its other obligations under this Deed, the Mortgage, the Bond Terms, the Intercreditor Agreement and any Debt Documents to which it is a party.

2.2	No Withholding or Set-Off

The Mortgagor shall make all payments due to the Mortgagee in immediately available funds, without any set off or counterclaim, and without deduction or withholding by the Mortgagor (except as required by law) for any present or future taxes. If any deduction or withholding has to be made by law from any such payment in respect of taxes, the Mortgagor shall increase the amount to be paid so that after any such deduction or withholding the Mortgagee receives and retains a net amount equal to the amount which it would have received and retained had no such deduction or withholding been made and the Mortgagor shall account to the relevant taxation authority for the amounts so deducted or withheld within the applicable time limit.

2.3	Default Interest

The Mortgagor shall pay interest on demand at the default rate of interest specified in any of the Debt Documents on all amounts (including principal, interest, costs and amounts recoverable from the Mortgagor by way of indemnity) due but not paid by the Mortgagor to the Mortgagee under this Deed from the due date of payment until the date of the actual payment to the Mortgagee whether before or after judgment.

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2.4	Certificate

The certificate of an officer of the Mortgagee as to the amount of the Secured Obligations at any time shall be conclusive and binding on the Mortgagor.

3.	MORTGAGE AND CHARGE

3.1	Mortgage

As security for the payment and discharge of the Secured Obligations and the performance of its obligations under this this Deed, the Mortgage, the Bond Terms, the Intercreditor Agreement and any Debt Documents to which it is a party, the Mortgagor as beneficial owner mortgages and charges the Vessel to the Mortgagee on the terms of this Deed.

3.2	Continuing Security

(a)

The security created by the Mortgage and this Deed shall be held by the Mortgagee as a continuing security for the payment and discharge of the Secured Obligations and shall not be released or discharged by any intermediate payment or satisfaction of part of the Secured Obligations.

(b)

The Mortgage and this Deed shall remain in full force and effect until the Secured Obligations shall have been unconditionally and irrevocably paid in full to the Mortgagee (which expression shall not include a payment of a dividend in a liquidation, winding up or bankruptcy of less than 100%). When the Secured Obligations have been unconditionally and irrevocably paid in full the Mortgagee shall at the cost of the Mortgagor discharge the Mortgage and this Deed.

3.3	Additional Security

This Deed is in addition to and independent of, and shall not prejudice or merge with any other security (or any right of set-off) which the Mortgagee may hold at any time for the Secured Obligations or any part of the Secured Obligations.

4.	COVENANTS FOR TITLE

The Mortgagor covenants for the benefit of the Mortgagee that:

(a)	it is the sole absolute legal and beneficial owner of the Vessel and has the right to mortgage and charge the Vessel pursuant to the terms of this Deed and the Mortgage;

(b)	it is mortgaging and charging the Vessel free from all other encumbrances and free from all rights exercisable by third parties; and

(c)	it will, at its own cost, do all that it reasonably can to give the Mortgagee the security interest in the Vessel conferred by this Deed and/or the Mortgage.

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5.	INSURANCES

5.1	Undertakings

The Mortgagor undertakes with the Mortgagee during the Security Period to maintain the insurances with respect to the Vessel, as set forth in Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, and to comply with Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, which Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement are expressly incorporated into this Mortgage with any necessary modifications.

5.2	Failure to Insure

If the Mortgagor fails to insure the Vessel in accordance with clause 5.1 (Undertakings) or fails to pay the premiums and calls due the Mortgagee shall have the right to place the Insurances and pay the premiums and calls due and the Mortgagor shall pay to the Mortgagee on demand all amounts so paid or payable by the Mortgagee.

6.	EARNINGS

The Mortgagor undertakes with the Mortgagee during the Security Period:

(a)	not to demise charter the Vessel for any period;

(b)

when so requested by the Mortgagee, inform the Mortgagee of the use and operation of the Vessel and to give the Mortgagee copies of all charters and other documents relating to the use and operation of the Vessel; and

(c)

to take all necessary steps to enforce the performance by charterers and shippers of all charter parties and other contracts of employment and all bills of lading and other contracts relating to the Vessel.

7.	MORTGAGOR’S OBLIGATIONS TO MAINTAIN THE VESSEL ETC.

7.1	Mortgagor’s Undertakings

The Mortgagor undertakes with the Mortgagee during the Security Period:

(a)	to keep the Vessel seaworthy and in good order and condition in accordance with best ship management practice;

(b)

to maintain the Vessel in a condition entitling the Vessel to the highest class applicable to vessels of her type with a classification society approved by the Mortgagee (the Classification Society) free of recommendations and qualification and each year to procure that the Classification Society confirms to the Mortgagee that such classification is maintained;

(c)

to arrange for the Vessel to be inspected and surveyed in accordance with the rules of the Classification Society and, when so requested by the Mortgagee, to give the Mortgagee copies of all inspection and survey reports and any other documents relating to the classification of the Vessel;

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(d)

to allow the Mortgagee or its authorised representative unrestricted access to the Vessel at all reasonable times for the purpose of inspecting the condition of the Vessel (however limited to maximum one yearly inspection per Vessel unless an Event of Default has occurred and is continuing);

(e)

to comply with all requirements imposed by international convention, statute, regulation, common law or otherwise in relation to the maintenance, operation and safety of the Vessel and keep on board the Vessel valid certificates evidencing such compliance;

(f)

to comply with the requirements of the International Safety Management Code and to ensure that at all times the Mortgagor has a valid document of compliance and the Vessel has a valid safety management certificate;

(g)

to comply with and procure that all servants and agents of the Mortgagor comply with all legal requirements relating to environmental protection and in particular the prevention of oil pollution and damage by hazardous and noxious substances;

(h)

to ensure that at all times an Isle of Man approved representative person is appointed in respect of the Vessel and not, without the prior written consent of the Mortgagee, to remove any such person, appoint a new Isle of Man approved representative person in respect of the Vessel or terminate or materially amend the terms of appointment of any such Isle of Man approved representative person;

(i)

not to do, or knowingly omit to do, or cause or voluntarily permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Vessel or the rights of the Mortgagee pursuant to the Mortgage and this Deed;

(j)	not to exercise any right of set-off, counterclaim or defence against the Mortgagee with respect to the Vessel, the Mortgage or this Deed; and

(k)	reasonably soon inform the Mortgagee of:

(i)	unless promptly released or unless such arrest is being contested in good faith and by appropriate proceedings or other acts, arrest of the Vessel;

(ii)	any casualty or damage to the Vessel which results in a Total Loss Event or if the estimated cost of repairs to the Vessel may exceed USD1,000,000;

(iii)

7.2	Rights of Mortgagee

If the Mortgagor fails to perform its obligations in this Deed and in particular fails to maintain and operate the Vessel in accordance with this clause 7 (Mortgagor’s Obligations to Maintain the Vessel Etc.) and pay and discharge the debts and liabilities incurred by the Mortgagor and the Vessel, the Mortgagee may take all such action as it considers necessary to protect the security created by the Mortgage and this Deed and in particular (without in any way limiting the Mortgagee’s rights and powers) to arrange for the Vessel to be surveyed and repaired and for all debts and liabilities incurred by the Mortgagor to be paid and discharged and the Mortgagor shall pay to the Mortgagee on demand all amounts so paid or payable by the Mortgagee.

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8.	Mortgagor’s Obligations to Maintain Registration etc.

The Mortgagor undertakes with the Mortgagee during the Security Period:

(a)	to keep the Vessel registered on the Isle of Man Ship Register at the port of Douglas and not do or allow anything to be done which may result in such registration being cancelled or suspended;

(b)

to maintain the corporate existence of the Mortgagor under the laws of the State of Louisiana, the United States of America and to comply with all statutory requirements applicable to the Mortgagor and not to re-register the Mortgagor under a different statute than the statute pursuant to which it was constituted;

(c)	except for Permitted Security, not to sell, transfer, mortgage, charge, hypothecate or abandon the Vessel;

(d)

not to create or allow to exist any charge, lien or encumbrance (except pursuant to the Mortgage and this Deed) on the Vessel other than a lien on the Vessel for collision or salvage services or for crew’s wages, and other than liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than forty-five (45) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest;

(e)

to obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the law and regulations of any jurisdictions in which it is incorporated or resident or carries on business to enable it lawfully to enter into and perform its obligations under the Mortgage and this Deed and to ensure the legality, validity, enforceability or admissibility in evidence of the Mortgage and this Deed in any jurisdictions in which it is incorporated or resident or carries on business;

(f)	to execute any further documents reasonably required by the Mortgagee to perfect the security created by the Mortgage and this Deed;

(g)

if any court or tribunal having jurisdiction declares or any rule of law renders any part of this Deed or the Mortgage invalid or unenforceable, to execute any further documents reasonably required by the Mortgagee to maintain the security created by this Deed and the Mortgage; and

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(h)	to execute a bill of sale and any other documents that the Mortgagee may reasonably require if the Mortgagee sells the Vessel under its power of sale or as agent for the Mortgagor.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Representations and Warranties

The Mortgagor makes the representations and warranties set out below and acknowledges that the Mortgagee has entered into this Deed in reliance on those representations and warranties:

(a)

it is a limited company duly incorporated and validly existing under the laws of the State of Louisiana, the United States of America with power to enter into this Deed and the Mortgage and to exercise its rights and perform its obligations under this Deed and the Mortgage and all corporate and other action required to authorise its execution of this Deed and the Mortgage and the performance of its obligations under this Deed and the Mortgage has been duly taken;

(b)

save as contemplated in this Deed and the Mortgage, it has not assigned, charged, mortgaged, pledged, transferred or otherwise disposed of (or agreed to assign, charge, mortgage, pledge, transfer or otherwise dispose of), whether by way of security or otherwise, the benefit of all or any of its right, title and interest in and to the Vessel or any part of it.

10.	EXCLUSION OF LIABILITY

The Mortgagor will duly and punctually perform its obligations and, unless the Mortgagee shall otherwise require, diligently pursue its rights and remedies under or in relation to the Vessel and notwithstanding anything herein contained:

(a)	the Mortgagor will remain liable to perform all the obligations assumed by it in relation to the Vessel;

(b)	the Mortgagee shall not be under any obligation or liability in respect of the Vessel by reason of this Deed or the Mortgage or anything arising out of, or in connection with them;

(c)	the Mortgagee shall not be under any obligation of any kind:

(i)

to assume or perform or fulfil any obligation of the Mortgagor in, under or in respect of the Vessel, the Mortgage or this Deed or be under any liability whatsoever as a result of any failure of the Mortgagor to perform any of its obligations in connection therewith;

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(ii)	to enforce against any person any rights and benefits to which the Mortgagee may at any time be entitled; and/or

(iii)	to make any enquiries as to the nature or sufficiency of any payment received by it or to make any claim or to take any action to collect any moneys assigned, mortgaged or charged.

11.	DEFAULT AND ENFORCEMENT

11.1	Events of Default

If any Event of Default occurs then the Mortgagee shall have the rights and powers provided in clause 11.2 (Enforcement).

11.2	Enforcement

On the occurrence of any Event of Default which is continuing the Secured Obligations shall become immediately due and payable and the security constituted by the Mortgage and this Deed shall immediately become enforceable and the Mortgagee shall have the right and power:

(a)	to commence legal proceedings against the Mortgagor and/or the Vessel to obtain judgment for the Secured Obligations;

(b)	to order the master of the Vessel to proceed immediately at the Mortgagor’s risk and expense to a port or anchorage nominated by the Mortgagee;

(c)	to take possession of the Vessel and exercise all the rights and powers of a mortgagee conferred by law or by this Deed;

(d)	to discharge the master and crew of the Vessel and employ a new master and crew;

(e)

to sell the Vessel or any shares therein (whether as mortgagee under its power of sale, as attorney-in-fact for the Mortgagor or otherwise) in such manner and on such terms as the Mortgagee may decide with power to the Mortgagee to postpone the sale without being liable for any resulting loss;

(f)

to insure, maintain, repair, charter, operate, use, employ, manage or lay up the Vessel on such terms as it may consider appropriate without being responsible for any loss or damage to the Vessel (provided such loss or damage has not been caused by the wilful act or default of the Mortgagee);

(g)	to require all documents relating to the Insurances including all policies, cover notes and all claims correspondence to be delivered to the Mortgagee or to a broker or agent appointed by it;

(h)

to defend, pay or compromise all claims against the Mortgagor in connection with the Vessel including those which have given or may give rise to any charge or lien on the Vessel whether ranking in priority to or subordinate to the Mortgage and this Deed;

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(i)	to institute, continue, release or compromise all claims by the Mortgagor against the Insurers, any charterer or any other third party in connection with the Vessel;

(j)	to combine and consolidate all accounts which the Mortgagor may have with the Mortgagee and to set off any credit balances on such accounts against the Secured Obligations; and

(k)

to recover from the Mortgagor on demand all amounts paid and payable and losses incurred by the Mortgagee in connection with the exercise of any of its powers and rights under clause 5.2 (Failure to Insure), clause 7.2 (Rights of Mortgagee), this clause 11 (Default and Enforcement) or otherwise.

11.3	No Requirement to Commence Other Proceedings

The Mortgagee does not need to commence any proceedings under, or enforce any right created by the Mortgage or any other Debt Document before commencing proceedings under, or enforcing any right or security interest created by this Deed.

11.4	Suspense Account

The Mortgagee may in its absolute discretion (without prejudice to any other rights it may have) at any time and from time to time place and keep for such time as it thinks prudent any money received recovered or realised under or by virtue of this Deed on a separate or suspense account to the credit of either the Mortgagor or the Mortgagee as the Mortgagee thinks fit without any immediate obligation on the Mortgagee’s part to apply the same or any part of it towards the discharge of the Secured Obligations.

12.	RECEIVERS

12.1	Appointment of Receiver

At any time after the security created by the Mortgage and this Deed has become enforceable, or if the Mortgagor requests it to do so, the Mortgagee may appoint under seal or under the hand of a duly authorised officer of the Mortgagee, one or more persons as Receiver of the Vessel or any part or parts thereof, for the purpose of enforcing the security constituted by this Deed and recovering the Secured Obligations. Where two or more persons are appointed as Receivers under or pursuant to this Deed any act authorised to be done by the Receivers may be done by all of them acting jointly or by any one or more of them acting severally.

12.2	Powers of Receiver

(a)

A Receiver so appointed shall, to the fullest extent permitted by law, be the agent of the Mortgagor and the Mortgagor shall be solely responsible for his acts, contracts, defaults and remuneration and any Receiver shall have and be entitled to exercise all the rights, powers and remedies conferred upon the Mortgagee by this Deed and by any applicable law including, without limitation, all of the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Mortgagor could itself do or omit to do.

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(b)	The Mortgagee may exercise any of the powers conferred by the Mortgage or this Deed while a Receiver is in office and is acting.

(c)

Without limitation, any Receiver shall have the power on behalf of the Mortgagor (and at the Mortgagor’s expense) to do or omit to do anything which the Mortgagor could do or omit to do in relation to the Vessel.

(d)

Notwithstanding the generality of clause 12.2(a) above, a Receiver shall have all the powers conferred by clause 11.2 as if the reference to the Mortgagee in clause 11.2 were a reference to the Receiver.

(e)

The Mortgagor irrevocably and by way of security appoints every Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which that Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of his powers.

(f)

A Receiver may delegate to any person or persons of any of the powers (including the discretions) conferred on him by, or pursuant to, this Deed and may do so on terms authorising successive sub-delegations.

(g)

In the case of joint Receivers any of the powers (including the discretions) conferred by this Deed may be exercised by any one or more of them, unless their appointment specifically states the contrary.

(h)	The Mortgagee may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office.

(i)

A Receiver shall be entitled to retain out of any money received by him such amounts in respect of his expenses (or to cover estimated future expenses) as he may from time to time agree with the Mortgagee.

12.3	Removal of Receiver

The Mortgagee may from time to time by writing under its hand remove any Receiver appointed by it and may, whenever it may deem expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

12.4	Remuneration of Receiver

The Mortgagee shall have the power from time to time to fix the remuneration of any Receiver which shall not be limited to any maximum amount.

12.5	Powers Implied by Law

All powers conferred on mortgagees in law shall apply to the security created by this Deed, including for the avoidance of doubt to any Receiver, except in so far as they are expressly or impliedly excluded and where there is any ambiguity or conflict between such powers and those contained in this Deed the terms of this Deed shall prevail.

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13.	PROTECTION OF THIRD PARTIES

13.1	No Duty to Enquire

No purchaser from or other person dealing with the Mortgagee or any Receiver, its agents or delegates, shall be concerned to enquire whether this Deed has become enforceable, or whether any power exercised or purported to be exercised has become exercisable, or whether any of the Secured Obligations remain due upon this Deed, or as to the necessity or expediency of any stipulations and conditions subject to which the sale of the Vessel is made, or otherwise as to the propriety or regularity of the sale of the Vessel or to see to the application of any money paid to the Mortgagee or such Receiver, or its agents or delegates, and each such dealing shall be deemed to be within the powers conferred by this Deed and to be valid and effectual accordingly.

13.2	Receipt

The receipt of the Mortgagee shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any money paid to or by the direction of the Mortgagee.

14.	EXCLUSION OF LIABILITY

14.1	Liability to Account

Neither the Mortgagee nor any Receiver shall in any circumstances, whether as mortgagee in possession or on any other basis whatever, be liable to account to the Mortgagor for anything except the Mortgagee’s or Receiver’s own actual receipts or be liable to the Mortgagor for any loss or damage arising from any realisation of the Vessel or from any act, default or omission of the Mortgagee or Receiver in relation to the Vessel or from any exercise or non-exercise by the Mortgagee or the Receiver of any power, authority or discretion conferred upon it in relation to the Vessel by or pursuant to this Deed unless such loss or damage is caused by the Mortgagee’s or Receiver’s own fraud.

14.2	Losses on Enforcement

Upon the sale of the Vessel on enforcement of this Deed, the Mortgagor will not have any right or claim against the Mortgagee or any Receiver in respect of any loss arising out of such sale however such loss may have been caused and whether or not a better price could or might have been obtained on the sale of the Vessel by either deferring or advancing the date of such sale or for any other reason.

15.	PROTECTION OF SECURITY

The Mortgagee shall without prejudice to its other rights and powers pursuant to this Deed have the right (but be under no duty or obligation) at any time to take such action as it considers necessary for the purpose of protecting the security created by this Deed.

16.	NEW ACCOUNTS

If the Mortgagee receives or is deemed to be affected by notice, whether actual or constructive, of any subsequent charge or other interest affecting the Vessel and/or the proceeds of the Vessel, the Mortgagee may open a new account for the Mortgagor. If the Mortgagee does not open a new account then unless the Mortgagee gives express written notice to the contrary to the Mortgagor it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received such notice. As from that time all payments made to the Mortgagee will be credited or be treated as having been credited to the new account and will not operate to reduce the amount due to the Mortgagee at the time when it received or was deemed to have received notice.

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17.	APPLICATION OF MONIES

The net proceeds of a sale of the Vessel, any amounts received by the Mortgagee or a Receiver for the use of the Vessel by the Mortgagee or a Receiver under any of the Mortgagee’s or Receiver’s rights or powers set out in this Deed and all other amounts including claims under the Insurances received by the Mortgagee or a Receiver under the terms of this Deed unless otherwise provided in this Deed shall be applied in the following order:

First: in payment of the remuneration and expenses of the Receiver and all liabilities having priority to such costs;

Second: in payment of all amounts paid and payable and losses incurred by the Mortgagee (together with interest thereon) in connection with the exercise of any of its powers and rights under clause 5.2 (Failure to Insure), clause 7.2 (Rights of Mortgagee), clause 11 (Default and Enforcement) or otherwise;

Third: payment of the Secured Obligations and any other amounts payable by the Mortgagor under this Deed;

Fourth: in payment of the balance (if any) to the Mortgagor or to the person entitled thereto.

In the event that the proceeds are insufficient to pay the amounts specified above, the Mortgagee shall have the right to recover the balance from the Mortgagor or any other person liable to pay such balance.

18.	POWER OF ATTORNEY

18.1	Power of Attorney

The Mortgagor, by way of security and to more fully secure the performance of its obligations under this Deed, irrevocably and severally appoints the Mortgagee, any person deriving title under it and any Receiver to be its attorney for the Security Period (with power to appoint sub-attorneys) with power in its name and on its behalf and as its act and deed or otherwise to execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document or perform any act that may be required of the Mortgagor under this Deed, or may be deemed by such attorney necessary or desirable for any purpose of this Deed or to enhance or perfect the security intended to be constituted by it or to convey or transfer legal ownership of the Vessel.

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18.2	Ratification

Without prejudice to the generality of the provisions contained in clause 18.1 (Power of Attorney) the Mortgagor covenants with the Mortgagee and separately with any Receiver that, if required to do so, the Mortgagor shall ratify and confirm:

(a)	all transactions entered into by the Mortgagee and/or any Receiver in the proper exercise of its or their powers in accordance with this Deed; and

(b)

all transactions entered into by the Mortgagee and/or any Receiver in signing, sealing, delivering and otherwise perfecting any assignment, mortgage, charge, security, deed, assurance, document or act as aforesaid.

19.	DELEGATION

The Mortgagee and any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by them under this Deed. Any such delegation may be made upon terms (including power to sub-delegate) and subject to any regulations which the Mortgagee or such Receiver (as the case may be) may think fit. Neither the Mortgagee nor any Receiver will be in any way liable or responsible to the Mortgagor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

20.	INDEMNITIES

20.1	Indemnity

The Mortgagor indemnifies and agrees to keep indemnified the Mortgagee, any Receiver and any manager, agent, officer or employee for whose liability, acts or omissions the Mortgagee or any Receiver may be answerable, from and against all liabilities, costs, charges, losses and expenses suffered or incurred by them arising from or as a result of:

(a)	the exercise or the purported exercise of any powers, authorities, or discretions vested in them pursuant to this Deed and/or the Mortgage;

(b)	any matter or thing done or omitted or in any way relating to the provisions of this Deed and/or the Mortgage;

(c)	any breach by the Mortgagor of its covenants or other obligations to the Mortgagee under this Deed and/or the Mortgage;

(d)	the enforcement of the provisions of this Deed and/or the Mortgage; or

(e)	any action, claim or proceeding relating to any of the above,

except to the extent that they result from the gross negligence or wilful default of the Mortgagee, any Receiver or any such manager, agent, officer or employee.

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20.2	Indemnification of Expenses

The Mortgagor shall on first demand, pay to the Mortgagee or reimburse the Mortgagee for the following items of expenditure:

(a)	all expenses including legal and out-of-pocket expenses (on a full indemnity basis) incurred by the Mortgagee in connection with:

(i)	the preparation, negotiation and execution of this Deed and/or the Mortgage;

(ii)

the preparation and negotiation of documentation relating to any amendment or extension of this Deed and/or the Mortgage, regardless of the form such documentation takes and whether or not such documentation is acceptable to, and/or executed by, any or all parties thereto;

(iii)	the granting of any waiver, approval, consent, confirmation or release under, or in respect of, this Deed and/or the Mortgage; and

(iv)	any investigation or due diligence into the financial or other condition of the Mortgagor or into ascertaining whether or not it has complied or is complying with this Deed and/or the Mortgage,

together with interest at the default rate of interest specified in any Debt Documents from the date such expenses were incurred to the date of payment, as well after as before judgment;

(b)

an amount equal to any stamp duties, search fees, registration fees and duties payable in connection with this Deed and/or the Mortgage and any penalties with respect to, or resulting from its delay or omission to pay any such duties or fees; and

(c)	all expenses, including legal and out-of-pocket expenses on a full indemnity basis, incurred by the Mortgagee:

(i)

in contemplation of, or otherwise in connection with, the enforcement of any rights or exercise of any powers under this Deed and/or the Mortgage or in investigating any possible default or breach by the Mortgagor of this Deed and/or the Mortgage; or

(ii)

in respect of any proceedings, legal or otherwise, involving the Mortgagee in connection with this Deed and/or the Mortgage or the Vessel, whether such proceedings are brought by the Mortgagor or a third party, together with interest at the default rate of interest specified in any Debt Documents from the date such expenses were incurred to the date of payment, as well after as before judgment.

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21.	CURRENCY CLAUSES

21.1	Currency Conversion

In order to apply any sum held or received by the Mortgagee in or towards payment of the Secured Obligations, the Mortgagee may purchase an amount in another currency and the rate of exchange to be applied shall be that at which, at such time as it considers appropriate, the Mortgagee is able to effect such purchase.

21.2	Currency Indemnity

No payment to the Mortgagee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Mortgagor in respect of which it was made unless and until the Mortgagee shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency, the Mortgagor as a separate obligation shall pay to the Mortgagee the amount of such shortfall and the Mortgagee shall be entitled to enforce the security created by this Deed to recover the amount of the shortfall.

22.	WAIVER OF DEFENCES

The obligations of the Mortgagor under this Deed and the security created by this Deed will not be affected by any act, omission, matter or thing which, but for this clause, might operate to reduce, release or prejudice any of the Mortgagor’s obligations under this Deed or this security in whole or in part, including (whether or not known to the Mortgagor or the Mortgagee or any other person):

(a)	any time or waiver granted to, or composition with any other person;

(b)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or security over assets of any other person or any non-presentment or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(c)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other person;

(d)	any variation or amendment (however fundamental) or replacement of this Deed, the Mortgage, the Bond Terms, the Intercreditor Agreement or any other Debt Document or any other document or security;

(e)

any unenforceability, illegality, frustration or invalidity of any obligation of any person under this Deed, the Mortgage, the Bond Terms, the Intercreditor Agreement or any other Debt Document or any other document or security;

(f)	any insolvency, bankruptcy, winding up, liquidation or similar proceedings of the Mortgagor or any other person.

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23.	NON-COMPETITION

Until the Secured Obligations have been unconditionally and irrevocably paid in full, the Mortgagor shall not, after a claim has been made or by virtue of any payment or performance by it under this Deed:

(a)

be subrogated to any rights, security or moneys held, received or receivable by the Mortgagee or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Mortgagor’s liability under this Deed;

(b)	claim, rank, prove or vote as a creditor of any other person or their estate in competition with the Mortgagee; or

(c)	receive, claim or have the benefit of any payment, distribution or security from or on account of any other person or exercise any right of set-off as against any such person.

The Mortgagor shall hold in trust for and forthwith pay or transfer to the Mortgagee any payment or distribution or benefit of security received by it contrary to this Deed.

24.	MISCELLANEOUS

24.1	Potentially Avoided Payments

If the Mortgagee considers in good faith that any amount received in payment or purported payment of the Secured Obligations is capable of being avoided or reduced by virtue of any insolvency, bankruptcy, liquidation, winding up or other similar laws, the liability of the Mortgagor under this Deed and the security created by this Deed and the Mortgage shall continue and such amount shall not be considered to have been irrevocably paid.

24.2	Avoidance of Payments

Where any release, discharge or other arrangement in respect of any Secured Obligations or any security the Mortgagee may hold for such Secured Obligations is given or made in reliance on any payment or other disposition which is avoided or must be repaid in an insolvency, liquidation, winding up or otherwise, and whether or not the Mortgagee has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid, this Deed and the security created by this Deed shall continue as if such release, discharge or other arrangement had not been given or made.

24.3	Further Assurance

The Mortgagor shall at its own expense from time to time execute all such deeds and documents and do all such acts and things as the Mortgagee may require or consider desirable for the purpose of protecting, enforcing or perfecting the security intended to be created by this Deed and the Mortgage or facilitating the realisation of the Vessel or any part thereof or exercising any powers, authorities and discretions vested in the Mortgagee, any Receiver, its agents or delegates.

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24.4	Amendment and Variation

Neither the Mortgage nor this Deed may be released, discharged, supplemented, interpreted, amended, varied or modified in any manner except by an instrument in writing signed by a duly authorised officer or representative of the Mortgagee.

24.5	Waivers and Releases

No delay or failure by the Mortgagee to exercise any of its powers, rights or remedies under this Deed and/or the Mortgage will operate as a waiver of them nor will any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. Any waiver, to be effective, must be in writing.

24.6	Severability

If at any time any provision of this Deed or the Mortgage is or becomes illegal, invalid or unenforceable in any respect or any security created by this Deed or the Mortgage is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)

the legality, validity or enforceability of the remaining provisions of this Deed or the Mortgage or the effectiveness in any other respect of the security created by this Deed or the Mortgage under such law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of the security created by this Deed or the Mortgage under the law of any other jurisdiction.

24.7	Cumulative Remedies

Every power and remedy given to the Mortgagee under this Deed shall be cumulative and not alternative and in addition to and not exclusive of any other power or remedy given to the Mortgagee either by this Deed or by law or under the Mortgage or any other Debt Documents and all such powers and remedies may be exercised whenever and as often as the Mortgagee may deem expedient.

24.8	Immediate Recourse

The Mortgagor waives any rights it may have of first requiring the Mortgagee to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Mortgagor under this Deed. This waiver applies irrespective of any law or any provision of the Mortgage, the Bond Terms, the Intercreditor Agreement or any other Debt Document to the contrary.

24.9	Contracts (Rights of Third Parties) Act 2001

(a)

Save in respect of any rights created in favour of a Receiver appointed under this Deed, this Deed does not create any right enforceable by any person who is not a party to it (Third Party) under the Contracts (Rights of Third Parties) Act 2001, but this clause 24.9 (Contracts (Rights of Third Parties) Act 2001) does not affect any right or remedy of a Third Party which exists or is available apart from that Act.

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(b)

Notwithstanding any term of this Deed, the consent of any person who is not a party to this Deed is not required for any variation (including any rescission or variation of any rights that such a person may have to enforce any provisions of this Deed) or termination of this Deed.

24.10	Consents

Save as otherwise expressly specified in this Deed, any consent of the Mortgagee may be given absolutely or on any terms and subject to any conditions as the Mortgagee may determine in its entire discretion.

24.11	Granting of Time

The granting of time by the Mortgagee or compounding with any other person or company liable to the Mortgagee under any other Debt Document shall not in any way affect the Mortgagee’s rights and powers against the Mortgagor or the Vessel under the Mortgage and this Deed.

24.12	Counterparts

This Deed may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. Any party to this Deed may enter into this Deed by executing any such counterpart.

24.13	Release of Security

After the end of the Security Period, the Mortgagee shall, at the request and cost of the Mortgagor, execute all such documents and do all such other things as may be required to release the security created by this Deed.

24.14	Trust

The Mortgagee shall hold the benefit of the covenants, undertakings and security given and created by the Mortgagor in this Deed upon trust in accordance with the terms of the Intercreditor Agreement.

25.	ASSIGNMENT

25.1	Assignment

This Deed shall bind the Mortgagee and the Mortgagor and their respective successors and permitted assigns.

25.2	The Mortgagor’s Rights

The Mortgagor may not assign or transfer all or any part of its rights, powers or obligations under this Deed.

25.3	The Mortgagee’s Rights

The Mortgagee, without the consent of the Mortgagor, may transfer the Mortgage and assign, transfer or sub-participate its rights, powers and obligations under this Deed to any assignee, transferee or sub-participant of its rights under the Debt Documents and for this purpose the Mortgagee may give to any potential assignee, transferee or sub-participant any information about the Mortgagor, the Vessel, the Mortgage and this Deed which the Mortgagee considers appropriate.

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26.	NOTICES

The provisions of clause 22 (Notices) of the Intercreditor Agreement shall (mutatis mutandis) apply to this Deed as if they were set out in full.

27.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with Isle of Man law.

28.	JURISDICTION

28.1	Courts of the Isle of Man

The Mortgagor agrees that the courts of the Isle of Man shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Deed (respectively Proceedings and Disputes) and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

28.2	Appropriate Forum

The Mortgagor irrevocably waives any objection which it may have now or hereafter have to Proceedings being brought or Disputes being settled in the courts of the Isle of Man and agrees not to claim that any such court is not a convenient or appropriate forum.

28.3	Proceedings in Other Jurisdictions

Nothing contained in this clause shall (and shall not be construed so as to) limit the right of the Mortgagee to take Proceedings against the Mortgagor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

28.4	General Consent

The Mortgagor consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

28.5	Waiver of Immunity

To the extent that the Mortgagor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), the Mortgagor irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

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28.6	Appointment of Process Agent

Without prejudice to any other mode of service under any relevant law, the Mortgagor irrevocably appoints Ocorian Trust (Isle of Man) Limited of 33-37 Athol Street, Douglas, Isle of Man, IM1 1LB as its process agent to receive and to acknowledge on its behalf service of any proceedings in the Isle of Man. If for any reason the agent named above (or its successor) no longer serves as agent of the Mortgagor for this purpose, the Mortgagor shall promptly appoint a successor agent (satisfactory to the Mortgagee) and notify the Mortgagee thereof, provided that until the Mortgagee receives such notification, the Mortgagee shall be entitled to treat the agent named above (or its said successor) as the agent of the Mortgagor for the purposes of this clause. The Mortgagor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in the Isle of Man whether or not such agent gives notice thereof to the Mortgagor.

IN WITNESS WHEREOF the Parties have duly executed this Deed on the date stated at the beginning of it.

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SIGNATORIES

SIGNED as a deed and DELIVERED by Tidewater Marine Fleet, L.L.C.	) ) )	__________________________
in the presence of: _____________________________	) )
Witness signature
Name:
Address:
Occupation:

SIGNED as a deed and DELIVERED by Nordic Trustee AS Acting by [•]	) ) )	__________________________
Its duly authorised attorney pursuant to a power of attorney dated [•] 2021 in the presence of: _____________________________	) )	Attorney
Witness signature
Name:
Address:
Occupation:

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Exhibit D-4

Form of Mexican Mortgage

ACKNOWLEDGMENT OF CREDIT AND

FIRST PREFERRED MEXICAN SHIP MORTGAGE

FROM

TIDEWATER MARINE FLEET, L.L.C.

As “Mortgagor”

in favor of

NORDIC TRUSTEE AS

as the “Mortgagee”

over the vessel “Felton Tide” of the Mortgagor and which is more fully described in Exhibit “A” to this document

This FIRST PREFERRED MEXICAN SHIP MORTGAGE (hereinafter called the “Mortgage”) dated as of the 16 of November, 2021, is made by Tidewater Marine Fleet, L.L.C., a corporation organized under the laws of Louisiana, United States of America, with its registered office at 8550 United Plaza Building II, Suite 305, Baton Rouge, Louisiana 70809, United States of America, (hereinafter called the “Mortgagor”) in favor of Nordic Trustee AS, a corporation organized under the laws of Norway, with its registered office at Kronprinsesse Märthas plass 1, 0160, Oslo, Norway (hereinafter called the “Mortgagee”).

The legal representative of the Mortgagor represents and warrants that:

(a)    The power and authorities under which the legal representative appears and acts in this instrument, in the name and on behalf of the Mortgagor, are set forth and evidenced with the Public Deed number 29,908 granted in Mexico City the 4th of November of 2021, before the Notary Public number 231 Mr. Antonio Andere Pérez Moreno.

(b)    The Mortgagor is the sole owner of the vessel described in Exhibit “A”of this Mortgage (hereinafter referred to individualy as the “Vessel”), which is duly documented in the name of the Mortgagor under and pursuant to the laws of Mexico.

(c)    The Mortgagor, as Lessor, has entered into a financial lease agreement, with purchase option over the Vessel, with the Mexican company Tidewater de México, S. de R.L. de C.V., as lessee (the “Lessee”), dated May 16th, 2017 (the “FLA”), under which the Lessee has flagged and registered the Vessel Mexican (under its legal possession) at the Registro Público Marítimo Nacional in Mexico, on August 1st, 2017, and under the maritime folio 0018-TA-17.

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(d)    The Mortgagor lawfully owns the Vessel free from recorded liens of encumbrances of whatsoever kind or nature.

(e)    Bond Terms dated as of November 15, 2021, were executed by and between Tidewater Inc., as issuer (the “Issuer”) and the Mortgagee (Nordic Trustee AS), as bond trustee for the Senior Secured Bondholders (as defined therein) (hereinafter the “Bond Terms”), a copy of which is attached hereto as Exhibit “B”.

(f)    The credit facility agreement dated as of November 16, 2021, entered into by and among, inter alia (i) Tidewater Inc., as borrower, (ii) the financial institutions listed in Schedule 1 thereto, as lenders, (iii) DNB Bank ASA, New York Branch, as facility agent, and (iv) the Mortgagee (Nordic Trustee AS), as security trustee; (hereinafter the “RCF Agreement”), a copy of which is attached hereto as Exhibit “C”.

(g)    This Mortgage is granted as security of the Mortgagor’s obligations under the Debt Documents (as defined in an Intercreditor Agreement dated 16 November, 2021, by and among inter alias, the Mortgagor, the Mortgagee, Tidewater Inc., and DNB Bank ASA, New York Branch (hereinafter the “Intercreditor Agreement”). The total value of the amounts guaranted by the Mortgagor in this mortage is of US$280,000,000 (Two hundred and eighty million dollars) (the “Secured Amounts”). Consequently, this Mortgage serves to guarantee the Secured Amounts. This Mortgage shall remain valid and enforceable until the Secured Amounts are paid in full by the Mortgagor to the Mortgagee. A copy of the Intercreditor Agreement evidencing the Secured Amounts is attached hereto as Exhibit “D”.

In view of the foregoing the Mortgagor hereby grants the following:

CLAUSES

FIRST:         The Mortgagor expressly acknowledges that he owes the Secured Amounts to the Mortgagee under the Debt Documents (as defined in the Intercreditor Agreement), and that such Secured Amounts are guaranteed through this Mortgage in favor of the Mortgagee.

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In order to secure the prompt and complete payment of the Secured Amounts by the Mortgagor to the Mortgagee, as well as the Mortgagor’s observance and performance of each and all of the obligations under this Mortgage, including, without limitation, all fees, expenses and taxes reimbursable hereunder and the amounts payable to the Mortgagee hereunder (hereinafter all of them referred to as “the Obligations”) the Mortgagor hereby executes, makes and delivers a First Preferred Mexican Ship Mortgage to secure the prompt and punctual payment of the Obligations (hereinafter referred to as “the Mortgage”) in favor of the Mortgagee, on the Vessel owned by the Mortgagor as described in Exhbit “A” of this Mortgage, which description is to be construed as if herein reproduced ad verbatim.

This Mortgage includes all of the Vessel’s equipment, riggings, all machinery, instruments, anchors, chains, life boats, fuel and lubricants and, in general, all other appurtenances used for the navigation of the Vessel and all additions, improvements and replacements made in respect of the Vessel after the date hereof, as well as all freights and any insurance proceeds of the Vessel.

The Mortgage will be and shall remain in full force and effect from the date of its execution and delivery, and until the Mortgagor has performed and/or discharged each and all of the Obligations.

This Mortgage is granted in terms of i) Article 92 of the Law of General Communications Ways of the United Mexican States, ii) Articles 1, 17 paragraph II, 101, 102, 103, 104, 105 and 106 of the Navigation and Maritime Commerce Law of the United Mexican States, and iii) Article 2893 of the Federal Civil Code and its correlatives in the other states of the United Mexican States.

SECOND:         This Mortgage secures the prompt and punctual payment of the Obligations including the prompt and punctual payment of all interest accrued during the full term thereof, even in excess of three years, in accordance with the provisions of Article 2915 of the Federal Civil Code of the United Mexican States and Article 103 of the Navigation and Maritime Commerce Law, which stipulation must be duly informed upon registration of this Mortgage before the Registro Público Marítimo Nacional. This Mortgage will remain in full force and effect pursuant to such registration as long as any of the Obligations remain outstanding.

In accordance with Article 2911 of the Federal Civil Code, this Maritime Mortgage shall subsist in its entirety, even if the Obligations are reduced.

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Except for the lien of this Mortgage in favor of the Mortgagee and Permitted Security (as defined in the Bond Terms), the Mortgagor will not create or permit to be created, or otherwise any additional lien, encumbrance or charge on the Vessel or any income therefrom having equality with, priority to or preference over the lien of this Mortgage. The Mortgagor agrees that this Mortgage shall always be maintained as a Preferred Mexican Ship Mortgage and free of the privileged claims enumerated in Article 91 of the Navigation and Maritime Commerce Law and will remain in full force and effect in the same terms and condition hereof until each and all of the Obligations have paid in full.

THIRD:         The Mortgagor shall pay all costs and expenses required to obtain, extend, renew and maintain all licenses, permits, authorizations or registrations required by any authority for the exploitation, operation or use of the Vessel. In the event that the Mortgagee shall pay any of such costs or expenses, the Mortgagee shall have the right to demand reimbursement thereof from the Mortgagor, who shall therefore be obligated to reimburse any such amount to the Mortgagee; provided that in the event the Mortgagor fails to pay any such costs or expenses, such amounts shall become part of the Obligations and be subject to the terms of this Mortgage.

FOURTH:         The Mortgagor shall, at its sole cost and expense, maintain and keep the Vessel and their equipment seaworthy and in the good order and condition. The Mortgagor shall at all reasonable times allow to the Mortgagee, or its authorized representatives, upon prior written request, full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers, and at the request of the Mortgagee, the Mortgagor will deliver to the Mortgagee for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not. It is agreed that neither Mortgagor, its underwriters, nor Master, the officers or crew of the Vessel shall have any liability or responsibility of any kind whatsoever for any loss of or damage to any property of the Mortgagee or any injury or illness or death of any person appointed by the Mortgagee to perform the aforementioned inspections, howsoever or by whomsoever caused, whether through the unseaworthiness of the inspected Vessel or otherwise, and the Mortgagee agrees to protect, hold harmless, defend and indemnify the Mortgagor, its underwriters, the Master, officers and crew of the inspected Vessel from and against any and all costs, claims suits, liabilities or expenses due to or arising only in connection with any such loss, damage, injury, illness or death of the person or people appointed by the Mortgagee to perform the inspection, except for those losses, damages, injuries, illnesses or deaths of people appointed by the Mortgagee to perform the inspection, derived from the negligence of the Mortgagor, the Master, officers and crew of the Vessel.

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FIFTH:         During the term of this agreement the Mortgagor will maintain the insurances with respect to the Vessel, as set forth in Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, and to comply with Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement, which Section 13.19(c) of the Bond Terms and Section 9.1(g) of the RCF Agreement are expressly incorporated into this Mortgage with any necessary modifications.

SIXTH:         The Mortgagor will not cause or permit the Vessel to be operated in any manner contrary to applicable law and the Mortgagor will not engage in any unlawful trade or violate any applicable law or carry any cargo that will expose the Vessel to penalty, forfeiture, or capture and will not do, or suffer or permit to be done, anything which can or may adversely affect the registration of the Vessel under the laws and regulations of the United Mexican States and will at all times maintain the Vessel fully and dully documented thereunder.

SEVENTH.         Neither the Mortgagor, nor any charterer, lessee, nor the Master of the Vessel, nor any other person has or shall have any right, power or authority to create, incur or to permit to be placed or imposed upon the Vessel, its freight, profits or hire, any lien whatsoever other than this Mortgage.

EIGHTH.         The Mortgagor will place and at all times will maintain a properly certified copy of this Mortgage on board the Vessel together with a Spanish translation thereof its log and papers and will cause such certified copy and such papers to be exhibited or any and all persons having business therewith which might give rise to any lien thereon and to any representative of Mortgagee; and will place and keep prominently displayed in the chart room and in the Master’s cabin of the Vessel a framed printed notice large enough to cover a space 6 inches by 9 inches, in English and Spanish, and in plain type reading as follows:

“NOTICE OF MORTGAGE”

“This Vessel is covered by a Preferred Mexican Mortgage to Nordic Trustee AS, under the laws of the United Mexican States. Under the terms of said Mortgage, neither the owner nor any charterer, nor the Master of this Vessel, nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any further lien whatsoever other than for crew’s wages and salvage.”

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NINTH.         If the Vessel is libeled, arrested, attached or taken into custody by virtue of any legal proceeding in any court of any country, the Mortgagor will, unless promptly released or unless such arrest, attachment or taking into custody is being contested in good faith and by appropriate proceedings or other acts, reasonably soon notify the Mortgagee thereof by email, confirmed by letter to Nordic Trustee AS, Kronprinsesse Märthas plass 1, 0160, Oslo, Norway, email: mail@nordictrustee.com, telephone number: 22 87 94 00, for the attention of: Corporate Bond & Loan Transactions, and within forty-five (45) Business Days will cause the Vessel to be released at its own expenses and all liens thereon (other than the lien of this Mortgage) to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid. It is expressly agreed that if at any time the Mortgagee shall make any disbursement in order to discharge any such libel, arrest, attachment or taking into custody, the Mortgagee shall have the right to immediately demand reimbursement thereof from the Mortgagor plus interests thereon at a rate according to the applicable law, computed as of the date on which any such disbursement shall have been made up to and including the date on which such disbursement is reimbursed to the Mortgagee; provided that in the event the Mortgagor fails to make any such payment to the Mortgagee, such amounts shall become part of the Obligations and be subject to the terms of this Mortgage.

TENTH:         (a) The Mortgagor will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved the Vessel (i) in good running order and repair, so that the Vessel shall be, insofar as due diligence can make it so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and (ii) in at least as good condition, ordinary wear and tear expected and will keep the Vessel, or cause it to be kept, in such condition as will entitle it to the highest classification and rating for vessel of the same age and type in the Lloyd’s Register or other classification society of like standing approved by the Mortgagee, and annually will furnish to the Mortgagee certificate by such classification society that such classification is maintained.

(b)    The Vessel shall be subject to and the Mortgagor covenants that it will comply with at all times, all applicable laws of the United Mexican States, treaties, and conventions and rules and regulations issued thereunder, and all laws, rules and regulations that at any time for any reason shall be applicable to the Vessel.

(c)    The Mortgagor will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel, change in its rig, without first receiving the written approval thereof by the Mortgagee.

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(d)    The Mortgagor will not transfer or change or permit to be transferred or changed, the flag or port of registration of the Vessel without first receiving the written approval thereof by the Mortgagee and such written consent of any transfer or change of flag or port of registration shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of registration.

(e)    Except for the provisions and obligations acquired by the Mortgagor under the FLA to which the Mortgagee is duly aware, the Mortgagor shall not sell, bareboat charter, or transfer the Vessel without the written consent of the Mortgagee and any such written consent to any sale, bareboat charter, or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, bareboat charter or transfer; and any such sale, bareboat charter, or transfer of the Vessel shall be subject to the provisions of the Mortgage and the lien hereof.

(f)    The Mortgagor shall notify reasonably soon to the Mortgagee forthwith by letter or, in case of urgency, by email of:

(i)    Any accident to any of the Vessel involving repairs the cost whereof will or is likely to exceed one million United States Dollars (US$1,000,000.00); and

(ii)    Any occurrence in consequence, whereof the Vessel has become or is likely to become a total loss; and

ELEVENTH:                  The Mortgagor will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel or on any income therefrom.

TWELFTH:                  If any Event of Default (as defined in the Intercreditor Agreement) shall occur and be continuing, then and in each and every such case, the Mortgagee, shall have the right to:

(i)    Exercise all of the rights and remedies in foreclosure and others given to Mortgagees by the provisions of applicable law, including but not limited to, the provisions of the laws of the United Mexican States;

(ii)    Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due under the Obligations hereby secured.

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(iii)    Pursuant to a power of attorney granted by the Mortgagor to the Mortgagee on the date hereof (hereinafter the “Power of Attorney”), take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Mortgagor or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all others sums due or to become due in respect to the Vessel or in respect of any insurance thereon from any person whomsoever and apply such proceeds in accordance with the provisions of Section Twenty-first hereof, accounting only for the net profits, if any arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by Court proceedings or pursuant to Subsection (iv) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel at any dock, pier or other premises of the Mortgagor without charge, or to dock her at any other place at the cost and expense of the Mortgagor.

(iv)    Pursuant to the Power of Attorney take and enter into possession of the Vessel, at any time wherever the same may be without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell such Vessel (and apply the proceeds of such sale in accordance with the provisions of Section Twenty-first hereof), at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable, free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale with a general description of the property in following manner:

(1)    By publishing such notice for 10 consecutive days in a daily newspaper of general circulation published in Tampico, Tamaulipas, Mexico and in Mexico City, Federal District of the United Mexican States.

(2)    If the place of sale shall not be Tampico or the City of Mexico, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale;

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(3)    By mailing a similar notice to the Mortgagor at its last known address on the day of first publication. The Mortgagor hereby ratifies and confirms the validity and enforceability of the Power of Attorney.

(v)    The Mortgagor hereby declares (i) that all costs, fees, taxes, duties and expenses whatsoever incurred in performing any of the acts, deeds, matters and things under this Mortgage and the Power of Attorney shall be deemed to have been properly incurred and shall on demand be repaid by the Mortgagor with interest at such rate as the Mortgagee shall in its absolute discretion deem fit; and (ii) that all acts, deeds, matters, things, agreements, instruments, assurances and documents executed and done by the Mortgagee or any of its authorised officers or attorney, delegate, agent or servant or person nominated by the Mortgagee by virtue of the authorities and powers conferred under this Mortgage and the Power of Attorney shall be as good, valid and effectual to all intents and purposes whatsoever as if the same had been duly and properly given, made, executed or done by the Mortgagor and the Mortgagor hereby undertakes to ratify and confirm each and every one of them. The Mortgagee shall not be liable to the Mortgagor for any loss suffered by the Mortgagor as a result of the exercise by the Mortgagee of its powers under this Mortgage or the Power of Attorney.

THIRTEENTH:         Any sale of the Vessel made in pursuance of the terms hereunder agreed by the parties, whether under the Power of Attorney or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all people claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of sale, or as to the applications of the proceeds thereof. In case of any such sale, the Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchase, to use and apply the Obligations hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale with respect to the Obligations hereby secured after allowing for the costs and expenses of sale, the amounts payable to the Mortgagee and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited with respect to the Obligations hereby secured. At any such sale, the Mortgagee may, bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability.

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FOURTEENTH:         In the event of any sale of the Vessel, under any power herein or pursuant to the Power of Attorney, the Mortgagee is hereby vested with full power and authority to make in the name and on behalf of the Mortgagor, a conveyance of the title to the Vessel so sold, and the Mortgagor will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

FIFTEENTH:         Pursuant to the rights established hereunder and pursuant to the Power of Attorney the Mortgagee is hereby appointed attorney-in-fact to the Mortgagor upon the happening of any Event of Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight hire earnings, issues, revenues income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average, or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and apply such process in accordance with the provisions of Section Twenty-first hereof and to make, give and execute in the name of the Mortgagor acquaintances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

SIXTEENTH:         Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense deliver to the Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

SEVENTEENTH:         Pursuant to the rights set forth herein and under the Power of Attorney, the Mortgagor authorizes and empowers the Mortgagee or their appointees or any of them to appear in the name of the Mortgagor, its successors and assigns, in any Court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein. The authority and power hereby granted and the Power of Attorney conferred upon the Mortgagee or its appointees does not preclude the right and power of the Mortgagor to sue in its own time or to enter into agreements with third parties with respect to the Vessel, subject always to the restrictions imposed by this Mortgage.

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EIGHTEENTH.         The Mortgagor covenants that upon the happening of any one or more of the Events of Default, then upon written demand of the Mortgagee, the Mortgagor will pay a sum equal to the Obligations hereby secured; and in case the Mortgagor shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee’s agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder. All moneys collected by the Mortgagee under this Section shall be applied by the Mortgagee in accordance to Section Twenty-first.

NINETEENTH:         Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given of otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercised or the beginning of the exercise of any power and shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise right or power in the pursuance of any remedy accruing upon any Event of Default as defined herein shall impair any such right, power or remedy or be construed to be a waiver if any such Event of Default or to be acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of Obligations hereby secured after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage to any future Event of Default or any past Event of Default not completely cure thereby.

TWENTIETH:         (a)         If at any time after an Event of Default and prior to the sale of the Vessel by the Mortgagee or prior to completion of any foreclosure proceeding the Mortgagor offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the rate defined under the applicable law, the Mortgagee shall accept such offer and payment and restore the Mortgagor to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon. This Section shall not be deemed to impair or restrict the right of redemption which the Mortgagor may have under statute or by order or decree of a court of law.

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(b)    At any time after any Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to completion of any foreclosure proceedings, the Mortgagor may pay the total Obligations hereby secured including any interest accrued thereon to the date of such payment and pay all expenses incurred by the Mortgagee in connection with such Event of Default and thereby fulfill all of the Mortgagor’s obligations under this Mortgage. The Mortgagor’s right to so redeem the Vessel shall be exercised in a timely manner so as to permit the actual payment of the Obligations hereby secured prior to the sale or foreclosure of the Vessel as proposed or initiated by the Mortgagee.

TWENTY-FIRST:         The proceeds of any sale of the Vessel received by the Mortgagee and the net earnings of any charter operation or other use of the Vessel received by the Mortgagee under any of powers herein specified and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

1st:         To the payment of any and all maritime privileged claims enumerated in Article 91 of the Navigation and Maritime Commerce Law of the United Mexican States, if any;

2nd:         To the payment of all expenses and charges, including the expenses of any sale, the expenses of any retaking, attorney’s fees, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of their rights or the pursuance of its remedies hereunder;

3rd:         To the payment of any amounts due and owing under this Mortgage to the Mortgagee;

4th :         To the payment of any surplus thereafter remaining to the Mortgagor or to whomever a court of competent jurisdiction may otherwise direct.

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TWENTY-SECOND:         Until one or more of the Events of Default hereinabove described shall happen, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of any of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of any of the Vessel, first or simultaneously replacing, altering or disposing of the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains tackle, apparel, furniture, fittings or equipment or any other appurtenances of substantially equal value to the Mortgagor, which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.

TWENTY-THIRD:                  In the event that the Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage, and notwithstanding the applicable provisions of the General Law of Communications, the Navigation and Maritime Commerce Law and any other applicable law or regulation in effect in the United Mexican States, the Mortgagor agrees as follows:

(a)    The Mortgagee or any other plaintiff or depositee appointed by the Mortgagee or any other plaintiff, shall forthwith take possession of the Vessel or the attached properties without establishing a bond.

(b)    The Mortgagor hereby waives the right to the judicial depositee or trustee of the Vessel or of the attached properties.

(c)    That the minimum price to be requested during public sale of the Vessel during the foreclosure procedure shall be the outstanding amount of the Secured Amounts at the time of the public sale.

TWENTY-FORTH:                  The Mortgagee shall not be liable or answerable for any involuntary of incidental losses or damage which may happen or arise in or about the exercise or execution of its powers as Mortgagee, other than for its gross negligence or willful misconduct.

TWENTY-FIFTH:         All of the covenants, promises, stipulations and agreements of the Mortgagor contained in this Mortgage shall bind the Mortgagor and its successors and assigns and shall injure to the benefit of the Mortgagee and their successors and assigns in the event of any assignment of this Mortgage the term “the Mortgagee”, is used in this Mortgage, shall be deemed to mean any such assignee.

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TWENTY-SIXTH:         For everything related to this Mortgage, the parties designate the following domiciles:

THE MORTGAGEE:

Kronprinsesse Märthas plass 1, 0160, Oslo, Norway,

Tel: 22 87 94 00

Email: mail@nordictrustee.no

THE MORTGAGOR:

8550 United Plaza Building II, Suite 305, Baton Rouge, Louisiana 70809, United States of America.

Tel: 713 470 53 00

Attention: Mr. Daniel Hudson

Email: dhudson@tdw.com

Copy to: Clyde & Co México /Garza Tello & Asociados, S.C.

Address: Camino Santa Teresa 187-C 4th floor, Mexico, Mexico City 14010

Facsimile transmission number: 52 55 54 24 84 60

For the attention of: Enrique Garza

Emails: egarza@garzatello.com.mx

TWENTY-SEVENTH:         This Mortgage agreement is executed in the English and Spanish languages. The Mortgagor hereby confirms that in order to comply with Mexican law requirements and for registration purposes this Mortgage will be translated into Spanish language and executed before a Mexican Notary Public. It is agreed that in case of doubt regarding the adequate interpretation of the provisions herein, as well as for any controversy between the two texts, the one executed in English language shall prevail.

TWENTY-EIGHTH:         (a)         If any provision of this Mortgage should be deemed invalid, in whole or in part, or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage, without affecting the remaining provisions, which shall remain in full force and effect.

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(b)         Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the agreed preferred status of this Mortgage and that, if any provision of this Mortgage or portion thereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

(c)         Neither this Mortgage, nor any terms hereof may be amended, supplemented, modified or waived except and only by an instrument in writing signed by the Mortgagee and by the Mortgagor.

TWENTY-NINETH: This Mortgage shall be governed by and construed in accordance with the federal laws of the United Mexican States. In respect of any validity, interpretation, compliance and enforceability of this Mortgage, the Mortgagor and the Mortgagee agree to submit to the jurisdiction of the competent federal courts of Mexico City, expressly and irrevocably waiving any other jurisdiction that by reason of its present or future domicile or otherwise it may have right to.

The Mortgagor hereby irrevocably appoints the following address: C/O Tidewater de México, S. de R.L. de C.V., Av. Cumbres de Acultzingo 26 103 Narvarte, Mexico City, 03020, Mexico as the domicile to be used for any service of process, notice or notification to be made to the Mortgagor under the terms of this Mortgage and this clause twenty-nineth.

This Mortgage is granted this 16 day of November 2021, in the Mexico City, United Mexican States.

Mortgagor: Tidewater Marine Fleet, L.L.C.

BY: Mariana Ramirez Garcia

_________________________________________

TITLE: ATTORNEY IN FACT

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Exhibit E

Form of Charter Assignment

Exhibit F

Form of Insurances Assignment

Exhibit G

Form of Guaranty

Exhibit H

Form of Guarantor Share Pledge

Exhibit I

Form of Disposal Account Pledge

Exhibit J

Form of Assignment and Assumption Agreement

Exhibit K

Form of Restricted Non-US Group Share Pledge

Exhibit L

Form of Intra-Group Debt Assignment